UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant    ☐

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☑	Definitive Proxy Statement

☐	Definitive Additional Materials.

☐	Soliciting Material Pursuant to Section 240.14a-12

AGL RESOURCES INC.

(Name of Registrant as Specified in Its Charter)

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JOHN W. SOMERHALDER II

President and Chief Executive Officer

March 19, 2007

To Our Shareholders:

On behalf of the board of directors, I am pleased to invite you to attend AGL Resources’ 2007 annual meeting of shareholders to be held on Wednesday, May 2, 2007, at our corporate headquarters at Ten Peachtree Place, Atlanta, Georgia. The meeting will start at 10:00 a.m., Eastern time. A map with directions is enclosed. Please note that you will need to present an admission ticket and picture identification in order to attend the meeting in person. Please see page 6 of the attached proxy statement for more information about attending the meeting in person.

The following items of business will be considered at the annual meeting of shareholders:

•	the election of six directors;

•	the approval of the 2007 Omnibus Performance Incentive Plan;

•	the ratification of the appointment of our independent registered public accounting firm; and

•	such other business as may properly come before the meeting.

During the meeting, we will discuss our efforts and achievements in 2006. We will also update shareholders on our business plans for 2007. Our directors, officers and other employees will be available to answer any questions you may have.

Your vote is very important to us. Regardless of the number of shares you own, please vote. You can vote by telephone (using the toll-free number on your proxy or vote instruction card), internet (using the address provided on your proxy or vote instruction card), or paper proxy or vote instruction card. Please see page 3 of the attached proxy statement or your enclosed proxy or vote instruction card for more detailed information about the various options for voting your shares.

Thank you for your ongoing ownership and support. We hope to see you at our annual meeting.

Sincerely,

John W. Somerhalder II

A copy of our combined 2006 annual report and Form 10-K for 2006 is being mailed with this proxy statement. You may receive a stand-alone copy of our 2006 Form 10-K free of charge upon written request directed to:

AGL Resources Inc. Investor Relations

P.O. Box 4569, Location 1071

Atlanta, Georgia 30302-4569

Our 2006 annual report and Form 10-K also may be accessed on our web site at www.aglresources.com or through our toll-free interactive shareholder information line at:

(877) ATG-NYSE ((877) 284-6973)

Ten Peachtree Place

Atlanta, Georgia 30309

NOTICE OF 2007 ANNUAL MEETING OF SHAREHOLDERS

Time and Date:	10:00 a.m., Eastern time, Wednesday, May 2, 2007

Place:	Ten Peachtree Place, Atlanta, Georgia

Items of Business:

—     Elect six directors, one to serve until the 2009 annual meeting and five to serve until the 2010 annual meeting.

—     Approve the adoption of the 2007 Omnibus Performance Incentive Plan.

—     Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2007.

—     Transact such other business as may properly come before the annual meeting or any adjournments.

Who May Vote:	You can vote if you owned shares of our common stock at the close of business on February 23, 2007 (the record date).

Proxy Voting:	Your vote is important. Please vote in one of these ways:

—     use the toll-free telephone number shown on the enclosed proxy or vote instruction card;

—     visit the web site listed on your proxy or vote instruction card; or

—     mark, sign, date and promptly return the enclosed proxy or vote instruction card in the enclosed postage-paid envelope.

Proxy Statement:	A copy of our proxy statement for the annual meeting, which contains information that is relevant to the proposals to be voted on at the annual meeting, is attached.

Annual Report:	A copy of our 2006 annual report, which contains financial and other information about our business, is enclosed.

Date of Mailing:	This notice and the accompanying proxy statement, together with the 2006 annual report, are first being mailed to shareholders on or about March 19, 2007.

By Order of the Board of Directors,

Myra C. Bierria Corporate Secretary

PROXY STATEMENT

ABOUT THE ANNUAL MEETING

Who is soliciting my proxy?

The board of directors of AGL Resources is providing you these proxy materials in connection with the solicitation of proxies to be voted at our 2007 annual meeting of shareholders and at any postponement or adjournment of the annual meeting. The proxies will be voted in accordance with your instructions by John W. Somerhalder II, our president and chief executive officer; Paul R. Shlanta, our executive vice president, general counsel and chief ethics and compliance officer; and Andrew W. Evans, our executive vice president and chief financial officer, or any of them. If your shares are held in our Retirement Savings Plus Plan (our 401(k) plan, which we refer to as the RSP Plan), your proxy will be voted by Merrill Lynch Bank & Trust Co., FSB, which is the trustee for the RSP Plan, in accordance with the discretionary instructions of the Administrative Committee of the RSP Plan.

What will I be voting on?

You will be voting on:

•	Proposal 1—the election of six directors, one of whom will serve until the 2009 annual meeting and five of whom will serve until the 2010 annual meeting;

•	Proposal 2—the approval of the adoption of the 2007 Omnibus Performance Incentive Plan;

•	Proposal 3—the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2007; and

•	such other business as may properly come before the annual meeting or any adjournments.

How does the board recommend I vote on the proposals?

The board of directors recommends you vote “FOR” each of the three proposals listed above.

How do I vote?

Most of our shareholders have three options for submitting their votes:

•	By telephone,

•	Via the internet, or

•	By mail.

If your AGL Resources shares are held in your name by Computershare Trust Company, N.A., our transfer agent (meaning you are a “shareholder of record”), please follow the instructions on your proxy card.

If your AGL Resources shares are held through a brokerage firm or bank (that is, in “street name”), your ability to vote by telephone or over the internet depends on the voting process of your brokerage firm or bank. Please follow the directions on your vote instruction card.

Regardless of whether your AGL Resources shares are held by Computershare or in street name, you can attend the meeting and vote your shares in person. Please note that if your shares are held in street name and you want to vote in person, you must obtain a vote instruction card from your street name nominee and bring it to the meeting.

Even if you plan to attend the meeting, we encourage you to vote your shares by telephone, internet or mail to simplify the voting process at the meeting.

How do I vote if my shares are held in the AGL Resources 401(k) plan?

If your AGL Resources shares are held in the RSP Plan, only the trustee of the plan can vote your plan shares even if you attend the annual meeting in person. The plan trustee will vote your shares in accordance with your telephone, internet or written proxy vote. Please follow the instructions on your proxy card.

Can I revoke my proxy?

Yes. You may revoke your proxy or vote instructions at any time before the annual meeting by voting again by telephone or via the internet or by timely signing and returning another proxy or vote instruction card with a later date. Additionally, if you are a shareholder of record or if you are a street name holder who has obtained a vote instruction card from your street name nominee, and you decide to attend the meeting and vote in person, you can request that any proxy or vote instruction card that you previously submitted not be used.

What if I don’t specify my choices when returning my proxy or vote instruction card?

If you return a signed and dated proxy or vote instruction card without indicating your vote, your shares will be voted “FOR” each of the three proposals specified in the notice of the meeting (except with respect to “broker non-votes” as described below) and in the discretion of the proxies on any other matter that may properly come before the meeting.

If you hold AGL Resources shares through the RSP Plan and you return the proxy card but do not properly sign or date it or specify how you want your plan shares voted, the plan trustee, upon instruction from the Administrative Committee of the RSP Plan, will vote your plan shares “FOR” each of the three proposals specified in the notice of the meeting and as instructed by the Administrative Committee on any other proposals that may properly come before the meeting.

Can my shares be voted if I don’t submit a proxy or voting instructions?

If your AGL Resources shares are registered in your name on the books kept by our transfer agent and you do not return a signed proxy and do not vote by telephone or via the internet, your shares will not be voted.

If your AGL Resources shares are held in street name and you do not submit any voting instructions, your brokerage firm or bank may vote your shares with regard to some but not all of the proposals, as specified by stock exchange rules. We believe that under applicable stock exchange rules, brokerage firms and banks will be able to vote their customers’ unvoted shares with regard to the proposals to elect directors and ratify the appointment of our independent registered public accounting firm but not with regard to the proposal to approve the 2007 Omnibus Performance Incentive Plan. When brokerage firms and banks are not permitted to vote their customers’ unvoted shares, the affected shares are referred to as “broker non-votes.”

If your AGL Resources shares are held through the RSP Plan and you do not return the proxy card for those plan shares and do not vote by telephone or the internet, the plan trustee, upon instruction from the Administrative Committee of the RSP Plan, will vote your shares “FOR” each of the three proposals specified in the notice of the meeting and as instructed by the Administrative Committee on any other proposals that may properly come before the meeting.

How many shares can vote?

As of the February 23, 2007, record date for voting at the annual meeting, 77,881,401 shares of common stock of AGL Resources were outstanding and entitled to be voted at the annual meeting. This total includes shares held by a trust which holds the assets of our Nonqualified Savings Plan, which we refer to as the NSP, which are not considered outstanding for financial reporting purposes. You are entitled to one vote for each share of AGL Resources common stock you owned on the record date.

Is there a list of shareholders entitled to notice of the annual meeting?

A list of shareholders entitled to notice of the annual meeting is available for inspection by any shareholder between the hours of 9:00 a.m. and 5:00 p.m., Eastern time, at our headquarters at Ten Peachtree Place, Atlanta, Georgia. Please contact our Corporate Secretary at AGL Resources Inc., P.O. Box 4569, Location 1466, Atlanta, Georgia 30302-4569, if you would like to review the shareholder list. The shareholder list will also be available at the annual meeting for inspection by any shareholder.

How many votes must be present to hold the annual meeting?

A majority of the 77,881,401 shares of AGL Resources common stock outstanding on the record date, including the shares held by the NSP trust, must be present, either in person or represented by proxy, to conduct the annual meeting.

How many votes are needed to elect directors?

Directors are elected by a plurality of the total number of votes cast, which means the six nominees who receive the largest number of properly cast votes will be elected as directors.

What happens if a director nominee fails to receive a majority of the votes cast in his election?

As described in “Proposal 1—Election of Directors—General,” our bylaws provide that if a director nominee in an uncontested election is elected by the required plurality vote of the shareholders but does not receive the affirmative vote of the holders of a majority of the shares voted, the director must promptly tender his resignation to the board of directors following certification of the shareholder vote. The Nominating and Corporate Governance Committee must then recommend to the board of directors whether to accept or reject the tendered resignation or whether to take other action. The board must then act on the tendered resignation and publicly disclose its decision and the rationale behind the decision within 90 days after the certification of the election results.

What if I vote “withhold authority” to elect directors?

In voting for the election of directors, a vote to “withhold authority” for the election of one or more director nominees will be counted for quorum purposes, but because the vote required to elect directors is a plurality vote, a vote to “withhold authority” will not affect the outcome of the election. However, a vote to “withhold authority” will be counted for purposes of determining whether a director nominee received the affirmative vote of holders of a majority of the shares voted. Please see “What happens if a director nominee fails to receive a majority of the votes cast in his election?” above.

How many votes are required to approve the 2007 Omnibus Performance Incentive Plan?

The approval of our 2007 Omnibus Performance Incentive Plan requires a majority of the votes cast on the proposal, provided that the total votes cast on the proposal constitute a majority of the shares of common stock entitled to vote on the proposal.

How many votes are required to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm?

The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm requires the votes cast “FOR” to exceed the votes cast “AGAINST” the proposal.

How will abstentions and broker non-votes be treated for Proposals 2 and 3?

Abstentions and broker non-votes will be treated as shares present and entitled to vote for quorum purposes. Abstentions will have the same effect as votes “AGAINST” the approval of the 2007 Omnibus Performance Incentive Plan (Proposal 2). Abstentions will not affect the outcome of the vote on the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm (Proposal 3).

Without your instruction, your broker may not vote your shares on the approval of the 2007 Omnibus Performance Incentive Plan (Proposal 2). Such broker non-votes will be treated as shares entitled to vote on the proposal but will not be counted as votes cast for purposes of determining whether the total votes cast on Proposal 2 constitute a majority of the shares of common stock entitled to vote on the proposal. If the total votes cast on Proposal 2 constitute a majority of the shares of common stock entitled to vote on the proposal, then the broker non-votes will not have any effect on the approval of Proposal 2.

Could other matters be decided at the annual meeting?

We do not know of any other matters that will be considered at the annual meeting. If a matter that is not listed on the proxy or vote instruction card is properly brought before the annual meeting in accordance with Section 1.2 of our bylaws, the proxies will vote in accordance with their judgment of what is in the best interest of the Company, based on the discretionary voting authority conferred on them by the proxy and vote instruction cards.

Who will count the vote?

Representatives of Computershare, our transfer and shareholder services agent, will count the votes and act as inspector of elections.

Where and when will I be able to find the voting results?

We will post the voting results on our web site at www.aglresources.com approximately two weeks after the annual meeting. You also can find the results in our Form 10-Q for the second quarter of 2007, which we will file with the Securities and Exchange Commission, or SEC, no later than August 9, 2007.

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts with brokerage firms, banks and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker, bank and/or our transfer agent to consolidate as many accounts as possible under the same name and address. All communications concerning accounts for shares registered in your name on the books kept by our transfer agent, including address changes, name changes, inquiries to transfer shares and similar issues, can be handled by making a toll-free call to Computershare’s AGL Resources Shareholder Services number at (800) 633-4236.

What do I need to bring with me if I want to attend the annual meeting?

The annual meeting is open to all holders of our common stock. To attend the annual meeting, you will need to bring an admission ticket and valid picture identification. If your shares are registered in your name on the books kept by our transfer agent or your shares are held as 401(k) plan shares, your admission ticket is attached to your proxy card or may be printed from the internet when you vote online. If your shares are held in street name by your brokerage firm or bank, you will need to bring evidence of your stock ownership, such as a proxy obtained from your street name nominee (particularly if you want to vote your shares at the annual meeting) or your most recent brokerage account statement (in which case you will not be able to vote your shares at the meeting), together with valid picture identification. You may also request us to send you an admission ticket. If you do not have either an admission ticket or proof that you own our common stock, together with valid picture identification, you may not be admitted to the meeting.

What happens if the annual meeting is postponed or adjourned?

Your proxy will still be valid and may be voted at a postponed or adjourned meeting, unless the board of directors fixes a new record date for the postponed or adjourned meeting, which the board is required to do if the postponement or adjournment is for more than 120 days. If the meeting is postponed or adjourned, you will still be able to change or revoke your proxy until it is voted.

When are shareholder proposals for the 2008 annual meeting due?

Our bylaws require shareholders to give us advance notice of any shareholder nominations of directors and of any other matters shareholders wish to present for action at an annual meeting of shareholders. The required notice must be given within a prescribed time frame, which is calculated by reference to the date of the proxy statement relating to our most recent annual meeting.

Accordingly, with respect to our 2008 annual meeting of shareholders, our bylaws require notice to be provided to our Corporate Secretary at AGL Resources Inc., P.O. Box 4569, Location 1466, Atlanta, Georgia 30302-4569 no later than November 20, 2007. If a shareholder fails to provide timely notice of a proposal to be presented at the 2008 annual meeting, the persons designated as proxies by the board of directors will have discretionary authority to vote, and the trustee of the RSP Plan will vote in accordance with the instructions of the Administrative Committee of the RSP Plan based on its discretionary authority, on any such proposal that may come before the meeting.

If you are interested in submitting a proposal for inclusion in our proxy statement for the annual meeting in 2008, you need to follow the procedures outlined in the SEC’s Rule 14a-8. To be eligible for inclusion, your shareholder proposal intended for inclusion in the proxy statement for the 2008 annual meeting of shareholders must be received no later than November 20, 2007, by our Corporate Secretary at the address above.

This deadline does not apply to questions a shareholder may wish to ask at the annual meeting.

Who pays the costs associated with this proxy solicitation?

AGL Resources pays the expenses of soliciting proxies. AGL Resources has hired Georgeson Inc., a proxy solicitation firm, to assist in the distribution and solicitation of proxies. We expect to pay Georgeson Inc. approximately $15,000 plus reasonable out-of-pocket costs for those services. Additionally, proxies may be solicited on our behalf by directors, officers and employees, in person or by telephone, facsimile or electronic transmission. Directors, officers and employees will not be paid additional fees for those services.

SHARE OWNERSHIP

Directors and Executive Officers

The following table presents information as of December 31, 2006, concerning the beneficial ownership of AGL Resources common stock by each director and director nominee, by each executive officer named in the Summary Compensation Table under the caption “Executive Compensation—Compensation Paid to Executive Officers,” whom we refer to collectively as the “named executive officers,” and by all executive officers and directors as a group, based on information furnished by them to us.

Beneficial ownership as reported in the table below has been determined in accordance with SEC regulations and includes shares of common stock which may be acquired within 60 days after December 31, 2006, upon the exercise of outstanding stock options but excludes shares and share equivalents held under deferral plans. See note (3) below. Unless otherwise indicated, all directors, director nominees and executive officers have sole voting and investment power with respect to the shares shown. As of December 31, 2006, no individual director, director nominee, named executive officer, or executive officers and directors as a group owned beneficially 1% or more of our common stock.

	Shares of Common Stock Beneficially Owned

Name	Owned Shares(1)	Optioned Shares(2)	Shares and Share Equivalents Held Under Deferral Plans(3)	Total
Thomas D. Bell, Jr.	9,070	—	—	9,070
Charles R. Crisp	7,087	—	—	7,087
Michael J. Durham	11,956	—	—	11,956
Arthur E. Johnson	1,061	7,173	15,928	24,162
Wyck A. Knox, Jr.	12,122	—	18,859	30,981
Dennis M. Love	455	9,874	21,668	31,997
Charles H. McTier	2,000	—	640	2,640
Dean R. O’Hare	4,686	—	621	5,307
D. Raymond Riddle(4)	6,113	11,169	25,259	42,541
James A. Rubright	1,832	7,173	17,057	26,062
John W. Somerhalder II	42,140	—	406	42,546
Felker W. Ward, Jr.	19,276	9,672	14,858	43,806
Bettina M. Whyte	3,725	—	2,244	5,969
Henry C. Wolf	7,302	—	2,893	10,195
Andrew W. Evans	14,964	19,600	—	34,564
R. Eric Martinez, Jr.	16,304	30,487	—	46,791
Kevin P. Madden	56,630	54,760	2,075	113,465
Douglas N. Schantz	10,759	20,800	5,896	37,455
All executive officers and directors as a group (20 persons)(5)	267,144	209,812	128,402	605,358

Notes to Share Ownership Table

(1)	Includes 100 shares held by each of our directors as required under our bylaws.

(2)	For the non-employee directors, reflects the shares that may be acquired upon exercise of stock options granted under the 1996 Non-Employee Directors Equity Compensation Plan, which we refer to as the 1996 Directors Plan, and for the executive officers, reflects the shares that may be acquired upon exercise of stock options granted under the Long-Term Incentive Plan (1999), which we refer to as the LTIP, under the Long-Term Stock Incentive Plan of 1990, which is the predecessor of the LTIP and which we refer to as the LTSIP, or under the Officer Incentive Plan, which we refer to as the OIP.

(3)	Represents shares of common stock, common stock equivalents and accrued dividend credits held, for non-employee directors, under the 1998 Common Stock Equivalent Plan for Non-Employee Directors, which we refer to as the CSE Plan, and, for the named executive officers, under the NSP. The common stock equivalents track the performance of AGL Resources common stock and are payable in cash. The shares and share equivalents may not be voted or transferred by the participants.

(4)	Includes 1,600 shares held by Mr. Riddle in trust via a Keogh account. Mr. Riddle has sole voting and investment power with respect to these shares.

(5)	Includes 673 shares for which a member of the group who is not a named executive officer has shared voting and investment power.

Owner of More Than 5% of AGL Resources Common Stock

We are aware of the following shareholder that beneficially owns more than 5% of AGL Resources common stock.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned		Percent of Class
Barclays Global Investors, NA 45 Fremont Street San Francisco, California 94105	3,919,063	(1)	5.04%

Notes to Owner of More Than 5% Table

(1)	Based on Schedule 13G dated January 23, 2007, in which Barclays Global Investors, NA, Barclays Global Fund Advisors, Barclays Global Investors, LTD, Barclays Global Investors Japan Trust and Banking Company Limited and Barclays Global Investors Japan Limited reported that, as a group, it has sole voting power with respect to 3,634,161 shares and sole dispositive power with respect to all 3,919,063 shares.

PROPOSAL 1—ELECTION OF DIRECTORS

GENERAL

The board of directors presently consists of fourteen members, thirteen of whom are non-employee directors. The board is divided into three classes of approximately equal size, with the directors in each class serving a three-year term. The terms are staggered so that the term of one class expires at each annual meeting.

Our bylaws provide that directors are elected by a plurality of the votes cast by shareholders at a meeting at which a quorum is present. In October 2006, the board of directors adopted an amendment to the bylaws that, while not changing the requirement for a plurality vote in the election of directors, requires additionally that any director nominee in an uncontested election who does not receive the affirmative vote of a majority of the votes cast (including votes to withhold authority) with respect to that director’s election must promptly tender his or her resignation to the board following certification of the shareholder vote. The requirement that a director tender his or her resignation if he or she does not receive a majority of the votes cast does not apply in the case of a contested election where the number of nominees exceeds the number of directors to be elected.

Following such a tender of resignation, the Nominating and Corporate Governance Committee, excluding any director tendering his or her resignation if he or she is a member of the Nominating and Corporate Governance Committee, will make a recommendation to the board as to whether to accept or reject the resignation or whether other action should be taken. The board will then act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and rationale within 90 days after the date of the certification of the election results. The director who tenders his or her resignation will not participate in the board’s decision. If the director’s resignation is not accepted by the board, the director shall continue to serve until his or her successor is duly elected or until his or her earlier death, resignation or removal. If the director’s resignation is accepted by the board of directors, any resulting vacancy may be filled as provided in the bylaws or the board of directors may decrease the size of the board.

If a majority of the Nominating and Corporate Governance Committee does not receive a majority of the votes cast in their respective elections, then the independent members of the board who did not fail to receive a majority of the votes cast will appoint a committee from among themselves to consider the resignation offers and recommend to the board whether to accept them. If the only directors who did not fail to receive a majority of the votes cast constitute three or fewer directors, all directors may participate in the action regarding whether to accept the resignation offers.

The board of directors, based on the recommendation of its Nominating and Corporate Governance Committee, has nominated Thomas D. Bell, Jr., Michael J. Durham, Charles H. McTier, Dean R. O’Hare, D. Raymond Riddle, and Felker W. Ward, Jr. for election as directors at the annual meeting. All of the nominees are current directors of the Company. If elected, Mr. McTier will hold office for a two-year term ending at the annual meeting of shareholders in 2009 and each of the remaining nominees will hold office for a three-year term ending at the annual meeting of shareholders in 2010. Each of the nominees has agreed to serve as a director if elected by the shareholders.

If any nominee becomes unable to stand for election, the board may:

•	designate a substitute nominee, in which case the proxies or RSP Plan trustee, as applicable, will vote all valid proxies for the election of the substitute nominee named by the board;

•	allow the vacancy to remain open until a suitable candidate is located; or

•	reduce the authorized number of directors accordingly.

Set forth below is information as of December 31, 2006, about the six director nominees, followed by information as of December 31, 2006, about all other current directors whose terms of office will continue after the annual meeting. Unless otherwise stated, all directors have been engaged in their principal occupations for more than the past five years.

Nominees For Election

Thomas D. Bell, Jr., Chairman, President and Chief Executive Officer of Cousins Properties Incorporated, a fully integrated real estate investment trust, since December 2006; President and Chief Executive Officer of Cousins Properties Incorporated from January 2002 until December 2006; and currently a director of Cousins Properties Incorporated, Regal Entertainment Group and the US Chamber of Commerce. Mr. Bell, 57, has been a director of AGL Resources since July 2004. Mr. Bell previously served as a director of AGL Resources from July 2003 until April 2004.

Michael J. Durham, Founder, President and Chief Executive Officer of Cognizant Associates, Inc., a consulting firm established in August 2000; President, Chief Executive Officer and director of Sabre, Inc., a travel distribution company, from 1996 until 1999; President of Sabre, Inc. from 1995 until 1996; various positions with increasing responsibilities at American Airlines and its parent company, AMR, from 1979 until 1995, including Senior Vice President of Finance and Chief Financial Officer at American Airlines and Senior Vice President and Treasurer at AMR; and currently a director of Acxiom Corporation, Asbury Automotive, Inc. Bombardier Inc. and Hertz Global Holdings, Inc. Mr. Durham, 56, has been a director of AGL Resources since July 2003.

Charles H. “Pete” McTier, former President of the Robert W. Woodruff Foundation, the Joseph B. Whitehead Foundation, the Lettie Pate Evans Foundation and the Lettie Pate Whitehead Foundation, which are all based in Atlanta and make up one of the largest foundation groups in the Southeast, from 1988 until his retirement in 2006; Vice President, Secretary and Treasurer of the foundations from 1987 to 1988; Secretary and Treasurer of the foundations from 1977 to 1987; Secretary of the foundations from 1971 until 1977; prior to that, several administrative positions at Emory University; and currently a director of Coca-Cola FEMSA, S.A. de C.V. Mr. McTier, 68, has been a director of AGL Resources since December 2006.

Dean R. O’Hare, former Chairman and Chief Executive Officer of The Chubb Corporation, a multi-billion dollar organization providing property and casualty insurance for personal and commercial customers worldwide, from 1988 until his retirement in November 2002; and currently a director of Fluor Corporation and HJ Heinz Company. Mr. O’Hare, 64, has been a director of AGL Resources since August 2005.

D. Raymond Riddle, our Chairman of the Board of Directors since March 2006; our Interim Chairman and Chief Executive Officer from January 2006 until March 2006; our Chairman of the Board of Directors from 2000 to 2002; Chairman of the Board and Chief Executive Officer of National Service Industries, Inc., a diversified manufacturing and services company, from 1994 until 1996; and currently a director of Atlantic American Corporation and AMC, Inc. Mr. Riddle, 73, has been a director of AGL Resources since May 1978.

Felker W. Ward, Jr., Managing Member of Pinnacle Investment Advisors, LLC, an investment advisory services firm, since 1994; and currently a director of Atlanta Life Financial Group. Mr. Ward, 73, has been a director of AGL Resources since August 1988.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” EACH OF THE ABOVE NOMINEES.

Directors Whose Terms Continue Until the Annual Meeting in 2008

Arthur E. Johnson, Senior Vice President, Corporate Strategic Development, of Lockheed Martin Corporation, an advanced technology company engaged in research, design development, manufacture and integration of advanced technology systems, since 2001; Vice President, Corporate Strategic Development, of Lockheed Martin Corporation from 1999 until 2001; President and Chief Operating Officer of Lockheed Martin Corporation Information and Services Sector from 1997 until 1999; President of Lockheed Martin Corporation Systems Integration Group from January 1997 to August 1997; President of Loral Corporation Federal Systems Group from 1994 until 1996; and currently a director of Delta Air Lines, Inc. and IKON Office Solutions Corporation. Mr. Johnson, 60, has been a director of AGL Resources since February 2002.

James A. Rubright, Chairman of the Board and Chief Executive Officer of Rock-Tenn Company, an integrated paperboard and packaging company, since 1999; Executive Vice President of Sonat, Inc., an energy company, from 1996 until 1999; and currently a director of Oxford Industries, Inc. Mr. Rubright, 60, has been a director of AGL Resources since August 2001.

John W. Somerhalder II, our President and Chief Executive Officer since March 2006; Executive Vice President of El Paso Corporation, a natural gas and related energy products provider and owner of North America’s largest natural gas pipeline system and one of North America’s largest independent natural gas producers, from 2000 until May 2005, where he continued service under a professional services agreement from May 2005 until March 2006; President, El Paso Pipeline Group from 2001 until 2005; President of Tennessee Gas Pipeline Company, an El Paso company from 1996 until 1999; President of El Paso Energy Resources Company from April 1996 until December 1996; Senior Vice President, Operations and Engineering, El Paso Natural Gas Company from 1992 until 1996; Vice President, Engineering, El Paso Natural Gas Company from 1986 until 1990; and, from 1977 until 1990, various other positions with increasing responsibility at El Paso Corporation and its subsidiaries until being named an officer in 1990. Mr. Somerhalder, 51, has been a director of AGL Resources since March 2006.

Bettina M. Whyte, Managing Director and Head of the Special Situations Group of MBIA Insurance Corporation, a world leader in credit enhancement services and a global provider of fixed-income asset management services, since March 2006; Managing Director of AlixPartners, LLC, a business turnaround management and financial advisory firm, from April 1997 until March 2006; Partner and National Director of Business Turnaround Services, Pricewaterhouse LLP from 1990 until 1997; Partner, Peterson & Co. Consulting, from 1988 until 1990; President, KRW Associates from 1982 until 1988; Vice President and Manager of Houston Regional Office, Continental Bank of Chicago from 1975 until 1982; Loan Officer, Harris Trust from 1971 until 1975; and currently a director of Amerisure Companies. Ms. Whyte, 57, has been a director of AGL Resources since October 2004.

Directors Whose Terms Continue Until the Annual Meeting in 2009

Charles R. Crisp, former President, Chief Executive Officer and a director of Coral Energy, LLC, a subsidiary of Shell Oil Company, which provides a comprehensive portfolio of energy-related products and services associated with wholesale natural gas and power marketing and trading, from 1999 until his retirement in October 2000; President, Chief Operating Officer and a director of Coral Energy, LLC from 1998 until 1999; joined Houston Industries in 1996 and served as President of its domestic power generation group from 1997 until 1998; and currently a director of EOG Resources Inc., IntercontinentalExchange, Inc. and Targa Resources, Inc. Mr. Crisp, 59, has been a director of AGL Resources since April 2003.

Wyck A. Knox, Jr., partner in, and former Chairman of the Executive Committee of, the law firm of Kilpatrick Stockton, LLP, since 1976; and Chairman and Chief Executive Officer of Knox Rivers Construction Company from 1976 until 1995; Mr. Knox, 66, has been a director of AGL Resources since November 1998.

Dennis M. Love, President and Chief Executive Officer of Printpack Inc., which manufactures flexible and rigid packaging materials used primarily for consumer products, since 1987; and currently a director of Caraustar Industries, Inc. Mr. Love, 51, has been a director of AGL Resources since October 1999.

Henry C. Wolf, Vice Chairman and Chief Financial Officer of Norfolk Southern Corporation, a holding company that controls a major freight railroad and owns a natural resources company and telecommunications company, since 1998; Executive Vice President Finance of Norfolk Southern Corporation from 1993 until 1998; Vice President Taxation of Norfolk Southern Corporation from 1991 until 1993; various other positions with increasing responsibility at Norfolk Southern Corporation in the finance division from 1973 until 1991; and currently a director of Hertz Global Holdings, Inc. Mr. Wolf, 64, has been a director of AGL Resources since April 2004.

Under our Guidelines on Significant Corporate Governance Issues, each member of the board of directors is required to attend the annual meeting of shareholders unless unavoidable circumstances preclude attendance. All but one of our then current directors attended our 2006 annual meeting of shareholders.

CORPORATE GOVERNANCE

Board of Directors

Our business affairs are managed under the direction of the board of directors in accordance with the Georgia Business Corporation Code, our articles of incorporation and our bylaws. The role of the board of directors is to govern our affairs for the benefit of our shareholders and other constituencies, which include our employees, customers, suppliers, creditors and the communities in which we do business. The board strives to ensure the success and continuity of our business through the appointment of qualified executive management, overseen by the board.

Ethics and Compliance Program

The board of directors is responsible for overseeing management’s implementation of the Company’s ethics and compliance program to ensure that our business is conducted in a consistently legal and ethical manner. As part of the ethics and compliance program, the Company has established, and the board of directors has approved, a code of conduct entitled “Commitment to Integrity and Ethics—AGL Resources Code of Business Conduct.” Our Code of Business Conduct governs the way we treat our customers and co-workers, guides our community interactions, and strengthens our commitment to excellence and integrity. The Code of Business Conduct covers a wide range of professional conduct, including environmental, health and safety standards, employment policies, conflicts of interest, accuracy of records, fair dealing, insider trading and strict adherence to all laws and regulations applicable to the conduct of our business. Under the Code of Business Conduct, employees are required to conduct the Company’s activities in an ethical and lawful manner and all employees are expected to report any situation where they believe our internal policies or external laws are being violated. Our Code of Business Conduct applies to our directors, officers and all of our employees.

In addition, the board of directors has adopted a Code of Ethics for the Chief Executive Officer and the Senior Financial Officers designed to deter wrongdoing and to promote: honest and ethical conduct; full, fair, accurate, timely and understandable disclosure in documents filed or submitted to the SEC; compliance with applicable governmental laws, rules and regulations; prompt internal reporting of violations of the Code of Ethics; and accountability for adherence to the Code of Ethics.

Any waiver of the Code of Business Conduct or Code of Ethics for an executive officer and, where applicable, for a member of the board of directors requires the approval of the board of directors or a duly authorized committee of the board and will be promptly disclosed on our website at www.aglresources.com. No waivers have been granted under the codes.

The board of directors also has adopted Guidelines on Significant Corporate Governance Issues, or our Corporate Governance Guidelines, that set forth guidelines for the operation of the board of directors and its committees. The board periodically reviews our governance practices and procedures, evaluating them against corporate governance best practices.

Our Code of Business Conduct, our Code of Ethics and our Corporate Governance Guidelines are available on our website at www.aglresources.com. They also are available to any shareholder upon request to Investor Relations, AGL Resources Inc. at P.O. Box 4569, Location 1071, Atlanta, Georgia 30302-4569.

Director Independence

Pursuant to New York Stock Exchange listing standards, our board of directors has adopted a formal set of categorical Standards for Determining Director Independence. In accordance with these Standards, a director must be determined to have no material relationship with the Company other than as a director in order to be considered an independent director. The Standards specify the criteria by which the independence of our directors will be determined, including strict guidelines for directors and their immediate family members with respect to past employment or affiliation with the Company or its independent registered public accounting firm. The Standards also set forth independence criteria applicable to members of the Audit Committee, the Compensation and Management Development Committee, the Nominating and Corporate Governance Committee and the Corporate Development Committee of the board of directors. The Standards meet and in some areas exceed the independence standards of the New York Stock Exchange. These Standards are available on our website at www.aglresources.com.

In accordance with these Standards, the board undertook in January 2007 an annual review of director independence. Based on this review, the board has affirmatively determined that, as to each current non-employee director (Messrs. Bell, Crisp, Durham, Johnson, Knox, Love, McTier, O’Hare, Riddle, Rubright, Ward and Wolf and Ms. Whyte), no material relationship exists that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each current non-employee director qualifies as “independent” in accordance with the Standards and the independence standards of the New York Stock Exchange. John W. Somerhalder II, our president and chief executive officer, is not independent because of his employment by the Company.

Mr. Somerhalder will not participate in any action of the board related to his compensation or any other matters requiring action by only non-employee directors.

In making these independence determinations, the board considered that in the ordinary course of business, transactions may occur between the Company and its subsidiaries and companies at which some of our directors are or have been directors, officers or employees. The board also considered that the Company and its subsidiaries may make charitable contributions to not-for-profit organizations where our directors or their immediate family members serve or are executive officers.

For information about certain transactions between us and business entities with which each of Messrs. Bell, Knox and Wolf are associated and the board’s determinations that these directors are independent notwithstanding these transactions, see “Certain Relationships and Related Transactions.” Additionally, in making its independence determinations, the board considered the fact that Messrs. Crisp and Durham are each non-employee directors of public corporations with which we or our subsidiaries conduct business in the ordinary course and that Ms. Whyte is an employee, but not an executive officer, of a public company that in the ordinary course of its business guarantees payment of certain debt obligations of one of our subsidiaries but to which we have made no premium or other payments in the past three years. The board of directors concluded that these relationships are not material and have no effect on the independence of those directors.

Policy on Related Person Transactions

The board of directors recognizes that related person transactions present a heightened risk of conflicts of interest and therefore, in December 2006, adopted a written policy with respect to related person transactions. For the purpose of the policy, a “related person transaction” is a transaction between us and any related person, other than (1) transactions available to all employees or customers generally, or (2) transactions involving less than $120,000 when aggregated with all similar transactions. “Related persons” are (a) executive officers as defined under Section 16 of the Securities Exchange Act of 1934, as amended, (b) executive and senior vice presidents of AGL Resources, (c) each member of the board of directors, (d) holders of more than 5% of our common stock and (e) any immediate family member, as defined under the Exchange Act, of the persons listed in (a) through (d) above.

Under the policy, when management becomes aware of a related person transaction involving a dollar amount that is less than one percent of either the Company’s consolidated gross revenues or the consolidated gross revenues of the related person, or any affiliate of such related person, for the prior fiscal year, management reports the transaction to the Nominating and Corporate Governance Committee. When management becomes aware of a related person transaction involving a dollar amount that is equal to or exceeds one percent of either the Company’s consolidated gross revenues or the consolidated gross revenues of the related person, or any affiliate of such related person, for the prior fiscal year, management reports the transaction to the Nominating and Corporate Governance Committee and requests approval or ratification of the transaction.

Transactions requiring approval or ratification must be (1) on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third person; and (2) approved by a majority of the disinterested members of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will report to the full board all related person transactions presented to it.

None of the related party transactions referred to in this proxy statement was required to be reviewed by the Nominating and Corporate Governance Committee because the board of directors had not yet adopted the policy at the time of the transactions.

Board and Committee Meetings

Members of the board are kept informed through reports routinely presented at board and committee meetings by our chief executive officer and other officers and through other means. During 2006, the board of directors held eight meetings. Each director attended 75% or more of the aggregate of all meetings of the board and each committee on which he or she served.

Executive Sessions without Management

To promote open discussion among the non-management directors, the board of directors schedules regular executive sessions in which the non-management directors meet without management’s participation. Such sessions are scheduled to occur at every regularly scheduled board meeting. The presiding director at such executive sessions is the Chairman of the Executive Committee of the board of directors. Mr. Riddle served from April 2006 through December 2006 as Chairman of the Executive Committee. During Mr. Riddle’s service as our interim chairman and chief executive officer from January 2006 until March 2006, Mr. Ward served as the presiding director at the executive sessions and as Chairman of the Executive Committee. During 2006, the board met in executive session five times.

Communications with Directors

Shareholders and other interested parties may communicate with our board of directors or, alternatively, with the presiding director of executive sessions of our non-management directors or with the non-management directors as a group via our Ethics and

Compliance Helpline at (800) 350-1014 or at www.mycompliancereport.com. A copy of our Procedures for Communicating with the Board of Directors of AGL Resources Inc. is available on our web site at www.aglresources.com and is available in print to any shareholder who requests it from our Corporate Secretary at AGL Resources Inc., P.O. Box 4569, Location 1466, Atlanta, Georgia 30302-4569.

Committees of the Board

The board of directors has established seven standing committees to assist it in discharging its duties. During 2006, the board of directors also appointed an ad hoc Search Committee of the board in connection with its search for our new president and chief executive officer following the resignation of our former chairman, president and chief executive officer as of December 31, 2005. Actions taken by any committee of the board are reported to the board, usually at the board meeting next following a committee meeting. Each standing committee has adopted a written charter, which is available on our web site at www.aglresources.com and is available upon request to our Corporate Secretary at AGL Resources Inc., P.O. Box 4569, Location 1466, Atlanta, Georgia 30302-4569. The committees of the board and their current members are as shown in the following table.

Members of the Board’s Committees

Audit	Compensation and Management Development	Corporate Development	Environmental and Corporate Responsibility	Executive	Finance and Risk Management	Nominating and Corporate Governance
M. J. Durham*	A.E. Johnson*	C.R. Crisp*	W.A. Knox, Jr.*	D.R. Riddle*	J.A. Rubright*	F.W. Ward, Jr.*
D. M. Love	T.D. Bell, Jr.	W.A. Knox, Jr.	M.J. Durham	C.R. Crisp	C.R. Crisp	T.D. Bell, Jr.
D.R. Riddle	C.R. Crisp	C.H. McTier	A.E. Johnson	M.J. Durham	A.E. Johnson	D.M. Love
B.M. Whyte	D.R. O’Hare	J.A. Rubright	C.H. McTier	A.E. Johnson	D.R. O’Hare	D.R. Riddle
H.C. Wolf	J.A. Rubright	J.W. Somerhalder	D.R. O’Hare	W.A. Knox, Jr.	J.W. Somerhalder	B.M. Whyte
		B.M. Whyte	J.W. Somerhalder	J.A. Rubright	F.W. Ward, Jr.
			H.C. Wolf	F.W. Ward, Jr.

*	Denotes committee chair.

Audit Committee

The Audit Committee met eight times during 2006. The Audit Committee’s primary function is to assist the board of directors in fulfilling its oversight responsibilities. Among other things, the Audit Committee monitors (1) the integrity of our financial statements, including our internal control over financial reporting, (2) our compliance with legal and regulatory requirements, (3) the independent registered public accounting firm’s qualifications and independence, (4) the performance of our internal audit function, and (5) the performance of the independent registered public accounting firm. Our chief financial officer, chief ethics and compliance officer, chief auditor and controller and representatives of our independent registered public accounting firm each provide a quarterly report to and meets in separate executive sessions with the Audit Committee each quarter.

The board of directors has determined that all members of the Audit Committee satisfy the enhanced independence standards applicable to all members of the Audit Committee under the independence requirements of the SEC, the New York Stock Exchange and the Company’s Standards for Determining Director Independence. The board also has determined that all members of the Audit Committee meet the financial literacy requirements of the New York Stock Exchange listing standards. The board has further determined that Michael J. Durham, the Audit Committee Chair, is a “financial expert” within the meaning of SEC regulations.

Additional information regarding the Audit Committee and its functions and responsibilities is included in this proxy statement under the captions “Audit Committee Report” and “Proposal 3—Ratification of the Appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for 2007.”

Compensation and Management Development Committee

The Compensation and Management Development Committee met seven times during 2006. All members of the Compensation and Management Development Committee are independent, non-employee directors, as defined under the listing standards of the New York Stock Exchange and our Standards for Determining Director Independence. Among other things, the Compensation and Management Development Committee assists the board of directors in its efforts to achieve its goal of maximizing the long-term total return to shareholders by establishing policies by which officers, directors and employees are to be compensated in accordance with the board’s compensation philosophy and objectives and by overseeing management succession and executive development processes.

The board of directors delegated to the Compensation and Management Development Committee the following areas of responsibilities that are more fully described in the Compensation and Management Development Committee’s charter:

•	Performance evaluation, compensation and development of executive officers;

•	Succession planning for executive officers;

•	Compensation of non-employee members of the board of directors;

•	Establishment of performance objectives under the Company’s short- and long-term incentive compensation plans and determination of the attainment of such performance objectives; and

•	Oversight and administration of benefit plans.

The Compensation and Management Development Committee has delegated to our chief executive officer the authority to grant equity awards to employees of the Company solely in connection with non-annual grants to employees other than executive officers. The Committee has established narrowly defined, pre-approved parameters regarding the terms and conditions of grants under the delegated authority, including the eligible employee groups, the maximum number of shares subject to the delegation, the determination of the exercise price and other terms and conditions of the awards. In 2006, the Committee also adopted a stock option grant policy that provides additional terms and conditions for grant making. See “Compensation Discussion and Analysis—When Long-term Grants are Made” for more detail concerning our stock option grant policy.

Our chief executive officer, based on the performance evaluations of the other executive officers, recommends to the Compensation and Management Development Committee compensation for those executive officers. The executive officers, including our chief executive officer, also provide recommendations to the Committee from time to time related to compensation philosophy, program design, compliance, performance measures and competitive strategy.

The Compensation and Management Development Committee’s charter provides that the Committee, in its sole discretion, has the authority to retain a compensation consultant. Accordingly, Towers Perrin was retained directly by the Compensation and Management Development Committee to assist it in 2006. Towers Perrin’s role is to provide expertise and data as needed by the Committee pertaining to all aspects of executive and director compensation, including but not limited to advice and counsel as to the amount and form of executive and director compensation, and to advise the Committee on emerging trends, best practices and regulatory practices.

Corporate Development Committee

The Corporate Development Committee met three times during 2006. The Corporate Development Committee’s primary function is to assist the board of directors in fulfilling its oversight responsibilities by reviewing (1) management’s efforts to identify and evaluate opportunities to acquire or develop assets that complement our asset base and support our long-term strategic plan for growth and expansion, and (2) any other matters that the board of directors may delegate to the Corporate Development Committee from time to time.

Environmental and Corporate Responsibility Committee

The Environmental and Corporate Responsibility Committee met four times during 2006. The Environmental and Corporate Responsibility Committee’s primary function is to assist the board of directors in fulfilling its oversight responsibilities. Among other things, the Environmental and Corporate Responsibility Committee (1) reviews and monitors corporate policy with respect to our relationships with employees, shareholders, customers, competitors, suppliers and our communities, (2) identifies and monitors emerging political, social and environmental trends and public policy issues that may affect our business operations, performance or public image, and (3) reviews and monitors matters relating to employee and community health and safety.

Executive Committee

The Executive Committee met once during 2006. The Executive Committee may meet during intervals between board meetings and has all the authority of the board, subject to limitations imposed by law or our bylaws.

Finance and Risk Management Committee

The Finance and Risk Management Committee met five times during 2006. The Finance and Risk Management Committee’s primary function is to assist the board of directors in fulfilling its oversight responsibilities. Among other things, the Finance and Risk Management Committee oversees (1) the management of our balance sheet including leverage, liquidity, funding sources, and related matters, (2) management’s assessments, actions, processes and procedures concerning our exposure to risks identified in the Finance and Risk Management Committee’s charter, and (3) any other matters that the board may delegate to the Finance and Risk Management Committee from time to time. Our chief risk officer provides a quarterly report to and meets in executive session with the Finance and Risk Management Committee at each regularly scheduled meeting.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee met four times during 2006. All members of the Nominating and Corporate Governance Committee are independent, non-employee directors, as defined under the listing standards of the New York Stock Exchange and our Standards for Determining Director Independence. The Nominating and Corporate Governance Committee’s primary responsibilities include (1) identifying individuals qualified to serve on the board of directors and recommending director nominees for selection by the full board of directors or shareholders, and (2) evaluating, formulating and recommending to the board of directors corporate governance policies.

In 2006, the Nominating and Corporate Governance Committee recommended, and the board of directors adopted, non-substantive amendments to our Standards for Determining Director Independence, which are available on our web site at www.aglresources.com and are available upon request to our Corporate Secretary at AGL Resources Inc., P.O. Box 4569, Location 1466, Atlanta, Georgia 30302-4569.

Nomination of Director Candidates. The board of directors is responsible for recommending director candidates for election by the shareholders and for electing directors to fill vacancies or newly created directorships. The board of directors has delegated the screening and evaluation process for director candidates to the Nominating and Corporate Governance Committee, which identifies, evaluates and recruits highly qualified director candidates and recommends them to the board of directors. Potential candidates for director may come to the attention of the Nominating and Corporate Governance Committee through current directors, management, professional search firms, shareholders or other persons.

If the Nominating and Corporate Governance Committee has either identified a prospective nominee or determined that an additional or replacement director is required, the Nominating and Corporate Governance Committee may take such measures that it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, engagement of an outside firm to gather additional information and inquiry of persons with knowledge of the candidate’s qualifications and character. In its evaluation of director candidates, including the members of the board of directors eligible for reelection, the Nominating and Corporate Governance Committee considers the current size and composition of the board of directors and the needs of the board of directors and the respective committees of the board in view of the criteria for directors described in our Corporate Governance Guidelines, a copy of which is available on our web site at www.aglresources.com.

The Nominating and Corporate Governance Committee will consider director nominees proposed by shareholders. A shareholder may recommend a person for nomination for election to our board of directors by writing to our Corporate Secretary at AGL Resources Inc., P.O. Box 4569, Location 1466, Atlanta, Georgia 30302-4569. Pursuant to our Corporate Governance Guidelines, each submission must include:

•	A brief biographical description of the candidate, including background and experience;

•	The candidate’s name, age, business address, and residence address;

•	The candidate’s principal occupation;

•	The following information about the shareholder making the recommendation:

•	the name and record address of such shareholder;

•	the number of shares of our common stock owned beneficially or of record by such shareholder;

•

a description of all arrangements or undertakings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nominations are to be made by such shareholder; and

•	The written consent of the candidate to being named as a nominee and to serve as a director if elected.

A shareholder’s recommendation for a candidate for nomination to be elected at the next annual meeting of shareholders must be received by our corporate secretary no later than 45 days prior to the end of the year preceding such annual meeting of shareholders. The Nominating and Corporate Governance Committee will evaluate these recommendations in the same manner as it evaluates all other nominees, using the criteria described in our Corporate Governance Guidelines.

The Nominating and Corporate Governance Committee periodically engages a third party search firm, Russell Reynolds Associates, Inc., to identify possible candidates for the Nominating and Corporate Governance Committee’s consideration based on skills and characteristics identified by the Nominating and Corporate Governance Committee and in light of gaps in board composition that the Nominating and Corporate Governance Committee may identify from time to time as the issues facing the board evolve. Such skills and characteristics desirable in the context of the then current make-up of the board of directors may include diversity, age, business or professional background, financial literacy and expertise, availability, commitment, independence and other relevant criteria. Mr. McTier, who is the one director who is new to our board, was identified by a non-management member of the board of directors. The Nominating and Corporate Governance Committee engaged Russell Reynolds to interview and gather additional information concerning Mr. McTier’s qualifications and characteristics in light of the then current needs of the board. Mr. McTier is standing for election by the shareholders at the annual meeting.

Search Committee

The Search Committee met nine times during 2006. Messrs. Bell, Crisp, Johnson and Rubright, all of whom are independent and non-employee directors, served as members of the Search Committee. The responsibility of the Search Committee was to identify and recommend to the full board the hiring of our president and chief executive officer following the resignation of our former chairman, president and chief executive officer as of December 31, 2005.

AUDIT COMMITTEE REPORT

The Audit Committee of the board of directors is composed of five directors who are independent directors, as defined under the listing standards of the New York Stock Exchange and the Company’s Standards for Determining Director Independence. The Audit Committee operates under a written charter adopted by the board of directors, a copy of which is available on the Company’s web site at www.aglresources.com.

The Audit Committee reviews the Company’s financial reporting process on behalf of the board of directors. In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements contained in the Company’s Annual Report on Form 10-K for 2006 with management and the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP. Management is responsible for the Company’s financial statements and the financial reporting process, including the system of internal control over financial reporting. PricewaterhouseCoopers is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States and on management’s assessment of and the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee has discussed with PricewaterhouseCoopers the matters required to be discussed by Statement on Auditing

Standards No. 61, Communication with Audit Committees, as amended, regarding PricewaterhouseCooper’s judgments about the quality of the Company’s accounting principles as applied in its financial reporting. In addition, the Audit Committee has discussed with PricewaterhouseCoopers its independence from the Company and its management, including the matters in the written disclosures and the letter provided to the Audit Committee by PricewaterhouseCoopers as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Audit Committee has concluded that PricewaterhouseCoopers is independent from the Company and its management.

Based on the reviews and discussions referred to above, the Audit Committee recommended and concurred with the board of directors’

decision to approve the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for 2006 for filing with the SEC.

Michael J. Durham (Chair)

Dennis M. Love

D. Raymond Riddle

Bettina M. Whyte

Henry C. Wolf

The information contained in the Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference in such filing.

COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE REPORT

The Compensation and Management Development Committee of the board of directors is composed of five directors who are independent directors, as defined under the listing standards of the New York Stock Exchange and the Company’s Standards for Determining Director Independence. The Compensation and Management Development Committee operates under a written charter adopted by the board of directors, a copy of which is available on the Company’s web site at www.aglresources.com.

The Compensation and Management Development Committee has reviewed and discussed with management the “Compensation Discussion and Analysis,” or CD&A, section of this proxy statement required by Item 402(b) of Regulation S-K of the SEC. Based on the Committee’s review and discussions with management, the Committee recommended to the board of directors that the CD&A be included in the Company’s annual report on Form 10-K and in this proxy statement.

Arthur E. Johnson (Chair)

Thomas D. Bell, Jr.

Charles R. Crisp

Dean R. O’Hare

James A. Rubright

The information contained in the Compensation and Management Development Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference in such filing.

COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The following directors served on the Compensation and Management Development Committee during 2006: Thomas D. Bell, Jr., Charles R. Crisp, Arthur E. Johnson (Chair), Dean R. O’Hare and James A. Rubright. None of such persons was, during 2006 or previously, an officer or employee of AGL Resources or any of its subsidiaries and each such person was an independent director as defined under the listing standards of the New York Stock Exchange and our Standards for Determining Director Independence.

Thomas D. Bell, Jr. is Chairman, President and Chief Executive Officer of Cousins Properties Incorporated. Cousins holds a 50% general partnership interest in Ten Peachtree Place Associates, or TPPA, which owns the building where we lease space for our corporate headquarters. Mr. Bell is not an officer of TPPA. Although Cousins is the managing member of TPPA, major business decisions for the TPPA partnership must be decided unanimously by Cousins and its partner. Prior to Mr. Bell joining our board of directors, we entered into a ten-year lease agreement with TPPA that commenced in 2003. Cousins’ 50% interest in the amount we paid in lease payments to TPPA in 2004 was approximately $2,863,000, in 2005 was approximately $2,993,000 and in 2006 was approximately $3,104,000, which was less than 1% of both our consolidated gross revenues and Cousins’ consolidated gross revenues for such respective years. Revenue amounts of less than 1% do not create any presumption of materiality, and hence create no issue with regard to a director’s independence from management, under our Standards for Determining Director Independence.

DIRECTOR COMPENSATION

General

A director who is one of our employees receives no additional compensation for his or her services as a director or as a member of a committee of our board. A director who is not one of our employees (a non-employee director) receives compensation for his or her services as described in the following paragraphs. All directors are reimbursed for reasonable expenses incurred in connection with attendance at board and committee meetings.

Initial Stock Award

Stock awards include shares of our common stock and common stock equivalents as more fully described in the following paragraphs. All stock awards are 100% vested as of date of grant and eligible for dividend treatment at the same rate as our other shares of common stock.

Upon his or her initial election or appointment to the board, each non-employee director receives 1,000 shares of our common stock.

Annual Retainer

Each non-employee director receives an annual retainer for service as a director on the first day of each annual service term. The amount and form of the annual retainer is fixed from time to time by resolution of the board. Effective as of the date of the 2007 annual meeting of shareholders, the annual retainer will increase from $90,000 to $105,000, of which (1) $35,000, or the Cash Portion, will be payable in cash and $70,000, or the Equity Portion, will be payable in shares of our common stock. Alternatively, a director may choose to receive his or her entire retainer (including the Cash Portion) in shares of our common stock, or to defer the retainer under the CSE Plan. During the 2006 service term, the annual retainer was $90,000, of which the Cash Portion was $30,000 and the Equity Portion was $60,000.

Amounts deferred under the CSE Plan are invested in common stock equivalents that track the performance of our common stock and are credited with equivalents to dividend payments that are made on our common stock. At the end of a non-employee director’s board service, a participating director receives a cash distribution based on the then-current market value of his or her common stock equivalents and dividend equivalents.

Committee Chair Retainer

Effective as of the date of the 2007 annual meeting of shareholders, committee chairs will receive an annual retainer on the first day of each annual service term. The Audit Committee chair will receive $12,000; the Compensation and Management Development Committee chair will receive $8,000; and all other committee chairs will receive $6,000. The committee chair retainer is payable, at the election of each director, in cash or shares of our common stock, or it may be deferred under the CSE Plan.

Meeting Fees

Each non-employee director receives $2,000 for attendance in person or by telephone at each meeting of the board and any committee of the board of which he or she is a member.

Meeting fees may be paid in cash or, at the election of a director, may be deferred under the CSE Plan. As noted above, under the CSE Plan, deferred meeting fees are invested in common stock equivalents that track the performance of our common stock and are credited with dividend equivalent payments. At the end of a non-employee director’s board service, a participating director receives a cash distribution based on the then-current market value of his or her common stock equivalents and dividend equivalents.

Non-Employee Director Compensation Paid

As noted above, during the 2006 service term, each non-employee director other than Mr. McTier received compensation as follows:

•	an annual retainer of $90,000 that, upon the election of each director, was paid in cash (limited to $30,000), or in shares of our common stock or deferred under the CSE Plan, and

•	$2,000 for attendance in person or by telephone at each meeting of the board and any committee of the board of which he or she is a member.

Upon his election to the board in December 2006, Mr. McTier received an initial stock award of 1,000 shares; an annual retainer of $37,500, which represents a pro-rated retainer; and $2,000 for attendance in person or by telephone at each meeting of the board and any committee of the board of which he is a member.

The following table sets forth compensation earned and paid to or deferred by each non-employee director for service as a director during 2006.

Non-employee Director Compensation—Fiscal 2006

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(1)(2)(3)	Option Awards ($)(4)(5)(6)	Total ($)
Thomas D. Bell, Jr.	$54,000	$88,003	$—	$142,003
Charles R. Crisp	86,000	60,022	—	146,022
Michael J. Durham	58,500	60,022	—	118,522
Arthur E. Johnson	1,000	141,000	—	142,000
Wyck A. Knox, Jr.	62,000	60,000	—	122,000
Dennis M. Love	2,000	122,000	—	124,000
Charles H. McTier	2,000	64,070	—	66,070
Dean R. O’Hare	62,000	60,022	—	122,022
D. Raymond Riddle(7)	2,000	115,995	4,304	122,299
James A. Rubright	1,000	151,000	—	152,000
Felker W. Ward, Jr.	10,000	112,000	—	122,000
Bettina M. Whyte	42,000	88,022	—	130,022
Henry C. Wolf	—	128,032	—	128,032

Notes to Non-Employee Director Compensation Table

(1)	Reflects compensation paid and/or deferred, at the election of each director, in connection with initial election (if applicable), the annual retainer and meeting fees.

(2)	Stock awards for non-employee directors include shares of our common stock and common stock equivalents. Stock awards are 100% vested as of date of grant. Accordingly, the dollar values shown above equal the full value of the awards at the date of grant. Shares issued as stock awards are eligible for dividends, may be voted and may be transferred by the recipient. Common stock equivalents granted as stock awards are eligible for dividend equivalents but may not be voted or transferred by the recipient.

The dollar value of stock awards shown in the above table equals the grant date fair value of the awards, over the requisite service period, determined pursuant to Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004) Share-Based Payment, which we refer to as FAS 123R.

(3)	The aggregate number of stock awards, which includes shares of our common stock and common stock equivalents, outstanding at December 31, 2006, for each of the non-employee directors was as follows:

Name	Shares Outstanding (#)	CSEs Outstanding (#)(a)	Total Stock Awards Outstanding (#)(a)
Thomas D. Bell, Jr.	8,346	—	8,346
Charles R. Crisp	7,087	—	7,087
Michael J. Durham	7,991	—	7,991
Arthur E. Johnson	1,061	15,928	16,989
Wyck A. Knox, Jr.	1,015	18,859	19,874
Dennis M. Love	329	21,668	21,997
Charles H. McTier	1,000	640	1,640
Dean R. O’Hare	2,686	621	3,307
D. Raymond Riddle	3,309	25,259	28,568
James A. Rubright	1,329	17,057	18,386
Felker W. Ward, Jr.	4,244	14,858	19,102
Bettina M. Whyte	3,528	2,244	5,772
Henry C. Wolf	7,302	2,893	10,195

(a)	Includes accrued dividend equivalents.

(4)	Stock options previously were granted to non-employee directors as part of a non-employee director’s annual retainer for services as a director. Stock options granted to non-employee directors are 100% vested as of date of grant. Accordingly, the dollar value shown above equals the full value of the awards at the respective dates of grant.

The dollar value of stock options shown in the above table equals the grant date fair value, over the requisite service period, determined pursuant to FAS 123R. Information about the underlying assumptions used in developing the grant date value for each of the stock option grants reported in the above Non-Employee Director Compensation Table can be found in Note 5—“Stock-based and Other Incentive Compensation Plans” to the financial statements in our annual report on Form 10-K filed with the SEC on February 7, 2007.

(5)	For Mr. Riddle, reflects the grant of two “reload options.”

(6)	The number of stock options outstanding at December 31, 2006, for each of the non-employee directors was as follows:

Name	Number of Securities Underlying Outstanding Options
Arthur E. Johnson	7,173
Dennis M. Love	9,874
D. Raymond Riddle	11,169
James A. Rubright	7,173
Felker W. Ward, Jr.	9,672

(7)	For Mr. Riddle, reflects compensation earned and paid to or deferred for service as a non-employee director during 2006. Mr. Riddle also served as our interim chairman and chief executive officer. See Summary Compensation Table below for information concerning his compensation as a non-employee director (which is included above), together with his compensation as interim chairman and chief executive officer.

Share Ownership and Holding Period Requirements for Non-Employee Directors

In order to serve on our board, directors are required to own shares of our common stock. Our share ownership guidelines for non-employee directors require that non-employee directors own shares of our common stock having a value of at least $300,000, which represents five times the value of the Equity Portion, and ten times the value of the Cash Portion of the annual retainer. As a result of the $10,000 increase in the Equity Portion of the annual retainer that will become effective as of the date of the 2007 annual meeting of shareholders, the share ownership requirement will be increased by $50,000 to $350,000, effective as of the date of the annual meeting of shareholders. Each director has five years from the date of his or her initial election to meet the share ownership requirement. Common stock equivalents and shares issuable upon the exercise of vested stock options are included in the determination of the ownership guideline amount. We believe that the equity component of non-employee director compensation serves to further align the interests of the non-employee directors with the interests of our shareholders.

Under the terms of the 2006 Non-Employee Directors Equity Compensation Plan, non-employee directors will be required to hold shares awarded under the plan until the earlier of (i) five years from the date of the initial stock award or stock grant; (ii) termination of the non-employee director’s service; or (iii) a change in control of the Company. Shares subject to the holding period include all shares issued in connection with an initial stock award under the plan and all shares issued under the plan in payment of all or part of a director’s annual retainer.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis, or CD&A, provides an overview of our compensation objectives and policies, the elements of compensation that we provide to our top executive officers, and the material factors that we considered in making the decisions to pay such compensation. Later in this proxy statement under the heading “Executive Compensation,” you will find a series of tables containing specific information about the compensation earned or paid in 2006 to the following individuals, whom we refer to as our named executive officers:

•	John W. Somerhalder II, our president and chief executive officer,

•	Andrew W. Evans, our executive vice president and chief financial officer,

•	R. Eric Martinez, Jr., our executive vice president, utility operations,

•	Kevin P. Madden, our executive vice president, external affairs,

•	Douglas N. Schantz, president of Sequent Energy Management, LP, one of our subsidiaries, and

•	D. Raymond Riddle, one of our directors, who acted as our interim chairman and chief executive officer during part of 2006.

The discussion below is intended to help you understand the information provided in those tables and put that information into context within our overall compensation program.

Executive Compensation Program Objectives

Our executive compensation program has three primary and related objectives:

•	to provide a total compensation package that allows us to compete effectively in the executive labor market to attract, reward and retain executive leadership talent,

•	to reward executives for meaningful performance that contributes to enhanced shareholder value and our general long-term financial health, and

•	to align the interests of our executives with those of our shareholders.

In accordance with these goals, we provide a significant portion of each executive’s compensation in the form of at-risk incentive awards that measure individual performance and our success as a company in achieving our business strategy and objectives. With respect to Company performance, we focus on two primary criteria:

•	shareholder value as measured by long-term earnings growth and dividend yield, and

•

operational performance as measured by earnings per share, or EPS, and achievement of strategic goals and objectives, such as acquisition integration, customer service excellence and business process improvement.

The program is governed by the Compensation and Management Development Committee, or the Committee, of our board of directors. Information about the Committee and its composition, responsibilities and operations can be found on page 19 of this proxy statement, under the caption “Corporate Governance—Compensation and Management Development Committee.”

Compensation Program Elements and their Purpose

Our executive compensation program consists primarily of the following integrated components: base salary, annual incentive awards, and long-term incentive opportunities, which together make up an executive’s total direct compensation in a given year. The program also contains elements relating to retirement, severance, and other employee benefits.

•

Base salary—Base salary is the fixed portion of an executive’s annual compensation and is intended to recognize fundamental market value for the skills and experience of the individual relative to the responsibilities of his position at our company. Changes to base salary are intended to reflect, among other things, the executive’s performance as indicated through functional progress, career and skill development, and mastery of position competency requirements. Base salary is the foundational element of the total compensation package to which most other elements relate.

•

Annual incentive—Unlike base salary, which is fixed, annual incentive compensation is intended to vary as a direct reflection of company and individual performance over a twelve-month period. The incentive opportunity is expressed as a percent of base salary.

•

Long-term incentives—Long-term incentives are granted with the intent to reward performance over a multi-year period with clear links to shareholder value appreciation. The incentive opportunity is expressed as a percent of base salary. The realized compensation from these incentives will vary as a reflection of stock price or other financial performance over time. For 2006, we used three vehicles to deliver long-term incentive opportunity—stock options, restricted stock units and performance cash awards.

•

Employee retirement/health and welfare benefit plans—These benefits are intended to provide competitive levels of medical, retirement and income protection, such as life and disability insurance coverage, for the executives and their families. Our executives participate in the same programs pertaining to medical coverage (active employee and retiree), life insurance, disability, pension and retirement offered to all of our eligible employees. In addition, we provide our executives and other highly compensated employees non-qualified retirement benefits in excess of Internal Revenue Service qualified plan limits on contributions, earnings and total benefits. These additional benefits generally are calculated based upon benefits an executive would be entitled to under our qualified retirement plans if such tax limitations did not apply. The retirement plans available to the named executive officers are described in more detail beginning on page 50. We believe that our benefits and retirement programs, including the amount of the retirement benefit, is comparable to those offered by the companies in our peer groups and, as a result, are needed to ensure that our executive compensation remains competitive.

•

Severance and other termination payments. Each named executive officer is party to a continuity agreement under which he may receive severance benefits upon his termination of employment in various circumstances following a change in control. In addition, we entered into an offer letter with Mr. Somerhalder, our chief executive officer, that provides him additional severance upon a termination without cause that occurs on or before December 31, 2007. The severance-related agreements available to the named executive officers are described in more detail beginning on page 52. We believe that our severance arrangements, including the amount of the severance benefit, are comparable to those offered by the companies in our peer groups and, as a result, are needed to ensure that our executive compensation remains competitive.

•

Executive perquisites—We do not provide perquisites such as executive life insurance, financial planning, or country club memberships to our executives. Benefits such as temporary housing allowances or use of a company car generally are provided on a temporary basis in the event of relocation or other exceptional circumstances, as determined by pre-established policy or by the Committee.

Determining the Amount of Each Element

We review each executive officer’s compensation annually for market competitiveness and performance impact. For 2006, the Committee engaged the services of Towers Perrin, an independent compensation consultant, to benchmark base salary, target annual incentive opportunities and annual long- term incentive market rates from three market perspectives:

•	A group of 13 comparably sized natural gas providers, which we refer to as “proxy peers”:

Atmos Energy Corporation

Energen Corporation

Equitable Resources, Inc.

National Fuel Gas Company

New Jersey Resources Corporation

Nicor Inc.

ONEOK, Inc.

Peoples Energy Corporation

Piedmont Natural Gas Company, Inc.

Questar Corporation

UGI Corporation

WGL Holdings, Inc.

Western Gas Resources Inc.

    (acquired by Andarko Petroleum             Corporation in August 2006)

•	A group of 94 energy companies having a range of size from 50% to 200% of our annual revenue, which we refer to as our “industry peers;” and

•	General industry.

Proxy peers represent those companies with whom we feel our performance is most comparable, but for compensation purposes this group provides a very limited view of the available labor market. In addition, our company is larger and has a broader scope of business than most of our proxy peers. Our industry peers include a much larger list of companies and provide a more accurate understanding of the broader labor market in which we compete for executive talent. A review of general industry data provides the Committee with the broadest perspective on the competitive labor market. We review the peer groups annually to assure that we have the appropriate marketplace focus.

The Committee examines each component of pay on a standalone basis and taken together as a whole and adjusts levels of base pay and targets for annual and long-term incentives with a bias to performance-based outcomes. We seek to be generally competitive with the 75th percentile of our proxy peers and the 50th percentile of our industry peers across the three pay elements that make up total direct compensation (base salary, annual incentive and long-term incentives). For 2006, total direct compensation for our named executive officers was consistent with these benchmarks.

Benchmarking practices

Using the proxy peer and industry peer group information, the Committee evaluates our aggregate executive compensation on an annual basis. In addition, the Committee compares compensation of our named executive officers with executive pay in the peer groups. For 2006, the pay for our named executive officers was compared to executives at the following levels:

Executive Position	Benchmarked Position

Chief Executive Officer	Chief Executive Officer

Executive Vice President, Chief Financial Officer	Chief Financial Officer Top Financial Executive

Executive Vice President, Utility Operations	3rd Highest Paid Executive Top Regulated Business Executive

Executive Vice President, External Affairs	2nd Highest Paid Executive Top Corporate Affairs Executive

President, Sequent Energy Management	Top Trading Executive

Benchmarking practices also provide the Committee with insight regarding the effective relative mix of short- and long-term incentives and the mix of cash and stock-based pay.

Enterprise and individual performance among the peer groups may cause our competitive posture to vary from year to year in the aggregate or on an individual executive level. We do not apply a specific formula to determine any adjustments to overall or individual executive pay. Instead, the Committee determines individual compensation amounts in a deliberative process with input from the Committee’s independent executive compensation consultant.

For 2006, the Committee determined that base salary, target annual incentives and target long-term cash awards for the named executive officers represented a mix that was appropriately competitive when compared to the peer groups. The factors that went into this decision are described below.

Base salary—The factors that the Committee considered in setting base salary for our named executive officers in 2006 included: pay for comparable positions among peers,

our company’s performance, individual executive performance, internal equity comparisons and time elapsed plus any changes in position scope or responsibility since the last pay increase. In 2006, three of our named executive officers were in new roles of increased responsibility and correspondingly received significant salary increases (Mr. Madden as executive vice president external affairs, Mr. Evans as executive vice president and chief financial officer and Mr. Martinez as executive vice president utility operations). These appointments became effective in late 2005. Messrs. Evans and Martinez received additional salary adjustments mid-2006 to recognize their progress in their new executive roles and to better position their compensation from a competitive standpoint.

Annual incentives—Our Annual Incentive Plan, or AIP, provides the framework for annual incentives that include all full-time employees (unless excluded by their Collective Bargaining Agreement or by a separate business unit plan). In 2006, our named executive officers (other than Mr. Schantz, as described below) also participated in our Executive Performance Incentive Plan, or EPIP, which was approved by our shareholders and is intended to qualify for the performance- based compensation exception to the deduction limits under Section 162(m) of the U.S. tax code.

For 2006, the Committee derived performance measures from our annual operating plan and business strategy, as reviewed by the board of directors. Measures applicable to the named executive officers included our corporate EPS target, which was weighted at 75% of the total award, and individual performance, which was weighted at 25%. The individual goals for each executive were aligned with our corporate objectives under the following themes: provide superior growth in earnings and dividends, build on our growing reputation for customer service excellence through enhanced logistics, make people our competitive advantage, and be relentless in business process improvement. Despite this weighting, the Committee determined that no incentive pay would be received unless the threshold EPS performance goal was met. The Committee feels that EPS is an appropriate measure of our performance, as it reflects any growth of the business and any changes in the value of shareholder investment. EPS also is a common measure of general financial and operating health used by stock and financial analysts as well as investors. For our chief executive officer, the individual performance component was based on the Committee’s assessment, at the end of the year, of his performance against individual objectives established at the time he was hired in 2006. For the other named executive officers, our chief executive officer performed a similar assessment of their performance related to their respective individual goals and reviewed that assessment with the Committee. The individual performance component was based on the Committee’s assessment, at the end of the year, of each executive’s performance against individual objectives established at the beginning of the year.

For 2006, total payout opportunity ranged from 0% to 200% of the target opportunity, based on each of the performance factors, corporate and individual, on a weighted basis. To achieve a 200% award, performance must have met or exceeded maximum performance levels on both measures. Target opportunities for named executive officers ranged from 60% to 75% of base salary. For 2006, our EPS target was $2.63 and our actual reported EPS was $2.73, which represented performance at the 200% level. Each of our named executive officers met or substantially exceeded their individual goals.

Mr. Schantz serves as president of Sequent Energy Management, LP, or Sequent, our asset management company, which maintains an annual incentive program specific to its employees and separate from the EPIP. The Sequent incentive plan is described in more detail on page 42 of this proxy statement in the narrative discussion of the Grants of Plan-Based Awards. While Mr. Schantz was not a participant in the EPIP or the Sequent incentive plan, in establishing his incentive compensation for 2006, the Committee considered the factors described above relating to the EPIP, the annual incentive compensation payable to Mr. Schantz’s direct reports under the Sequent plan, and Sequent’s performance. The Sequent plan provides for mandatory deferral of 50% of any amount earned by a participant for a plan year, which exceeds the participant’s annual base salary for that year. The deferred amount is payable in approximately equal installments on each of the first two anniversaries of the deferral date. If a participant experiences a termination of employment, for any reason, before an anniversary date, the applicable installment is forfeited. During the deferral period, deferred amounts earn interest calculated at the appropriate treasury rate. This deferral feature also applies to Mr. Schantz’ annual incentive compensation. Sequent substantially exceeded the performance measures established under its incentive plan for the 2006 plan year.

Long-term incentives (LTI)—For 2006, the Committee, utilizing market and benchmarking data furnished by its consultant, determined that overall potential LTI compensation for the named executive officers should range between 70% and 250% of base salary.

As noted earlier, for 2006 we used three vehicles to deliver LTI, each having their respective purpose and proportion of total LTI grant value. The use of the proportional mix of options, restricted stock units and performance cash awards was set with an eye towards the respective attributes that each of these vehicles represent from the Company’s and executive’s perspective, as described below.

•

Stock options—Because stock options produce tangible value to the holder only if our stock price increases, the Committee believes that options provide an incentive to perform in ways that lead to stock price appreciation and thus align compensation with shareholder interests. The Committee determines the number of stock options granted to each executive using a binomial lattice model and the market value of shares at the time of grant. For 2006, that calculated share value was divided into 20% of the total LTI target value for the executive to determine the number of shares subject to the option.

•

Restricted stock/units—These awards are granted initially as restricted share units having a one-year performance hurdle. The purpose of these awards is to focus the executives on total shareholder return, with a substantial risk of forfeiture in the first year, and to provide retention value during the service period. In addition, because the per share grant date value of restricted shares is greater than the per share grant date value of stock options, fewer shares are awarded compared to stock options. The Committee believes that these awards provide significant performance incentive and retention value while aligning the applicable compensation with shareholder interests. For 2006, restricted stock units constituted 40% of LTI at the target award level. The performance hurdle for 2006 awards was based upon our EPS meeting or exceeding $2.58. This hurdle was cleared with our reported EPS of $2.73.

•

Performance cash—Performance cash awards granted in 2006 provide a potential cash payment for earnings growth and dividend yield above a preset level over a three-year period. If the value hurdle is not cleared, nothing will be paid. The award value may range between 0% and 140% of the target award value based on actual performance. The Committee believes that using cash rather than shares limits share dilution while continuing to provide significant performance incentive and retention value. For 2006, target performance cash awards constituted 40% of LTI.

The realized compensation value from LTI is ultimately determined by our stock price performance over the term of the awards and, in the case of the equity portion, the executive’s decisions as to when to exercise stock options and to sell shares.

Factors influencing actual individual grant levels include executive level and position, past performance, retention concerns, if any, and company performance. The 20%-40%-40% mix used in 2006 was determined based upon peer group data and by balancing factors that included the cost of equity awards and projected impact on shareholder dilution.

Allocating Between Long-term and Annual Compensation

We seek to maintain an executive compensation program that is balanced in terms of each element of pay relative to competitive practices, with the incentive emphasis placed on long-term versus short-term results. The overall program is intended to balance business objectives for executive pay for performance, retention, competitive market practices and shareholder interests. For 2006, approximately 55% to 75% of the annual total direct compensation target opportunity was subject to performance risk for named executive officers through the annual and long-term incentive plans. Annual incentive awards, which constitute short-term incentives, accounted for slightly more than 20% of annual target compensation for all executives. LTI awards made up over 50% of the annual target compensation mix for our chief executive officer and between 33% and 47% for other named executive officers. The Committee developed target total direct compensation and these relative divisions between short- and long-term incentives for 2006 in coordination with its independent consultant based on the consultant’s research regarding effective and emerging practice among proxy peers and industry peers.

A total of 60% of the LTI target value in 2006 was delivered through stock-based awards, and the remaining 40% was cash value earned on the basis of earnings growth and dividend yield over a three-year performance period to end on December 31, 2008. The Committee believes that this mix effectively aligns the executive’s interests with shareholders’ interests while also providing the executive with a measure of diversification by means of the cash component.

When Long-term Grants are Made

The Committee typically grants LTI awards annually at a regularly scheduled meeting of the board of directors, usually in late January or early February. The meeting date is scheduled well in advance and without regard to potential stock price movement.

On October 25, 2006, the Committee adopted a stock option grant policy, or the Policy. The

Policy provides that in the ordinary course, stock option grants to executive officers and annual stock option grants to all other key employees will be made by the Committee at a regularly scheduled meeting. However, the Policy also provides that the Committee may make grants through use of a unanimous written consent, in lieu of a meeting, but only when circumstances prevent the action from being taken at a regularly scheduled meeting. Any non-annual grant of options issued to non-executive officers by our chief executive officer pursuant to delegated authority generally will have a grant date of the first business day of the month following our chief executive officer’s approval of the grant. The exercise price of all stock options must be no less than the closing price of our common stock as of the trading day immediately preceding the date of grant. All stock option grants must be documented in minutes, unanimous written consents or delegated authority grant reports approved by the Committee and must be promptly communicated to the option recipient by means of an option agreement or notice.

The Role of Executive Officers in Determining Executive Compensation

Our chief executive officer develops recommendations regarding executive compensation, including proposals relative to compensation for individual executive officers, using internal and external resources. These resources include such things as compensation surveys, external data and reports from consultants and data, reports and recommendations from internal staff. Recommendations from our chief executive officer include and consider all aspects of the compensation program—philosophy, design, compliance and competitive strategy—as well as specific actions regarding individual executive officer compensation. The Committee reviews these recommendations with Towers Perrin, its independent compensation consultant, and decides whether to accept, reject, or revise this proposal. The Committee may recommend certain decisions to the full board for its approval.

Our chief financial officer assists the Committee in understanding key business drivers included in program designs, especially incentive programs. This may include defining related measures and explaining the mutual influence on or by other business drivers and the accounting and tax treatment relating to certain awards. Our chief financial officer also provides regular updates to the Committee regarding current and anticipated performance outcomes and their impact on executive compensation.

Our general counsel ensures that appropriate plan documentation and approvals are received in order to keep executive pay programs in compliance with applicable laws and stock exchange listing requirements. Our general counsel also advises the Committee and board of directors regarding compliance with appropriate governance standards and requirements.

Discretion to Modify Awards

As previously noted, annual incentive awards are based on our company’s and each individual executive officer’s performance over the most recently completed fiscal year. Individual performance accounts for 25% of total performance for an executive officer. The Committee reserves the right to adjust individual goals during the course of the year in order to reflect changes in the Company and its business.

In determining the corporate performance component under our EPIP, the Committee has the authority to:

•	exclude extraordinary one-time effects, which could increase or decrease award payments, if, in its overall judgment, our company and our shareholders are better served by that result, and

•	exercise negative discretion against reported results which would serve to reduce an award otherwise due.

No such discretion was exercised in determining award payments for 2006 performance.

Under the LTI program the Committee has discretion to extend an award that would otherwise be forfeited, but not beyond the original term of the award. The Committee does not generally have the authority to unilaterally rescind an award. Each award defines the terms under which it would be forfeited according to the terms approved by shareholders in the 1999 Long-Term Incentive Plan.

Impact of Restated Earnings on Previously Paid or Awarded Compensation

We have not had to restate earnings in a manner that would impact incentive award payments. If future restatements are necessary, the Committee and the board of directors will consider the facts and circumstances relating to the cause of the restatement, as well as the requirements under Section 304 of the Sarbanes-Oxley Act of 2002, in determining whether any payments based upon the financial results were made unjustly and the materiality and methods for recovering such payments.

Accounting and Tax Treatment of Direct Compensation

For executives, all compensation is subject to federal, state and local taxes as ordinary income or capital gains as various tax jurisdictions provide. Section 162(m) of the U.S. tax code places a limit of $1,000,000 on the amount of compensation that we may deduct in any one year with respect to any one of our named executive officers. However, qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Committee anticipates that awards under our long-term incentive programs and the corporate portion of the annual incentive for executives under the EPIP will continue to qualify as performance-based compensation. To maintain flexibility in compensating our executives, however, the Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the Committee believes that such payments are appropriate. Accordingly, certain components of our executive compensation program are designed to be qualifying performance-based compensation under Section 162(m) while others are not.

With the adoption of FAS 123R, we do not expect accounting treatment of differing forms of equity awards to vary significantly and, therefore, accounting treatment is not expected to have a material effect on the selection of forms of compensation.

Stock Ownership

We maintain stock ownership guidelines that are designed to ensure sustained, meaningful executive share ownership, align executive long-term interests with shareholder interests, and demonstrate our officers’ commitment to enhancing long-term shareholder value. As chief executive officer, Mr. Somerhalder is expected to own shares of stock with a market value of at least five times his annual base salary, and our other named executive officers are expected to own shares of stock with a market value of two or three times their annual base salaries, depending on position level. Attainment of these ownership levels are reviewed regularly by the Committee. We include all of the stock owned by an executive, his restricted stock and vested stock options, and stock included in his account under our RSP and NSP Plan in calculating compliance with the ownership guidelines. Reports are provided regularly to the Committee as to the status of each executive’s stock ownership. As of December 31, 2006, each of our named executive officers has either met his stock ownership requirements or has made significant progress toward meeting the ownership requirement within the required time period.

EXECUTIVE COMPENSATION

Compensation Paid to Named Executive Officers

The Summary Compensation Table below reflects the total compensation earned by our chief executive officer, our interim chief executive officer, our chief financial officer and each of our three mostly highly compensated executive officers who served as an executive officer as of December 31, 2006. These six officers are our “named executive officers.”

Summary Compensation Table—Fiscal 2006

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non- Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)

John W. Somerhalder II	2006	$568,077	$150,000	$238,867	$158,150	$830,918	$81,150	$439,015	$2,466,177
President and Chief Executive Officer(8)

D. Raymond Riddle	2006	131,808	—	115,995	4,304	—	—	—	252,107
Interim Chairman and Chief Executive Officer(8)

Andrew W. Evans	2006	339,231	—	52,529	28,319	483,143	29,505	50,802	983,529
Executive Vice President and Chief Financial Officer

R. Eric Martinez, Jr.	2006	339,231	—	52,529	28,319	504,767	29,776	263,062	1,217,684
Executive Vice President, Utility Operations

Kevin P. Madden	2006	380,000	—	67,120	35,910	538,300	85,647	84,975	1,191,952
Executive Vice President, External Affairs

Douglas N. Schantz	2006	288,846	—	25,292	13,430	1,250,000	87,705	64,400	1,729,673
President, Sequent Energy Management, LP(8)

Notes to Summary Compensation Table

(1)	For each of the named executive officers, except Mr. Riddle who served as our interim chairman and chief executive officer, includes salary that was eligible for deferral, at the election of the named executive officer, under our RSP Plan and NSP.

For Mr. Riddle, reflects compensation earned for his services as interim chairman and chief executive officer and as a non-employee director of our company. See “Director Compensation” above for information concerning compensation earned by Mr. Riddle as a non-employee director of our Company.

(2)	For Mr. Somerhalder, represents a one-time signing bonus in connection with his appointment as president and chief executive officer.

(3)	Stock awards include shares of restricted stock, restricted stock units and common stock equivalents. The dollar values shown equal the grant date fair value of the awards, over the requisite service period, determined pursuant to FAS 123R. See “Grants of Plan-Based Awards” below for information about the grants of stock awards.

(4)	All stock options are granted at the fair market value on the respective dates of grant. “Fair market value” is defined under the terms of the applicable plans as the closing price of our common stock as of the trading day immediately before the date of grant. See “Grants of Plan-Based Awards” below for information about the grants of stock options.

An option holder realizes value from a stock option only to the extent that the price of our common stock on the exercise date exceeds the exercise price of the option on the grant date. Consequently, there is no assurance that the value realized by an option holder, if any, would be at or near the estimated grant date value. Those amounts should not be used to predict stock performance.

The dollar value of stock options shown equals the grant date fair value, over the requisite service period, determined pursuant to FAS 123R. Information about the underlying assumptions used in developing the grant date value for each of the stock option grants reported in the above Summary Compensation Table can be found in Note 5 —“Stock-based and Other Incentive Compensation Plans” to the financial statements in our annual report on Form 10-K filed with the SEC on February 7, 2007.

(5)	Includes annual incentive compensation earned under our annual incentive program in 2006 and paid in 2007 and performance cash unit payouts. See “Grants of Plan-Based Awards” below for information about grants of annual incentive compensation and performance cash units.

Annual incentive compensation payout. The annual incentive compensation payout is based on the performance measurement period that ended December 31, 2006. For Messrs. Somerhalder, Evans, Martinez and Madden, the payout is based on a reported EPS of $2.73, which represents a corporate performance level of 200% of the target set earlier in the year.

For Mr. Schantz, reflects payout based on reported EPS of $2.73, Sequent financial performance (measured by earnings before taxes) and his individual performance in leading the Sequent business. Mr. Schantz’s payout is subject to a mandatory deferral of 50% of any amount that exceeds his base salary for the performance measurement period. The deferred amount is payable in approximately equal installments on each of the first two anniversaries of the deferral date. If Mr. Schantz terminates his employment, any outstanding deferred amount is forfeited. During the deferral period, the deferred amounts earn interest calculated at the appropriate treasury rate.

Performance cash unit payout. The performance cash unit payout is based on the 24-month performance measurement period that ended December 31, 2006. Calculation of the payout is based on our total shareholder return over the performance measurement period and represents a payout at the maximum level.

Name	Annual Incentive Compensation Payout ($)	Performance Cash Unit Payout ($)	Total Non-equity Plan Compensation ($)
John W. Somerhalder II	$830,918	$—	$830,918
D. Raymond Riddle	—	—	—
Andrew W. Evans	367,643	115,500	483,143
R. Eric Martinez, Jr.	389,267	115,500	504,767
Kevin P. Madden	418,950	119,350	538,300
Douglas N. Schantz	1,250,000	—	1,250,000

(6)	Amounts represent the following:

•

For Mr. Somerhalder—a $15,007 increase in the value of his accrued benefit under the AGL Resources Inc. Retirement Plan or the Pension Plan; a $25,568 increase in his accrued benefit under the AGL Resources Inc. Excess Benefit Plan, or the Excess Plan; and a $40,575 increase in his accrued benefit pursuant to his employment offer letter. As of December 31, 2006, Mr. Somerhalder was not yet eligible to participate in the Company’s defined benefit pension plans. If his employment with us had terminated, for any reason, during 2006, he would not have been eligible to receive a benefit under these plans.

•	Mr. Riddle does not participate in the Company’s retirement plans.

•	For Mr. Evans—an $11,258 increase in the value of his accrued benefit under the Pension Plan, and an $18,247 increase in his accrued benefit under the Excess Plan.

•	For Mr. Martinez—a $10,904 increase in the value of his accrued benefit under the Pension Plan, and an $18,872 increase in his accrued benefit under the Excess Plan.

•	For Mr. Madden—a $24,058 increase in the value of his accrued benefit under the Pension Plan, and a $61,589 increase in his accrued benefit under the Excess Plan.

•	For Mr. Schantz—a $17,279 increase in the value of his accrued benefit under the Pension Plan, and a $70,426 increase in his accrued benefit under the Excess Plan.

•	For 2006, none of the named executive officers received any interest on deferred compensation at an above-market rate of interest.

(7)	All other compensation reflects the following:

Name	Company Contributions to the RSP Plan ($)	Company Contributions to the NSP ($)	Dividends Paid on Restricted Stock Awards ($)(a)	Tax Gross Ups ($)(b)	Cost of Living ($)(c)	Perquisites ($)(d)	Total All Other Compensation ($)
John W. Somerhalder II	$9,750	$19,790	$44,850	$40,147	$—	$324,477	$439,015
D. Raymond Riddle	—	—	—	—	—	—	—
Andrew W. Evans	9,750	18,802	22,250	—	—	—	50,802
R. Eric Martinez, Jr.	9,750	—	23,655	47,140	10,500	172,018	263,062
Kevin P. Madden	9,750	31,513	43,712	—	—	—	84,975
Douglas N. Schantz	7,703	51,517	5,180	—	—	—	64,400

(a)	Represents dividends paid on unvested stock awards. Dividends are paid on shares of unvested stock at the same rate as on our other shares.

(b)	Represents gross-up on one-time costs for each of Messrs. Somerhalder and Martinez in connection with relocation payments to Atlanta.

(c)	For Mr. Martinez, represents a cost of living allowance in connection with his work in New Jersey.

(d)	Perquisites include the following:

Name	Relocation Payments ($)	Company Car ($)	Company Housing ($)	Total Perquisites ($)
John W. Somerhalder II(a)	$289,877	$—	$34,601	$324,477
D. Raymond Riddle	—	—	—	—
Andrew W. Evans	—	—	—	—
R. Eric Martinez, Jr.(a)	142,895	2,690	29,123	172,018
Kevin P. Madden	—	—	—	—
Douglas N. Schantz	—	—	—	—

(a)	For Mr. Somerhalder, represents our one-time costs for Mr. Somerhalder’s relocation to Atlanta and Company housing in connection with his appointment as president and chief executive officer. For Mr. Martinez, represents our costs for Mr. Martinez’s corporate housing and use of a Company car in connection with his work in Atlanta, Georgia while permanently residing in Houston, Texas and his subsequent relocation to Atlanta. For Messrs. Somerhalder and Martinez, certain relocation expenses were paid for by the Company under the Company’s management relocation program, some of which were considered taxable income to the employee.

(8)	Mr. Riddle served as interim chairman and chief executive officer from January 1, 2006 until March 3, 2006. Mr. Somerhalder was appointed president and chief executive officer on March 3, 2006. Mr. Schantz was appointed as an executive officer on October 26, 2006.

Grants of Plan-based Awards

The Compensation and Management Development Committee granted the following types of plan-based awards in 2006:

Non-equity Incentive Plan Awards

•	Annual cash incentive grants
•	Performance cash

Equity-based Plan Awards

•	Restricted stock
•	Restricted stock units
•	Stock options

Non-equity Incentive Plan Awards

Estimated future payouts under non-equity incentive plan awards include both annual cash incentive grants and performance cash grants.

Annual cash incentive grants

Unlike base salary that is fixed, annual cash incentive grants are a part of compensation that is intended to vary as a direct reflection of performance as measured over our twelve-month fiscal year.

For Messrs. Somerhalder, Evans, Martinez and Madden, annual cash incentives are granted under the AIP and EPIP. Under the EPIP, we measure company performance. Under the AIP, we measure business unit and individual performance. The annual performance measurement period under both plans corresponds with our fiscal year and ends December 31. Target incentive opportunity is expressed as a percent of base salary. Total payout opportunity ranges from 0% to 200% of the target opportunity. The Company must meet or surpass its corporate EPS performance threshold in order for any cash incentive payments to be made under either plan, irrespective of the level of individual performance. For 2006, at the senior executive level, target incentive opportunity ranged from 60% to 75% of base salary, and weighting is 75% on corporate EPS results and 25% on individual performance. The corporate portion of these awards is intended to qualify as “performance-based compensation” under Section 162(m) of the U.S. tax code.

Mr. Schantz’s annual cash incentive arrangement is based upon our EPS, Sequent’s corporate performance (as measured under the Sequent annual incentive plan), and Mr. Schantz’s individual performance in leading the Sequent business. Under the Sequent annual incentive plan, Sequent’s performance is measured by its earnings before taxes, or EBT, as of December 31, 2006, against expectations set earlier in the year. Target incentive opportunity is expressed as a percent of salary. Actual payout is based on a bonus pool that equals a percentage of Sequent’s EBT. Sequent must meet or surpass its EBT threshold in order for any incentive payments to be made, irrespective of the level of individual performance. There is no cap on the level of individual payout. Mr. Schantz does not participate, directly, in the Sequent annual incentive plan. However, Sequent’s performance against its annual incentive plan’s performance measures and the amounts earned under the plan by Mr. Schantz’s direct reports were additional factors considered by the Compensation and Management Development Committee in determining Mr. Schantz’s 2006 annual incentive payment. The Sequent annual incentive plan provides for mandatory deferral of 50% of any amount earned by a participant for a plan year, which exceeds the participant’s annual base salary for that year. The deferred amount is payable in approximately equal installments on each of the first two anniversaries of the deferral date. If a participant experiences a termination of employment, for any reason, before an anniversary date, the applicable installment is forfeited. During the deferral period, deferred amounts earn interest calculated at the appropriate treasury rate. The deferral feature described above also applies to Mr. Schantz’ annual incentive.

At the beginning of the fiscal year, the Compensation and Management Development Committee makes annual cash incentive grants by establishing performance targets and setting individual target opportunities. Following the end of the fiscal year, the Compensation and Management Development Committee certifies performance achieved and authorizes payouts.

Actual annual cash incentive payouts earned in 2006 and paid in 2007 are included in the Summary Compensation Table above.

Performance Cash Awards

Performance cash awards represent an opportunity to receive a cash award subject to the achievement of certain pre-established performance criteria. Performance cash awards have a 36-month performance measurement period that ends on December 31, 2008, and a performance measure that relates to our average annual growth in earnings per share plus the average dividend yield. Total payout opportunity ranges from 0% to 140% of the target opportunity. The Company must meet or surpass its threshold level in order for any award to be paid. For 2006, at the senior executive level, performance cash awards represent 40% of long-term incentive awards and range between 29% and 56% of a senior executive officer’s base salary.

The Compensation and Management Development Committee makes performance cash grants at the beginning of the fiscal year by establishing performance targets and setting individual target opportunities. Following the end of the performance measurement period, the Compensation and Management Development Committee certifies performance achieved and authorizes payouts. The Committee intends that these awards qualify as “performance-based compensation” under Section 162(m) of the U.S. tax code.

Equity Incentive Plan Awards

Equity incentive plan awards include restricted stock, restricted stock units and stock options. These awards are intended to reward performance over a long-term with clear links to shareholder value appreciation. The incentive opportunity is expressed as a percentage of base salary. The actual compensation realized from these incentives will vary as a reflection of stock price performance over time.

Stock Awards. Stock awards, which include restricted stock and restricted stock units, are subject to time-based vesting according to the terms of the respective stock award agreement. Stock awards are subject to transfer restrictions and subject to forfeiture upon a recipient’s termination of employment for any reason prior to vesting. Upon a change in control of the Company, all stock awards immediately become vested.

Our restricted stock units have a 12-month performance measurement period with a pre-established performance hurdle. The performance measure for the 2006 restricted stock unit awards relates to a basic earnings per share goal.

If the performance measure is not achieved, the restricted stock units are forfeited. If the performance hurdle is achieved, the restricted stock units convert to an equal number of shares of restricted stock and, thereafter, vest ratably over a three-year period.

Restricted stock units are not eligible for dividend credit or voting. During the vesting period for restricted stock, the recipient has the right to vote the stock and receive dividends. These awards are intended to qualify as “performance-based compensation” under Section 162(m) of the U.S. tax code.

Stock Options. All stock options are granted at fair market value as of the date of grant. Fair market value is defined under the terms of our applicable plans as the closing price of our common stock as of the trading day immediately before the date of grant.

Employee stock options are subject to time-based vesting and are exercisable according to the terms of the respective option agreement. Stock options granted to non-employee directors are 100% vested as of the date of grant. The exercise price of options may be paid in cash, by delivery of already-owned shares of our common stock or by other methods approved by our Compensation and Management Development Committee. The expiration date for stock options is ten years from the date of grant for options other than reload options. Reload options, which are available only with respect to options granted in the past, have an expiration date that is the same date as the expiration date of the original underlying option. Options are subject to early termination upon the occurrence of certain events related to termination of employment or service. All options immediately become exercisable in the event of a change in control.

An option holder realizes value from a stock option only to the extent that the price of our common stock on the exercise date exceeds the exercise price of the option on the grant date.

Grants of Plan-Based Awards—Fiscal 2006

The following table presents information concerning plan-based awards granted to each of the named executive officers during 2006.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)(2)
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	All Other Stock Awards (#)(3)	All Other Option Awards (#)(3)(4)	Exercise or Base Price of Option ($/Sh)(4)	Closing Market Price on Date of Grant ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)

John W. Somerhalder II	03/03/06	03/02/06	$—	$—	$—	—	200,000	$35.83	$35.64	$158,150
	03/03/06	03/02/06	—	—	—	40,000	—	35.83	35.64	238,867
	03/03/06	03/02/06	—	$525,000	$853,000	—	—	—	—	—

D. Raymond Riddle	02/14/06	(4)	—	—	—	—	452	35.40	35.10	2,107
	05/03/06	(3)	—	—	—	2,472	—	—	—	88,000
	06/15/06	(3)	—	—	—	112	—	—	—	4,000
	11/28/06	(4)	—	—	—	—	429	37.28	37.81	2,198
	12/15/06	(3)	—	—	—	609	—	—	—	23,995

Andrew W. Evans	02/01/06	02/01/06	75,000	150,000	300,000	—	19,400	35.78	35.72	28,319
	02/17/06	02/17/06	100,800	168,000	235,200	5,400	—	—	—	52,529

R. Eric Martinez, Jr.	02/01/06	02/01/06	90,000	180,000	360,000	—	19,400	35.78	35.72	28,319
	02/17/06	02/17/06	100,800	168,000	235,200	5,400	—	—	—	52,529

Kevin P. Madden	02/01/06	02/01/06	114,000	228,000	456,000	—	24,600	35.78	35.72	35,910
	02/17/06	02/17/06	127,680	212,800	297,920	6,900	—	—	—	67,120

Douglas N. Schantz	02/01/06	02/01/06	—	850,000	—	—	9,200	35.78	35.72	13,430
	02/17/06	02/17/06	47,040	78,400	109,760	2,600	—	—	—	25,292

Notes to Grants of Plan-Based Awards Table

Notes to annual incentive awards

(1)	For Mr. Somerhalder, reflects a guaranteed first-year annual incentive payout of, at a minimum, a full year’s participation at target level performance (i.e., $525,000) and, at a maximum, actual earnings at the maximum level (i.e., $853,000). Our board of directors approved the terms of Mr. Somerhalder’s grants on March 2, 2006. The grant date for each of Mr. Somerhalder’s grants is March 3, 2006, which was Mr. Somerhalder’s starting work date.

For Messrs. Evans, Martinez and Madden, reflects annual incentive grants made on February 1, 2006 under the AIP and EPIP for the performance measurement period that ended December 31, 2006. For Mr. Evans, his annual incentive grant with a target incentive opportunity of 50% made on February 1, 2006, was updated on May 1, 2006 to reflect an increase in target incentive opportunity from 50% to 60%.

For Mr. Schantz, reflects target annual incentive award made on February 1, 2006 for the performance measurement period that ended December 31, 2006 based on his 2005 actual annual incentive award.

See the Summary Compensation Table above for annual incentive compensation earned in 2006 and paid in 2007.

Notes to performance cash awards

(2)	For Messrs. Evans, Martinez, Madden and Schantz, reflects annual performance cash awards made on February 17, 2006 for a 36-month performance measurement period that ends on December 31, 2008.

Notes to restricted stock and restricted stock units

(3)	For Mr. Somerhalder, includes the one-time issuance of restricted stock and stock options on his date of employment, both of which vest five years after date of grant. Our board of directors approved the terms of Mr. Somerhalder’s grants on March 2, 2006. The grant date for each of Mr. Somerhalder’s grants is March 3, 2006, which was Mr. Somerhalder’s starting work date.

For Messrs. Evans, Martinez, Madden and Schantz, reflects restricted stock unit grants made on February 17, 2006 with a 12-month performance measurement period that ended on December 31, 2006.

For Mr. Riddle, reflects common stock equivalents accrued in connection with the payment of his annual retainer and meeting fees for services as a non-employee director. The grant date for such accruals is governed by the terms of our CSE Plan.

Notes to stock options

(4)	The exercise price for each of the options is the fair market value on the option’s date of grant. “Fair market value” is defined under the terms of the applicable plans as the closing price of our common stock as of the trading day immediately before the date of grant.

For Mr. Somerhalder, includes the one-time issuance of restricted stock and stock options on his date of employment, both of which vest five years after date of grant. Our board of directors approved the terms of Mr. Somerhalder’s grants on March 2, 2006. The grant date for each of Mr. Somerhalder’s grants is March 3, 2006, which was Mr. Somerhalder’s starting work date.

For Mr. Riddle, reflects the grant of two reload options. The grant date for such reload is governed by the terms of our 1996 Directors Plan. A reload option is an option for the same number of shares as is exchanged in payment of the exercise price. A reload option is subject to all of the same terms and conditions as the original option except for the exercise price that is determined by the fair market value of our common stock on the date the reload option is granted. In 2002, we updated our director compensation program and eliminated stock options as a component of compensation for non-employee directors.

For Messrs. Evans, Martinez, Madden and Schantz, reflects stock option grants made on February 1, 2006 that vest in equal annual installments over a three-year period.

Outstanding Equity Awards at Fiscal Year End

The following table presents information concerning outstanding equity awards held by the named executive officers as of December 31, 2006.

Outstanding Equity Awards—Fiscal 2006

		Option Awards					Stock Awards
		Date of Grant	Number of Securities Underlying Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)
Name			Exercisable	Unexercisable

John W. Somerhalder II	(1)	03/03/06	—	200,000	$35.830	03/03/16	—	$—
	(1)	03/03/06	—	—	—	—	40,000	1,556,400

D. Raymond Riddle	(2)	02/06/98	798	—	20.063	02/06/08	—	—
	(2)	02/05/99	826	—	19.375	02/05/09	—	—
	(2)	02/04/00	935	—	17.125	02/04/10	—	—
	(2)	01/26/01	1,437	—	20.880	01/26/11	—	—
	(2)	02/01/02	1,410	—	21.280	02/01/12	—	—
	(2)	08/01/02	5,763	—	22.100	08/01/12	—	—

Andrew W. Evans		05/01/02	3,333	—	23.940	05/01/12	—	—
	(3)	12/01/04	—	—	—	—	1,167	45,408
	(4)	01/03/05	1,900	3,800	33.240	01/03/15	—	—
	(5)	01/03/05	—	—	—	—	1,133	44,085
	(6)	09/27/05	6,000	18,000	36.560	09/27/15	—	—
	(7)	09/27/05	—	—	—	—	8,000	311,280
	(8)	02/01/06	—	19,400	35.780	02/01/16	—	—
	(9)	02/17/06	—	—	—	—	5,400	210,114

R. Eric Martinez, Jr.		02/07/97	997	—	20.125	02/07/07	—	—
		02/09/98	1,081	—	20.125	02/06/08	—	—
		11/09/98	1,672	—	21.250	11/09/08	—	—
		02/01/02	12,000	—	21.280	02/01/12	—	—
	(3)	12/01/04	—	—	—	—	1,167	45,408
	(4)	01/03/05	1,634	3,266	33.240	01/03/15	—	—
	(5)	01/03/05	—	—	—	—	1,000	38,910
	(10)	12/07/05	6,000	18,000	35.630	12/07/15	—	—
	(11)	12/07/05	—	—	—	—	8,000	311,280
	(8)	02/01/06	—	19,400	35.780	02/01/16	—	—
	(9)	02/17/06	—	—	—	—	5,400	210,114

Kevin P. Madden		09/01/01	27,850	—	21.300	09/01/11	—	—
		05/27/03	2,000	—	26.080	09/01/11	—	—
		05/28/03	443	—	26.610	09/01/11	—	—
		09/04/03	1,000	—	28.420	09/01/11	—	—
		08/25/04	1,000	—	29.680	09/01/11	—	—
		08/27/04	1,000	—	30.200	09/01/11	—	—
	(3)	12/01/04	—	—	—	—	1,833	71,322
	(4)	01/03/05	6,634	13,266	33.240	01/03/15	—	—
	(5)	01/03/05	—	—	—	—	4,000	155,640
	(12)	01/03/05	—	—	—	—	2,000	77,820
	(13)	12/07/05	—	—	—	—	15,000	583,650
	(8)	02/01/06	—	24,600	35.780	02/01/16	—	—
	(9)	02/17/06	—	—	—	—	6,900	268,479

Douglas N. Schantz		05/05/03	10,000	—	25.500	05/05/13	—	—
	(4)	01/03/05	3,867	7,733	33.240	01/03/15	—	—
	(5)	01/03/05	—	—	—	—	2,333	90,777
	(8)	02/01/06	—	9,200	35.780	02/01/16	—	—
	(9)	02/17/06	—	—	—	—	2,600	101,166

Notes to Outstanding Equity Awards Table

(1)	Date of grant—3/3/06. Stock options and restricted shares each vest five years after date of grant (3/3/11). Represents one-time grant in connection with the appointment of Mr. Somerhalder as president and chief executive officer.

(2)	Represents options granted to Mr. Riddle in payment of his annual retainer for services as a non-employee director. Mr. Riddle served as interim chairman and chief executive officer from January 1, 2006 until March 3, 2006.

(3)

Date of grant—12/1/04. Restricted shares vest at the rate of one-third per year, with vesting dates on 12/1/05, 12/1/06 and 12/1/07. Represents one-time grant in connection with the acquisition of NUI Corporation.

(4)	Date of grant—1/3/05. Stock options vest at the rate of one-third per year, with vesting dates on 1/3/06, 1/3/07 and 1/3/08.

(5)

Date of grant—1/3/05. Restricted stock units, having satisfied performance criteria for the applicable performance measurement period, converted to an equal number of restricted shares and vest at the rate of one-third per year, with vesting dates on 12/31/06, 12/31/07 and 12/31/08.

(6)	Date of grant—9/27/05. Stock options vest at the rate of one-fourth per year, with vesting dates on 9/27/06, 9/27/07, 9/27/08 and 9/27/09. Represents one-time grant in connection with promotion.

(7)	Date of grant—9/27/05. Restricted shares vest at the rate of one-third per year, with vesting dates on 9/27/06, 9/27/07 and 9/27/08. Represents one-time grant in connection with promotion.

(8)	Date of grant—2/1/06. Stock options vest at the rate of one-third per year, with vesting dates on 2/1/07, 2/1/08 and 2/1/09.

(9)

Date of grant—2/17/06. Restricted stock units, subject to satisfaction of performance criteria for the applicable performance measurement period, convert to an equal number of restricted shares and vest at the rate of one-third per year, with vesting dates on January 30, 2008, January 30, 2009 and January 30, 2010.

(10)	Date of grant—12/7/05. Stock options vest at the rate of one-fourth per year, with vesting dates on 12/7/06, 12/7/07, 12/7/08 and 12/7/09. Represents one-time grant in connection with promotion.

(11)	Date of grant—12/7/05. Restricted shares vest at the rate of one-third per year, with vesting dates on 12/7/06, 12/7/07 and 12/7/08.

(12)

Date of grant—1/3/05. Restricted shares, having satisfied performance criteria for the applicable performance measurement period, vest at the rate of one-third per year, with vesting dates on 12/31/05, 12/31/06 and 12/31/07.

(13)	Date of grant—12/7/05. Restricted shares vest two years after date of grant on 12/7/07. Represents one-time grant in connection with promotion.

Option Exercises and Stock Vested

The following table presents information concerning stock options exercised and stock awards vested by the named executive officers during 2006.

Option Exercises and Stock Vested—Fiscal 2006

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(2)
John W. Somerhalder II	—	$—	—	$—
D. Raymond Riddle	2,114	30,132	3,193	116,000
Andrew W. Evans	—	—	5,734	212,686
R. Eric Martinez, Jr.	—	—	5,667	222,879
Kevin P. Madden	—	—	5,834	226,084
Douglas N. Schantz	—	—	1,167	45,408

Notes to Option Exercises and Stock Vested Table

(1)	For Mr. Riddle, represents the following option exercises:

Name	Date of Grant	Date of Exercise	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
D. Raymond Riddle	03/14/96	02/14/06	889	$15,469
	02/07/97	11/28/06	796	13,655
	11/28/06	12/06/06	429	1,008
Total			2,114	30,132

(2)	For 2006, includes the vesting of shares for each of the named executive officers as follows:

Name	Date of Grant	Date of Vesting	Vested (#)	Vested ($)
John W. Somerhalder II	—	—	—	$—
D. Raymond Riddle(a)	05/03/06	05/03/06	2,472	88,000
	06/15/06	06/15/06	112	4,000
	12/15/06	12/15/06	609	24,000
Total			3,193	116,000
Andrew W. Evans	12/01/04	12/01/06	1,167	$44,824
	01/03/05	12/31/06	567	22,062
	09/27/05	09/27/06	4,000	145,800
Total			5,734	212,686
R. Eric Martinez, Jr.	12/01/04	12/01/06	1,167	44,824
	01/03/05	12/31/06	500	19,455
	12/07/05	12/07/06	4,000	158,600
Total			5,667	222,879
Kevin P. Madden	12/01/04	12/01/06	1,834	70,444
	01/03/05	12/31/06	2,000	77,820
	01/03/05	12/31/06	2,000	77,820
Total			5,834	226,084
Douglas N. Schantz	01/03/05	12/31/06	1,167	45,408
Total			1,167	45,408

(a)	For Mr. Riddle, represents common stock equivalents deferred in connection with the annual retainer and meeting fees earned as a non-employee director.

Pension Benefits

The table below shows the present value of accumulated benefits payable to each of the named executive officers, including the number of years of service credited to each such named executive officer under our Pension Plan, and Excess Plan, and for Mr. Somerhalder, his employment offer letter.

We used the following assumptions in calculating the present value of accumulated benefit:

• Retirement age:	65
• Payment form:	Life annuity
• Discount rate:	5.80%
• Postretirement mortality:	Use of the RP-2000 mortality table with mortality improvements projected for 10 years.
• Salary scale:	None
• Preretirement decrements:	None

Pension Benefits—Fiscal 2006

Name	Plan Name(1)(2)(3)	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)		Payments During Last Fiscal Year ($)
John W. Somerhalder II	Pension Plan	1.0	$15,007	(4)	—
	Excess Plan	1.0	25,568	(4)	—
	Employment Offer Letter	1.0	40,575	(4)	—
D. Raymond Riddle	Pension Plan	—	—		—
	Excess Plan	—	—		—
Andrew W. Evans	Pension Plan	5.0	43,882		—
	Excess Plan	5.0	33,033		—
R. Eric Martinez, Jr.	Pension Plan	17.0	82,521		—
	Excess Plan	17.0	55,482		—
Kevin P. Madden	Pension Plan	6.0	94,309		—
	Excess Plan	6.0	179,295		—
Douglas N. Schantz	Pension Plan	4.0	53,548		—
	Excess Plan	4.0	117,229		—

Notes to Pension Benefits Table

(1)	The Pension Plan, is a broad-based, tax-qualified defined benefit plan. All of our employees are eligible to participate in the Pension Plan, upon completion of one year of service and attainment of age 21. Plan benefits are determined, generally, by a “career average” earnings formula. Generally, the Pension Plan provides that the term “compensation”

means base pay, overtime, and bonuses. Benefits vest upon completion of five years of service. A participant’s accrued benefit is calculated based upon the normal form of benefits for that participant, as of the date the participant will reach the Pension Plan’s normal retirement age of 65. The normal form of benefits for a participant who is single is a life annuity. The normal form for a married participant is a joint and 50%

survivor annuity. The Pension Plan provides for the payment of benefits in other forms, if the participant so elects. These other forms include various annuities, and only in cases where a participant’s benefit is less than $10,000, a single lump sum payment. A participant may elect to receive benefits earlier than normal retirement age, once the participant has reached the early retirement age of 55. If a participant elects to commence benefits earlier than normal retirement age, the monthly payments will be reduced to reflect the fact that payments may continue over a longer period of time. If the participant satisfies the Pension Plan’s requirements for early retirement (age 55 with 5 years of service) the reduced amount is subsidized. If the participant does not satisfy the early retirement criteria, the reduced payments represent the actuarial equivalent of the full normal retirement benefit.

(2)	The Excess Plan, is a non-qualified, and unfunded, defined benefit plan designed for the benefit of a select group of management or highly compensated employees. Specifically, the Excess Plan is available to our employees who are adversely affected by limitations set forth in the U.S. tax code imposed on benefits under a tax-qualified plan, such as the

Pension Plan. Benefits under the Excess Plan are calculated by a formula that first determines what the participant’s benefit would be under the Pension Plan, but for the imposition of the U.S. tax code limits and then subtracts from that figure, the amount the participant will actually be entitled to under the Pension Plan. Benefits under the Excess Plan are paid in the same form as the benefit paid to the participant under the Pension Plan.

(3)	The employment offer letter for Mr. Somerhalder, dated March 2, 2006, provides that if Mr. Somerhalder is employed with us through December 31, 2010, he will become eligible to receive a lump sum payment at the earlier of his termination of employment or retirement under the Pension Plan. The payment will be equal to the actuarial equivalent of the additional benefit he would have been entitled to receive under the Pension Plan and Excess Plan at normal retirement age, in the form of a single-life annuity if for each year of service with us (up to a maximum of five years) he had earned one additional year of service.

(4)	Represents the present value of the benefits that would have been earned during 2006, if Mr. Somerhalder had been eligible to participate in the plans during 2006.

Nonqualified Deferred Compensation

Nonqualified Deferred Compensation—Fiscal 2006

Name (a)	Executive Contributions in Last FY ($) (b)(1)	Registrant Contributions in Last FY ($) (c)(2)	Aggregate Earnings in Last FY ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)(3)
John W. Somerhalder II	$29,077	$19,790	$1,350	$—	$50,217
D. Raymond Riddle	—	—	—	—	—
Andrew W. Evans	28,972	18,802	8,717	—	94,836
R. Eric Martinez, Jr.	—	—	—	—	—
Kevin P. Madden	257,055	31,513	85,539	—	941,332
Douglas N. Schantz	113,631	51,517	28,993	—	286,519

Notes to Nonqualified Deferred Compensation Table

(1)	All amounts set forth in column (b) are included in the Summary Compensation Table in the columns for Salary and Non-Equity Incentive Plan Compensation.

(2)	All amounts set forth in column (c) represent Company contributions to our NSP and are included in the Summary Compensation Table in the All Other Compensation column.

(3)	Amounts reported in column (f) were previously reported as compensation in prior year summary compensation tables as $18,240 for Mr. Evans, $497,771 for Mr. Madden and $0 for Mr. Martinez. Prior to the year ended December 31, 2006, Messers. Somerhalder, Riddle and Schantz were not named executive officers and, therefore, the amounts in column (f) for Messrs. Somerhalder, Riddle and Schantz were not previously reported.

The above table relates to and describes compensation deferred by named executive officers under our NSP. The NSP is an unfunded, nonqualified deferred compensation plan, for a select group of management or highly compensated employees.

The NSP allows eligible employees to defer up to 50% (100% effective January 1, 2007) of base salary and up to 100% of annual incentive pay, as before tax contributions. The timing restrictions for contribution deferrals are intended to comply with Section 409A of the U.S. tax code, as well as other applicable tax code provisions. The Company matches contributions at a rate of 65% of participant contributions up to the first 8% of the participant’s covered compensation. However, matching contributions under the NSP are offset to the extent of any matching contributions the participant is entitled to under our RSP Plan. Each participant in the NSP has a plan account, which represents a bookkeeping entry reflecting contributions and earnings/losses on the participant’s notional investments. Participants are always 100% vested in their own contributions and vest over a three-year period in employer matching contributions. Distributions of a participant’s account balance occur following a termination of employment. Prior to January 1, 2007, the only available form of distribution under the NSP was a single lump sum cash payment. Beginning January 1, 2007, participants have the option of taking distributions, following termination of employment, in the following forms: (i) a single lump sum cash payment; (ii) a lump sum cash payment of a portion of the participant’s account, with the remainder distributed in up to 10 equal annual installments, or (iii) between one and ten equal annual installments. The investment choices under the NSP generally mirror the investment choices in our RSP Plan.

Potential Payments upon Termination or Change in Control

We have entered into certain agreements and maintain certain plans that will require us to provide compensation and benefits to our named executive officers in the event of a termination of employment following a change in control of our company. We also entered into an employment offer letter with Mr. Somerhalder that provides for certain payments or benefits upon a termination of employment under certain circumstances. We do not otherwise maintain any agreement, plan or practice that specifically provides for compensation to a named executive officer upon termination of employment. The amount of compensation payable to each named executive officer in each relevant situation is listed in the tables below, except for D. Raymond Riddle. Mr. Riddle’s only period of employment with us was as our interim chairman and chief executive officer, for the period January 1, 2006 until March 3, 2006. He would not have been eligible for any payments upon a termination of employment on December 29, 2006. Accordingly, we have not included a table for Mr. Riddle. Footnotes relating to all of these tables follow the last table on page 57.

The following table describes the potential payments upon termination of employment with the Company for John W. Somerhalder II, our president and chief executive officer.

	Potential Payments Upon Termination Other than in Connection with a Change in Control			Potential Payments Upon Termination Following a Change in Control
Executive Benefits and Payments Upon Termination(1)	Voluntary Termination (2)	Involuntary Not for Cause Termination (3)	For Cause Termination (4)	Involuntary or Good Reason Termination (5)	Death or Disability (6)
Compensation:
Base Salary	$—	$1,837,500	$—	$2,100,000	$—
Short-term Incentive	—	525,000	—	2,492,754	525,000
Long-term Incentives
Unvested Restricted Stock	—	311,280	—	1,556,400	—
Unvested Restricted Stock Units	—	—	—	—	—
Unvested Performance Cash Units	—	—	—	—	—
Unvested Stock Options	—	123,200	—	616,000	124,568
Benefits & Perquisites:	—	—	—
Incremental Non-qualified Pension	—	—	—	238,823	—
Post-retirement/Post- termination Health Care	—	5,152	—	8,231	—
Disability Benefits	—	—	—	—	(6)
Death Benefit	—	—	—	—	(6)
Accrued Vacation Pay	17,500	17,500	17,500	17,500	17,500
Outplacement Assistance	—	—	—	175,000	—
280G Tax Gross-up	—	—	—	3,014,157	—
TOTAL:	$17,500	$2,819,632	$17,500	$10,218,865	(6)

The following table describes the potential payments upon termination of employment with the Company for Andrew W. Evans, our executive vice president and chief financial officer.

	Potential Payments Upon Termination Other than in Connection with a Change in Control			Potential Payments Upon Termination Following a Change in Control
Executive Benefits and Payments Upon Termination(1)	Voluntary Termination (2)	Involuntary Not for Cause Termination (3)	For Cause Termination (4)	Involuntary or Good Reason Termination (5)	Death or Disability (6)
Compensation:
Base Salary	$—	(3)	$—	$1,080,000	$—
Short-term Incentive	—	—	—	1,102,929	$192,283
Long-term Incentives
Unvested Restricted Stock	—	—	—	632,936	—
Unvested Restricted Stock Units	—	—	—	—	—
Unvested Performance Cash Units	—	—	—	498,000	—
Unvested Stock Options	—	—	—	124,568	124,568
Benefits & Perquisites:
Incremental Non-qualified Pension	—	—	—	209,182	—
Post-retirement/Post- termination Health Care	—	—	—	11,625	—
Disability Benefits	—	—	—	—	(6)
Death Benefit	—	—	—	—	(6)
Accrued Vacation Pay	—	—	—	—	—
Outplacement Assistance	—	—	—	90,000	—
280G Tax Gross-up	—	—	—	1,564,779	—
TOTAL:	$—	(3)	$—	$5,314,019	(6)

The following table describes the potential payments upon termination of employment with the Company for R. Eric Martinez, Jr., our executive vice president, utility operations.

	Potential Payments Upon Termination Other than in Connection with a Change in Control			Potential Payments Upon Termination Following a Change in Control
Executive Benefits and Payments Upon Termination(1)	Voluntary Termination (2)	Involuntary Not for Cause Termination (3)	For Cause Termination (4)	Involuntary or Good Reason Termination (5)	Death or Disability (6)
Compensation:
Base Salary	$—	(3)	$—	$1,080,000	$—
Short-term Incentive	—	—	—	1,167,801	203,593
Long-term Incentives		—	—
Unvested Restricted Stock	—	—	—	625,154	—
Unvested Restricted Stock Units	—	—	—		—
Unvested Performance Cash Units	—	—	—	498,000	—
Unvested Stock Options	—	—	—	138,284	138,284
Benefits & Perquisites:
Incremental Non-qualified Pension	—	—	—	209,895	—
Post-retirement/Post- termination Health Care	—	—	—	25,577	—
Disability Benefits	—	—	—	—	(6)
Death Benefit	—	—	—	—	(6)
Accrued Vacation Pay	2,596	2,596	2,596	2,596	2,596
Outplacement Assistance	—	—	—	90,000	—
280G Tax Gross-up	—	—	—	1,598,598	—
TOTAL:	$2,596	(3)	$2,596	$5,435,905	(6)

The following table describes the potential payments upon termination of employment with the Company for Kevin P. Madden, our executive vice president, external affairs.

	Potential Payments Upon Termination Other than in Connection with a Change in Control			Potential Payments Upon Termination Following a Change in Control
Executive Benefits and Payments Upon Termination(1)	Voluntary Termination (2)	Involuntary Not for Cause Termination (3)	For Cause Termination (4)	Involuntary or Good Reason Termination (5)	Death or Disability (6)
Compensation:
Base Salary	$—	(3)	$—	$1,140,000	$—
Short-term Incentive	—	—	—	1,256,850	228,000
Long-term Incentives
Unvested Restricted Stock	—	—	—	1,020,739	—
Unvested Restricted Stock Units	—	—	—	—	—
Unvested Performance Cash Units	—	—	—	383,300	—
Unvested Stock Options	—	—	—	152,220	152,220
Benefits & Perquisites:
Incremental Non-qualified Pension	—	—	—	381,041	—
Post-retirement/Post- termination Health Care	—	—	—	2,072	—
Disability Benefits	—	—	—	—	(6)
Death Benefit	—	—	—	—	(6)
Accrued Vacation Pay	8,861	8,861	8,861	8,861	8,861
Outplacement Assistance	—	—	—	95,000	—
280G Tax Gross-up	—	—	—	1,491,817	—
TOTAL:	$8,861	(3)	$8,861	$5,931,900	(6)

The following table describes the potential payments upon termination of employment with the Company for Douglas N. Schantz, our president, Sequent Energy Management, LP.

	Potential Payments Upon Termination Other than in Connection with a Change in Control			Potential Payments Upon Termination Following a Change in Control
Executive Benefits and Payments Upon Termination(1)	Voluntary Termination (2)	Involuntary Not for Cause Termination (3)	For Cause Termination (4)	Involuntary or Good Reason Termination (5)	Death or Disability (6)
Compensation:
Base Salary	$—	(3)	$—	$580,000	$—
Short-term Incentive	—	—	—	2,500,000	216,635
Long-term Incentives
Unvested Restricted Stock	—	—	—	237,351	—
Unvested Restricted Stock Units	—	—	—	—	—
Unvested Performance Cash Units	—	—	—	182,120	—
Unvested Stock Options	—	—	—	72,644	72,644
Benefits & Perquisites:
Incremental Non-qualified Pension	—	—	—	—	—
Post-retirement/Post- termination Health Care	—	—	—	17,052	—
Disability Benefits	—	—	—	—	(6)
Death Benefit	—	—	—	—	(6)
Accrued Vacation Pay	—	—	—	—	—
Outplacement Assistance	—	—	—	72,500	—
280G Tax Cut back	—	—	—	(1,725,454)	—
TOTAL:	$—	(3)	$—	$1,936,213	(6)

Below is a description of the assumptions that we used in creating the tables above. Unless otherwise noted, the descriptions of the payments below are applicable to all of the above tables relating to potential payments upon termination or change in control.

Notes to Potential Payments upon Termination or Change in Control Tables

(1)	For purposes of this analysis, we assumed the executive’s compensation as current base salary, target annual incentive opportunity and target long-term incentive opportunity, each as of December 31, 2006. Each column assumes the named executive officer’s date of termination is December 31, 2006 and the price per share of our common stock on the date of termination is $38.91.

(2)	If the executive leaves voluntarily prior to retirement eligibility, compensation stops as of the termination date. All outstanding, long-term incentive awards would be forfeited. No further benefits would be earned under ERISA-qualified plans. Balances related to compensation deferred under the NSP, if any, would be paid out in the year following the year of termination, or later if the executive has so elected. Prorated accrued and unused vacation would be paid.

(3)	The following applies to each of our named executive officers, other than Mr. Somerhalder, whose employment offer letter, as summarized below, provides for certain payments upon a termination without cause on or before December 31, 2007. If the executive is terminated without “cause,” a severance agreement may be executed based upon the facts and circumstances of the termination and in exchange for a release of any future liabilities which might otherwise be claimed by the executive. Due to the wide range and variety of circumstances, there is no preset policy governing involuntary severance compensation. However, any terms of such a special agreement would be subject to the review and approval of the Compensation and Management Development Committee. Upon such a termination, no further benefits would be earned under ERISA-qualified plans. Balances related to compensation deferred under the NSP, if any, would be paid out in the year following the year of termination, or later if the executive has so elected. Outstanding long-term incentive awards would be forfeited and annual incentive would not be payable. The prorated value of accrued but unused vacation would be paid.

Pursuant to terms set forth in his offer letter, if Mr. Somerhalder’s employment is terminated by us without cause (other than a termination covered by his continuity agreement, described below) on or before December 31, 2007, he would be entitled (subject to his execution of an agreement containing a release of claims and certain restrictive covenants) to termination payments equal to 18 months’ base salary plus 1.5 times his 2006 annual bonus amount. The termination payments would, generally, be paid over an 18-month period, commencing as of the date of termination. In addition, Mr. Somerhalder would be entitled to receive a prorated portion of his 2006 annual bonus. The prorated bonus payment would be paid within 10 days of termination, or if required by tax law, following the six-month anniversary of the termination date. Mr. Somerhalder would also be entitled to 18 months’ continuation in our health plan, at rates he had previously paid as an active employee and to the vesting of long-term incentive awards (except that long-term incentives granted on his start date only vest prorata).

(4)	If the executive is terminated for “cause” compensation stops as of the termination date. All outstanding long-term incentive awards, would be forfeited. No further benefits would be earned under ERISA-qualified plans. Balances related to compensation deferred under the NSP, if any, would be paid out in the year following the year of termination, or later if the executive has so elected.

(5)	If the executive is terminated without cause, or resigns for good reason, generally, within two years of a change in control (as described below) the terms and conditions described below under “Payments upon a Termination in connection with a Change in Control” would apply.

(6)	If the executive’s employment terminates as a result of death, a death benefit would be paid to the executive’s estate in the amount of $60,000 from a plan provided by us to all employees. That plan does not discriminate in favor of executives, or highly compensated employees. Upon a determination of long-term disability, payments would be made, based on the level of coverage elected and paid for by the executive, under our group disability plan. Our disability plan is also a plan that does not discriminate in favor of executives, or highly compensated employees.

A prorated bonus award would also be paid. Unvested stock options would vest and vested stock options would be exercisable for a period of one year following death or the start of disability.

All other unvested long-term incentives would be forfeited.

Balances related to compensation deferred under the NSP, if any, would be paid out in the year following the year of termination, or later if the executive has so elected. The prorated value of accrued but unused vacation would be paid.

Payments upon a Termination in connection with a Change in Control—

Each of the named executive officers has a continuity agreement with us. Each named executive officer, other than Mr. Schantz, has a “Tier 1” agreement. Mr. Schantz has a “Tier 2” agreement. The principal differences in the terms of Tier 1 and Tier 2 agreements are (i) termination payments based on salary and annual incentive utilize a multiple of three for Tier 1 and two for Tier 2; (ii) Tier 1 termination payments include payments based on foregone participation in our retirement plans, but Tier 2 do not and, (iii) Tier 1 provides for the possibility of an additional payment related to potential excise taxes, while Tier 2 does not. The purpose of these agreements is to retain key management personnel and assure continued productivity of such personnel in the event of a change in control of our company.

The continuity agreements define a “change in control” to generally mean the occurrence of any of the following events:

•	the acquisition by a person or group of persons of more than a specified percentage (at least 35%) of our voting securities;

•

the approval by the shareholders of a merger, business combination or sale of 50% or more of our assets, the result of which is that less than 80% of the voting securities of the resulting corporation is owned by our former shareholders; or

•	the failure, during any two-year period, of incumbent directors to constitute at least a majority of our board of directors.

Generally, no benefits are provided under the continuity agreements for any type of termination that occurs before our announcement of our intention to engage in a transaction that is expected to result in a change in control, which we refer to as a “change in control transaction,” or for terminations that occur after such an announcement due to death, disability, voluntary termination without “good reason” or any termination for “cause,” which includes failure to perform duties and responsibilities and fraud or dishonesty. “Good reason” includes a material diminution of position or duties, adverse changes in compensation, adverse changes in benefits (unless all executives suffer the same changes) and failure of a successor to assume the agreement.

An officer who experiences a qualifying termination (described below) following the announcement of a change in control transaction would be entitled to a severance benefit equal to three times (two times, in the case of Mr. Schantz), the sum of his or her base salary plus the highest annual incentive compensation during the three years prior to the year of the qualifying termination. In addition, at the time of the qualifying termination, the named executive officer would also be entitled to a prorated annual incentive compensation payment for the year of the qualifying termination, based on the number of days the named executive officer was employed by us during that year. In the case of a termination occurring on December 31st, the prorated annual incentive payment would equal the full value of the award. That amount is included in the column for non-equity incentive plan awards, in the Summary Compensation Table. An officer experiences a qualifying termination when such officer’s employment is involuntarily terminated without cause or voluntarily terminated for good reason. The severance benefit remains payable in connection with any qualifying termination that occurs through the second anniversary of the date of the consummation of the change in control.

The continuity agreements also provide a three-year (two-year, in the case of Mr. Schantz) continuation of medical, dental and life insurance benefits, vesting of long-term incentive compensation pursuant to the terms of the plan the awards were granted under (note, that the relevant long-term incentive plans provide for accelerated vesting upon a change in control itself, irrespective of the occurrence of a qualifying termination), payment of any forgone employer matching contributions under the RSP and NSP (other than for Mr. Schantz), an additional payment, based upon foregone employer contributions to the Retirement Plan and the Excess Benefit Plan (other than for Mr. Schantz), and outplacement assistance. We will pay any additional retirement benefit payable due to the provisions of the continuity agreements from general assets. The executives may also receive reimbursement of legal fees in connection with the enforcement of payments under the continuity agreements.

Other than for Mr. Schantz, if the payments under the continuity agreements and under any other compensation arrangement with the Company, were to exceed the base amount permitted under Section 280G(b)(3) of the U.S. tax code by 10% or more, we would pay the affected executive an additional amount equal to the excise tax, plus an amount equal to the state, federal and FICA taxes on the additional amount. Mr. Schantz’ continuity agreement provides that if all compensatory payments to him upon a qualifying termination, following a change of control, were to exceed the limits set forth in sections 280G and 4999 of the U.S. tax code, then payments and benefits under his continuity agreement would be reduced to the maximum amount payable, without any payment being subject to the excise tax under Section 4999.

The continuity agreements contain covenants on the part of the executive relating to the maintenance of our confidential information and that require the executive to refrain, for a period of 24 months following a qualifying termination, from soliciting employees of the Company or its subsidiaries.

Equity Compensation Plan Information

The following table provides information as of December 31, 2006, with respect to the shares of our common stock that may be issued under our existing equity compensation plans:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	2,230,860	$31.17	4,458,751
Equity compensation plans not approved by security holders(2)	94,626	23.35	218,807
Total	2,325,486		4,677,558	(3)

Notes to Equity Compensation Plan Table

(1)	These plans consist of the LTIP, LTSIP, the 1996 Directors Plan, the 2006 Directors Plan and the Employee Stock
Purchase Plan. If our shareholders approve the 2007 Omnibus Performance Incentive Plan (the “2007 Plan”) (Proposal 2), no further grants will be made under the LTIP except for reload options that may be granted under the plan’s outstanding options. This means that if the shareholders approve the 2007 Plan, approximately 2,000,000 shares (representing the number of outstanding options under the LTIP as of December 31, 2006), excluding shares issuable for reload options, will be available for issuance under the LTIP.

Our Employee Stock Purchase Plan includes approximately 440,000 shares available for future issuance.

(2)	Represents the OIP. The OIP provides for the grant of nonqualified stock options and shares of restricted stock to new-hire officers. The OIP authorizes the issuance of up to 600,000 shares of our common stock. The OIP is considered an “open market” plan. This means that shares issuable under the OIP will be purchased by the Company on the open market. At the time of its adoption, the OIP did not require shareholder approval under the rules of the New York Stock Exchange or otherwise.

(3)	Column (c) includes shares issuable as follows: LTIP – 3,804,113 shares; LTSIP – 0 shares; 1996 Directors Plan – 14,180 shares; 2006 Directors Plan – 200,000 shares; ESPP – 440,458 shares; and OIP – 218,807 shares. If the shareholders approve the 2007 Plan, the number of securities issuable in Column (c) (excluding shares issuable under the 2007 Plan) would be decreased by approximately 3,800,000 LTIP shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

At the time we entered into the following transactions, we had not yet adopted a written policy on the review, ratification or approval of related person transactions. See “Corporate Governance—Policy on Related Person Transactions.”

Mr. Thomas D. Bell, Jr., a member of our board of directors, is Chairman, President and Chief Executive Officer of Cousins Properties Incorporated. Cousins holds a 50% general partnership interest in Ten Peachtree Place Associates, or TPPA, which owns the building where we lease space for our corporate headquarters. Mr. Bell is not an officer of TPPA. Although Cousins is the managing member of TPPA, major business decisions for the TPPA partnership must be decided unanimously by Cousins and its partner. Prior to Mr. Bell joining our board of directors, we entered into a ten-year lease agreement with TPPA that commenced in 2003. Cousins’ 50% interest in the amount we paid in lease payments to TPPA in 2004 was approximately $2,863,000, in 2005 was approximately $2,993,000 and in 2006 was approximately $3,104,000, which was less than 1% of our consolidated gross revenues and less than 1% of Cousins’ consolidated gross revenues for such respective years. Related party payments of less than 1% of consolidated gross revenues do not create any presumption of materiality, and hence create no issue with regard to a director’s independence under our Standards for Determining Director Independence.

Mr. Wyck A. Knox, Jr., a member of our board of directors, is a partner in the law firm of

Kilpatrick Stockton, LLP. During the years ended December 31, 2004, 2005 and 2006, we retained Kilpatrick Stockton with regard to a variety of legal matters. The amount of fees paid to Kilpatrick Stockton for such services in 2004 was approximately $127,140, in 2005 was approximately $236,635 and in 2006 was approximately $276,279, which was less than 1% of our consolidated gross revenues and less than 1% of Kilpatrick Stockton’s gross revenues for such respective years, thus creating no presumption of materiality or any issue with Mr. Knox’s independence under our Standards for Determining Director Independence.

Mr. Henry C. Wolf, a member of our board of directors, is the Vice Chairman and Chief Financial Officer of Norfolk Southern Corporation, or NSC. T-Cubed of North America, Inc. is a wholly-owned subsidiary of NSC. Mr. Wolf is a director, but not an officer or major shareholder, of T-Cubed. Prior to Mr. Wolf being nominated to our board of directors, our wholly-owned subsidiary, AGL Networks, LLC, entered into a Duct Purchase Agreement and a Right-of-Way Sublease Agreement with T-Cubed. The amount we paid T-Cubed in 2004 was approximately $113,400, in 2005 was approximately $13,650 and in 2006 was approximately $35,320, which was less than 1% of our consolidated gross revenues and less than 1% of NSC’s consolidated gross revenues for such respective years, thus creating no presumption of materiality or any issue with Mr. Wolf’s independence under our Standards for Determining Director Independence.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and certain of our officers, including executive officers, and any person who owns more than 10% of our common stock to file reports of initial common stock ownership and changes in common stock ownership with the SEC and the New York Stock Exchange. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file.

To our knowledge, based solely on our review of the copies of such reports received by us and written representations that no other reports were required for those persons, during 2006, all filing requirements were met except for, due to clerical error, one late report by Bryan E. Seas, our vice president, controller and chief accounting officer, with respect to a Form 4 to report the withholding of stock to satisfy a tax obligation in connection with the vesting of shares.

PROPOSAL 2—APPROVAL OF THE 2007 OMNIBUS PERFORMANCE INCENTIVE PLAN

We are asking our shareholders to approve the AGL Resources Inc. 2007 Omnibus Performance Incentive Plan, or the Plan. Our board of directors adopted the Plan and is recommending that our shareholders approve the Plan at the annual meeting. If our shareholders approve the Plan, it will become effective as of May 2, 2007.

The Plan will replace our LTIP and preserve the deductibility of incentive compensation paid to our most highly compensated officers. As of December 31, 2006, there were approximately 2,000,000 options outstanding under the LTIP. Upon approval of the Plan, all future equity grants to our officers and key employees will be made from the Plan, and no further grants will be made under the LTIP, except for reload options that may be granted under the LTIP’s outstanding options.

Summary of the Plan

A summary of the principal features of the Plan is provided below, but is qualified in its entirety by reference to the full text of the Plan that is attached to this proxy statement as Annex A.

Permissible Awards

The Plan will permit the following types of grants:

•	Options to purchase shares of our common stock, which may be nonqualified stock options or incentive stock options under the U.S. tax code;

•	Stock appreciation rights (SARs), which give the holder the right to receive the difference (payable in stock) between the fair market value per share of our common stock on the date of exercise over the base price of the award (which cannot be less than the fair market value of our common stock as of the grant date);

•	Restricted stock, which is subject to restrictions on transferability and subject to forfeiture on terms set by the committee that administers the Plan;

•	Restricted stock units, which represent the right to receive shares of our common stock in the future, based upon the attainment of stated vesting or performance criteria; and

•

Performance cash awards, which are awards payable in cash upon the attainment of specified performance goals (any award that may be granted under the plan may be granted in the form of a performance-based award), and which may be granted in accordance with the terms, conditions and parameters of a sub-plan, as in effect from time to time. Performance cash awards may represent either long-term or annual awards.

Shareholder approval of the Plan is intended to permit performance-based awards discussed below to qualify for deductibility under Section 162(m) of the U.S. tax code.

Shares Available for Awards

Subject to adjustment as provided in the Plan, the aggregate number of shares of our common stock reserved and available for issuance under the Plan is 5,000,000. Notwithstanding the foregoing, however, the maximum number of shares of common stock that may be covered by full value awards (which are awards other than options or SARs that are settled in common stock) under the Plan is 1,250,000.

Limitations on Individual Awards

The maximum aggregate number of shares of our common stock subject to stock-based awards granted under the Plan in any calendar year to any one participant is as follows:

Type of Award	Shares
Options and/or SARs	600,000
Restricted Stock and/or Stock Units	150,000

The maximum aggregate dollar amount with respect to performance-based cash awards under the Plan that may be awarded to any one participant in any calendar year is $4,500,000.

Administration

The Plan will be administered by the Compensation and Management Development Committee, or the Committee, of our board of directors. The Committee will have the authority to designate participants; determine the type or types of awards to be granted to each participant and the number, terms and conditions of the awards; establish, adopt or revise any rules and regulations as it may deem advisable to administer the Plan; and make all other decisions and determinations that may be required under the Plan.

Grants to Non-Employee Directors

Non-employee directors receive equity grants under the AGL Resources Inc. 1996 Directors Plan, the 2006 Non-Employee Directors Equity Compensation Plan (which is the successor plan to the 1996 Directors Plan) and the CSE Plan. The Committee is not authorized to make discretionary grants to non-employee directors under the Plan.

Performance Goals

All options and SARs granted under the Plan are designed to be exempt from the $1,000,000 deduction limit imposed by Section 162(m) under the U.S. tax code. The Committee may designate any other award granted under the Plan as a qualified performance-based award in order to make the award exempt from the $1,000,000 deduction limit imposed by Section 162(m). In order for the award to be exempt, the Committee must establish performance goals for the award based on one or more of the following business criteria, which may be expressed in terms of objectives that relate to the performance of the Company and/or one or more of its subsidiaries, one or more of its divisions or units or any combination of the foregoing, on a consolidated or nonconsolidated basis, and may be applied on an absolute basis or be relative to one or more peer group companies or indices, or any combination thereof, as the Committee determines:

•

Earnings before interest expense, taxes, depreciation and amortization; earnings before interest expense and taxes; net earnings; net income; operating income; earnings per share; book value per share; return on shareholders’ equity; capital expenditures; expenses and expense ratio management; return on investment; improvements in capital structure; profitability of an identifiable business unit or product; profit margins; stock price; market share; revenues or sales; costs; cash flow; working capital; return on assets; economic value added; and gross or net profit.

The Committee must establish such goals within 90 days after the beginning of the period for which such performance goal relates, or, if less, the number of days which is equal to 25% of the relevant performance period.

Limitations on Transfer; Beneficiaries

No award will be assignable or transferable by a participant other than by will or the laws of descent and distribution; provided, however, that the Committee may permit other transfers (other than transfers for value) where it concludes that such transferability does not result in accelerated taxation, does not cause any option intended to be an incentive stock option to fail to qualify as such, and is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, any state or federal tax or securities laws or regulations applicable to transferable awards.

Treatment of Awards upon a Participant’s Termination of Service

Restricted stock; restricted stock units; and performance cash units. Unless the Committee decides otherwise, or, in the case of a performance-based cash award, unless otherwise provided in a sub-plan, if a participant terminates employment for any reason, all of such participant’s unvested restricted stock, restricted stock units and performance-based cash awards will be forfeited as of the date of such termination of employment.

Stock options and SARs. Unless the Committee decides otherwise, if a participant terminates employment by reason of his or her death, disability or retirement, then his or her unvested stock options and SARs will vest and become exercisable with respect to that number of shares originally scheduled to vest within twelve months following such termination. If a participant terminates employment for any reason other than death, disability, or retirement, however, then his or her unvested stock options and SARs will be forfeited as of the date of such termination of employment, unless the Committee decides otherwise.

Treatment of Awards upon a Change in Control

Unless otherwise provided in an award agreement or any special plan document governing an award:

(A) upon the occurrence of a change in control in which awards are not assumed by the surviving entity or otherwise equitably converted or substituted in connection with the change in control in a manner approved by the Committee or the board of directors:

•	all outstanding options and SARs will become fully vested and remain exercisable for a period of one year or until the earlier expiration of the original term of the option or SAR;

•	all time-based vesting restrictions on outstanding awards will lapse as of the date of termination; and

•

the payout opportunities attainable under all outstanding performance-based awards will vest based on target or actual performance (depending on the time during the performance period in which the change in control occurs) and the awards will pay out on a prorata basis, based on the time elapsed prior to the change in control, and

(B) with respect to awards assumed by the surviving entity or otherwise equitably converted or substituted in connection with a change in control: if within two years after the effective date of the change in control, a participant’s employment is terminated without Cause or the participant resigns for Good Reason (as such terms are defined in the Plan), then

•

all of that participant’s outstanding options and SARs will become fully vested and remain exercisable for a period of one year or until the earlier expiration of the original term of the option or SAR;

•	all time-based vesting restrictions on that participant’s outstanding awards will lapse as of the date of termination; and

•

the payout opportunities attainable under all of that participant’s outstanding performance-based awards will vest based on target or actual performance (depending on the time during the performance period in which the date of termination occurs) and the awards will pay out on a prorata basis, based on the time elapsed prior to the date of termination.

Discretionary Acceleration

Regardless of whether a change in control has occurred, the Committee may in its sole discretion at any time determine that all or a portion of a participant’s awards will become fully vested. The Committee may discriminate among participants or among awards in exercising such discretion.

Adjustments

In the event of a nonreciprocal transaction between our company and our shareholders that causes the per share value of our common stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the share authorization limits under the Plan will be adjusted proportionately, and the Committee must make such adjustments to the Plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction.

Termination and Amendment

Our board of directors or the Committee may, at any time and from time to time, terminate or amend the Plan, but if an amendment would constitute a material amendment requiring shareholder approval under applicable listing requirements, laws, policies or regulations, then such amendment will be subject to shareholder approval. In addition, our board of directors or the Committee may condition any amendment on the approval the shareholders for any other reason. No termination or amendment of the Plan may, without the written consent of the participant, reduce or diminish the value of an outstanding award.

The Committee may amend or terminate outstanding awards. However, such amendments may require the consent of the participant and, unless approved by the shareholders, the exercise price of an outstanding option or SAR may not be reduced, except as described above under “Adjustments,” directly or indirectly, and the original term of an option may not be extended.

No Stock Option or SAR Repricing

As indicated above under “Termination and Amendment,” outstanding stock options and SARs cannot be repriced, except as described above under “Adjustments,” directly or indirectly, without the prior consent of our shareholders. The exchange of an “underwater” option or SAR (i.e., an option or SAR having an exercise price, or base price, in the case of a SAR, in excess of the current market value of the underling stock) for another award would be considered an indirect repricing and would, therefore, require the prior consent of our shareholders.

Certain Federal Tax Effects

Nonqualified stock options. There will be no federal income tax consequences to the optionee or to us upon the grant of a nonqualified stock option under the Plan. When the optionee exercises a nonqualified option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the common stock received upon exercise of the option at the time of exercise over the exercise price, and we will be allowed a corresponding federal income tax deduction. Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

Incentive stock options. There will be no federal income tax consequences to the optionee or to us upon the grant of an incentive stock option. If the optionee holds the option shares for the required holding period of at least two years after the date the option was granted and one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and we will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and we will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income.

SARs. A participant receiving a SAR under the Plan will not recognize income, and we will not be allowed a tax deduction, at the time the award is granted. When the participant exercises the SAR, the fair market value of any shares of common stock received will be ordinary income to the participant and we will be allowed as a corresponding federal income tax deduction at that time.

Restricted stock. Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, a participant will not recognize income, and we will not be allowed a tax deduction, at the time a restricted stock award is granted, provided that the award is nontransferable and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the common stock as of that date (less any amount he or she paid for the stock), and we will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m) of the U.S. tax code. If the participant files an election under Section 83(b) of the U.S. tax code within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and we will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Section 83(b) election.

Restricted stock units. A participant will not recognize income, and we will not be allowed a tax deduction, at the time a restricted stock unit award is granted. Upon receipt of shares of common stock (or the equivalent value in cash or other property) in settlement of a restricted stock unit award, the relevant tax treatment will depend on whether the shares are restricted for tax purposes. Historically, the restricted stock units issued by us have been settled with restricted shares. In this event, the tax treatment for such restricted shares is as described in the preceding paragraph. If in the future we issue restricted stock units that are settled in unrestricted stock, however, a participant would recognize ordinary income equal to the fair market value of the common stock or other property as of the settlement date (less any amount he or she paid for the stock or property), and we would be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m) of the U.S. tax code.

Performance-based cash awards. A participant will recognize ordinary income, and we will be allowed a tax deduction, at the time performance-based cash awards are paid or payable. Section 162(m) of the U.S. tax code provides that no federal income tax deduction is allowed for compensation paid to a covered employee in any taxable year to the extent that such compensation exceeds $1,000,000. This deduction limitation does not apply to compensation that is performance-based compensation within the meaning of the Section 162(m) regulations. The Plan is intended to preserve our federal income tax deduction for performance-based cash awards under the Plan by meeting the requirements for performance-based compensation under Section 162(m).

Section 409A. The Plan permits the grant of various types of incentive awards, which may or may not be exempt from Section 409A of the U.S. tax code. If an award is subject to Section 409A, and if the requirements of Section 409A are not met, the taxable events as described above could apply earlier than described, and could result in the imposition of additional taxes and penalties. Restricted stock awards, and stock options and SARs that comply with the terms of the Plan, are designed to be exempt from the application of Section 409A. Restricted stock units and performance-based cash awards granted under the Plan would be subject to Section 409A unless they are designed to satisfy the short-term deferral exemption from such law. If not exempt, such awards must be specially designed to meet the requirements of Section 409A in order to avoid early taxation and penalties.

Benefits to Named Executive Officers and Others

As of March 19, 2007, no awards had been granted under the Plan. Awards will be made at the discretion of the Committee or pursuant to delegated authority. Therefore, it is not presently possible to determine the benefits or amounts that will be received by such persons or groups pursuant to the Plan in the future.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE 2007 OMNIBUS PERFORMANCE INCENTIVE PLAN.

PROPOSAL 3—RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2007

Appointment of Independent Registered Public Accounting Firm

PricewaterhouseCoopers LLP served as our independent registered public accounting firm and audited our annual financial statements for the fiscal year ended December 31, 2006, and our management’s assessment of and the effectiveness of our internal control over financial reporting. PricewaterhouseCoopers has served as our principal independent registered public accounting firm since 2003.

The Audit Committee has appointed PricewaterhouseCoopers to be our independent registered public accounting firm for the fiscal year ending December 31, 2007. The shareholders are asked to ratify this appointment at the annual meeting. In the event shareholders do not ratify the appointment of PricewaterhouseCoopers as our independent registered public accounting firm for 2007, the Audit Committee will review its future selection of the independent registered public accounting firm.

Representatives of PricewaterhouseCoopers will attend the annual meeting and will have the opportunity to make a statement if they so desire. They will also be available to answer appropriate questions.

Audit and Non-Audit Fees

The following table summarizes certain fees billed by PricewaterhouseCoopers for 2006 and 2005:

Fee Category:	2006	2005
Audit fees	$1,941,456	$2,283,530
Audit-related fees	$312,096	$240,718
Tax fees	$91,658	$385,795
All other fees	$3,800	$3,500

Total fees	$2,349,010	$2,913,543

Set forth below is a description of the nature of the services that PricewaterhouseCoopers provided to us in exchange for such fees.

Audit Fees

Represents fees PricewaterhouseCoopers billed us for the audit of our annual financial statements and the review of our quarterly financial statements and for services normally provided in connection with statutory and regulatory filings. These fees include substantial fees incurred in meeting the internal control over financial reporting compliance requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as well as audit fees for our subsidiary, SouthStar

Energy Services LLC. The $342,074, or 15%, decrease in audit fees from 2005 to 2006 primarily reflects efficiencies from the integration of Sarbanes-Oxley Act Section 404 audit work and financial statement audit work.

Audit-Related Fees

Represents fees PricewaterhouseCoopers billed us for audit and review-related services, including services relating to potential business acquisitions and dispositions, the audit of employee benefit plan financial statements, assistance with implementation of rules and regulations pursuant to the Sarbanes-Oxley Act of 2002 and compliance with rules and regulations applicable to accounting matters.

Tax Fees

Represents fees PricewaterhouseCoopers billed us for tax compliance, planning and advisory services. The $294,137, or 76% decrease in tax fees from 2005 to 2006 primarily reflects additional services required in 2005 as a result of the acquisition of NUI Corporation.

All Other Fees

Represents fees PricewaterhouseCoopers billed us for professional services related to an online research tool and professional training.

The Audit Committee pre-approved all of the above audit, audit-related, tax and other fees of PricewaterhouseCoopers, as required by the pre-approval policy described below. The Audit Committee concluded that the provision of the above services by PricewaterhouseCoopers was compatible with maintaining PricewaterhouseCoopers’ independence.

Audit Committee Audit and Non-Audit Services Approval Policy

Consistent with rules and regulations pursuant to the Sarbanes-Oxley Act of 2002 regarding registered public accounting firm independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the Company’s independent registered public accounting firm. In recognition of this responsibility, the Audit Committee adopted a policy that requires specific Audit Committee approval before any services are provided by the independent registered public accounting firm.

Prior to engagement of the independent registered public accounting firm for the next year’s audit, management submits to the Audit Committee for approval a summary of services expected to be rendered during that year and an estimate of the related fees for (1) audit services, (2) audit-related services, (3) tax services, and (4) all other services. The Audit Committee pre-approves these services by category of service and budget amount. The services and fees must be deemed compatible with the maintenance of the independent registered public accounting firm’s independence. The Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires that management obtain specific approval from the Audit Committee before engaging the independent registered public accounting firm.

The Audit Committee may delegate approval authority to one or more of its members. The member to whom such authority is delegated must present for ratification any approval decisions to the Audit Committee at its next scheduled meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2007.

GENERAL INFORMATION

2006 Annual Report

A copy of our 2006 annual report is enclosed. The annual report, which contains financial and other information about us, is not incorporated in this proxy statement and is not a part of the proxy soliciting material.

Availability of Corporate Governance Documents

Our Standards for Determining Director Independence, our Corporate Governance

Guidelines, our Code of Business Conduct, our Code of Ethics, and the charters of each of our board committees are available on our web site at www.aglresources.com and are available in print to any shareholder who requests them. You may contact our Investor Relations department for copies at:

AGL Resources Inc.

Investor Relations

P.O. Box 4569, Location 1071

Atlanta, Georgia 30302-4569

ANNEX A

AGL RESOURCES INC.

2007 OMNIBUS PERFORMANCE INCENTIVE PLAN

SECTION I

PLAN INFORMATION

1. Purpose. The Plan is intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees and officers upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. Accordingly, the Plan permits the grant of long-term incentive awards and short-term incentive awards (in the form of annual performance-based cash awards) to key employees of the Company and its Related Companies. Grants of such short-term performance-based cash awards may be made in accordance with the terms, conditions and parameters of a sub-plan, if any, as in effect from time to time.

2. Awards Available Under the Plan. The Plan permits Awards of Stock Options, Stock Appreciation Rights (“SARs”), Restricted Stock, Restricted Stock Units, and/or Performance Cash Awards. Stock Options consist of incentive stock options (“ISOs”) and nonqualified stock options (“NQSOs”).

3. Effective Date and Term of the Plan. The effective date of the Plan shall be the date on which the shareholders of the Company approve the Plan, which date shall be within 12 months of the date that the Board adopted the Plan. Upon approval of the Plan by the shareholders, no further Awards shall be granted under the Company’s Long-Term Incentive Plan (1999) except for reload options granted under the plan’s outstanding options. The Plan will remain in effect until the tenth anniversary of the date the Board adopted the Plan, unless terminated earlier pursuant to Section 11.7. If the Plan is terminated earlier, then it will remain in effect as long as any Awards are outstanding.

4. Operation, Administration and Definitions. The operation and administration of the Plan is subject to the provisions of this plan document. Capitalized terms used in the Plan are defined in Section 2 below or may be defined within the Plan.

SECTION 2

PLAN DEFINITIONS

For purposes of the Plan, the terms listed below are defined as follows:

1.	“1933 Act” means the Securities Act of 1933, as amended.

2.	“1934 Act” means the Securities Exchange Act of 1934, as amended.

3.	“Agreement” means a Performance Cash Award Agreement, Restricted Stock Agreement, Restricted Stock Unit Agreement, SAR Agreement or Stock Option Agreement, as applicable, the terms and conditions of which are established by the Committee.

4.	“Award” means any award or benefit granted to any Participant under the Plan, including, without limitation, the grant of Stock Options and/or SARs and the award of Restricted Stock, Restricted Stock Units, and/or Performance Cash Awards.

5.	“Base Price” means the price at which a SAR is granted, which shall be used to determine the value of the SAR on the date of exercise.

6.	“Board” means the Board of Directors of the Company.

7.	“Cause” as a reason for a Participant’s termination of employment shall have the meaning assigned such term in the employment, severance or similar agreement, if any, between such Participant and the Company or a Related Company; provided, however, that if there is no such employment, severance or similar agreement in which such term is defined, and unless otherwise defined in the applicable Agreement, “Cause” shall mean any of the following acts by the Participant, as determined by the Board:

a.	willful fraud, dishonesty or malfeasance by the Participant in connection with the Participant’s employment with the Company or one of its subsidiaries which results in material harm to the Company or one of its subsidiaries;

b.	the Participant’s continued failure to substantially perform the duties and responsibilities of the Participant’s position after written notice from the Company setting forth the particulars of such failure and a reasonable opportunity of not less than thirty business days to cure such failure; or

c.	the Participant’s plea of guilty or nolo contendere to, or conviction of, a felony.

The determination of the Committee as to the existence of “Cause” shall be conclusive on the Participant and the Company.

8.	“Change in Control” shall be deemed to have occurred when:

a.	any “person” as defined in Section 3(a)(9) of the 1934 Act, and as used in Section 13(d) and 14(d) thereof, but excluding the Company and any subsidiary and any employee benefit plan sponsored or maintained by the Company or any subsidiary (including any trustee of such plan acting as trustee), directly or indirectly, becomes the “beneficial owner” (as determined pursuant to Rule 13d-3 under the 1934 Act), of securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding securities (unless the event causing the 35% threshold to be crossed is an acquisition of securities directly from the Company); or

b.	the shareholders of the Company shall approve (i) any merger, share exchange, reorganization, or other business combination of the Company, (ii) any sale of 50% or more of the Company’s assets, or (iii) any combination of the foregoing transactions (the “Transactions”), other than a Transaction immediately following which the shareholders of the Company and any trustee or fiduciary of any Company employee benefit plan immediately prior to the Transaction own at least 80% of the voting power, directly or indirectly, of (A) the surviving corporation to any such merger, share exchange, reorganization, or other business combination, (B) the purchaser of the Company’s assets, (C) both the surviving corporation and the purchaser in the event of any combination of Transactions, or (D) the parent company owning 100% of such surviving corporation, purchaser or both the surviving corporation and the purchaser, as the case may be; or

c.	a majority of the members of the Board is replaced during any twenty-four month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of their appointment or election.

9.	“Code” means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code includes reference to any successor provision of the Code.

10.	“Committee” means the Compensation and Management Development Committee of the Board of Directors of the Company.

11.	“Common Stock” means the common stock, $5.00 par value per share, of the Company.

12.	“Company” means AGL Resources Inc.

13.	“Disability” has the same meaning as provided in the long-term disability plan or policy maintained by the Company or if applicable, most recently maintained, by the Company for the Participant, whether or not such Participant actually receives disability benefits under such plan or policy. If no long-term disability plan or policy was ever maintained on behalf of Participant or if the determination of Disability relates to an Incentive Stock Option, Disability means Permanent and Total Disability as defined in Code Section 22(e)(3). In the event of a dispute, the determination whether a Participant is Disabled will be made by the Committee and may be supported by the advice of a physician competent in the area to which such Disability relates.

14.	“Effective Date” means the date on which the shareholders of the Company approve the Plan.

15.	“Eligible Employee” means any employee of the Company or a Related Company who is actively employed at the time Awards are made and who is considered to be a “key employee” by the Committee. However, only employees of the Company and any “parent” or “subsidiary” of the Company (as those terms are defined in Code Section 424) are eligible to receive ISOs.

16.	“Exchange” means the New York Stock Exchange or any national securities exchange on which the Stock may from time to time be listed or traded.

17.	“Exercise Price” means the purchase price of the shares of Common Stock underlying a Stock Option.

18.	“Fair Market Value” means, as of any date of determination, the closing price per share of the Common Stock on the New York Stock Exchange (or other established exchange on which the Common Stock is listed) for the trading day immediately preceding the date of determination, as reported in The Wall Street Journal.

19.	“Full Value Award” means an Award, other than in the form of an Option or SAR, that is settled by the issuance of Common Stock.

20.	“Good Reason” as a reason for a Participant’s termination of employment shall have the meaning assigned such term in the employment, severance or similar agreement, if any, between a Participant and the Company or a Related Company; provided, however, that if there is no such employment, severance or similar agreement in which such term is defined, and unless otherwise defined in the applicable Agreement, “Good Reason” shall mean the occurrence, without the Participant’s express written consent, of any adverse change in the Participant’s rate of annual base salary or annual incentive compensation opportunity from the rate of annual base salary and annual incentive compensation opportunity in effect as of the Change in Control.

21.	“Grant Date” means the date on which an Award is granted.

22.	“Incentive Stock Option” or “ISO” means an incentive stock option within the meaning of Code Section 422(b).

23.	“Nonqualified Stock Option” or “NQSO” means an option, which is not an incentive stock option within the meaning of Code Section 422(b).

24.	“Optionee” means an Eligible Employee who is granted a Stock Option.

25.	“Participant” means an Optionee or a Recipient.

26.	“Performance Cash Award” means an award of the right to a cash award to be paid upon achievement of such performance goals as the Committee establishes with regard to such Award. Performance Cash Awards may represent either long-term or annual Awards.

27.	“Performance Cash Award Agreement” means a written agreement signed by a duly authorized officer of the Company and the Recipient, or a written notice issued by the Company, that specifies the terms and conditions of a Performance Cash Award.

28.	“Plan” means this AGL Resources Inc. 2007 Omnibus Performance Incentive Plan.

29.	“Recipient” means an Eligible Employee who is awarded SARs, Restricted Stock, Restricted Stock Units, or a Performance Cash Award.

30.	“Related Company” means any member within the Company’s controlled group of corporations, as that term is defined in Code Section 1563(a).

31.	“Restricted Stock” means an Award of Common Stock subject to such conditions, restrictions and contingencies as the Committee determines.

32.	“Restricted Stock Agreement” means a written agreement signed by a duly authorized officer of the Company and the Recipient, or a written notice issued by the Company, that specifies the terms and conditions of an Award of Restricted Stock.

33.	“Restricted Stock Unit” means the right to receive shares of Common Stock in the future, which right is subject to certain restrictions and to risk of forfeiture.

34.	“Restricted Stock Unit Agreement” means a written agreement signed by a duly authorized officer of the Company and the Recipient, or a written notice issued by the Company, that specifies the terms and conditions of an Award of Restricted Stock Units.

35.	“Retirement” means retirement under the terms of the AGL Resources Inc. Retirement Plan or any other retirement plan approved by the Board for that purpose.

36.	“Stock Appreciation Right” or “SAR” means a right granted to an Eligible Employee to receive a payment in shares of Common Stock equal to the difference between the Fair Market Value of a share of Common Stock on the date of exercise less the Base Price of the SAR, multiplied by the number of shares covered by the SAR.

37.	“SAR Agreement” means a written agreement signed by a duly authorized officer of the Company and the Recipient, or a written notice issued by the Company, that specifies the terms and conditions of an Award of a SAR.

38.	“Stock Option” means an ISO or NQSO, as applicable, granted to an Eligible Employee under the Plan.

39.	“Stock Option Agreement” means a written agreement signed by a duly authorized officer of the Company and the Recipient, or a written notice issued by the Company, that specifies the terms and conditions of an Award of a Stock Option.

SECTION 3

PLAN ADMINISTRATION

1. Administration. The Committee will control and manage the operation and administration of the Plan.

a.	The Committee may make one or more Awards under the Plan to an Eligible Employee, who will become a Participant in the Plan. In addition, the Committee may make one or more Awards (other than grants of ISOs) to an individual who has accepted an offer of employment from the Company or one of its Related Companies but who has not yet become an Eligible Employee; provided, however, that any such Award shall be forfeited back to the Company in the event that such individual does not become an Eligible Employee. The Committee will decide to whom and when to grant an Award, the type of Award and the number of shares of Common Stock, if any, covered by the Award. The Committee also will decide the terms, conditions, performance criteria, restrictions and other provisions of the Award.

b.	In accordance with Section 5 of the Plan, the Committee will decide whether and to what extent Awards under the Plan will be structured to conform with the requirements of Code Section 162(m) applicable to performance-based compensation. The Committee may take any action, establish any procedures and impose any restrictions that it finds necessary or appropriate to conform with Code Section 162(m). It is intended that at least two of the directors appointed to serve on the Committee shall be “independent” directors under Section 303A of the New York Stock Exchange Listed Company Manual, “non-employee” directors under Rule 16b-3 of the 1934 Act, and “outside” directors under Code Section 162(m), and that any such members of the Committee who do not so qualify shall abstain or recuse from participating in any decision to make or administer Awards that are made to Participants who at the time of consideration for such Award (i) are persons subject to the short-swing profit rules of Section 16 of the 1934 Act, or (ii) are, or are reasonably anticipated to become, covered employees (as defined in Code Section 162(m)(3)) during the term of the Award.

c.	The Committee will interpret the Plan, establish and rescind any rules and regulations relating to the Plan, decide the terms and provisions of any Agreements made under the Plan, and determine how to administer the Plan. The Committee also will decide administrative methods for the exercise of Stock Options. Each Committee decision will be final, conclusive and binding on all parties.

d.	The Committee will act by a majority of its then members at a meeting of the Committee or by unanimous written consent. The Committee will keep adequate records concerning the Plan and the Committee’s proceedings and acts in such form and detail as the Committee may decide.

2. Delegation by Committee. Unless prohibited by applicable law or the applicable rules of an Exchange, the Committee may allocate all or some of its responsibilities and powers to any one or more of its members. The Committee also may delegate all or some of its responsibilities and powers to any person or persons it selects, provided that such delegation must comply with applicable law, the Committee’s charter, and the Company’s policies. The Committee may revoke any such allocation or delegation at any time.

3. Information to be Furnished to Committee. In order for the Committee to discharge its duties, it may require the Company, its Related Companies, Participants and other persons entitled to benefits under the Plan to provide it with certain data and information.

4. Indemnification. In addition to such other rights of indemnification that they have as members of the Board or the Committee, the Company will indemnify the members of the Committee, to the extent permitted by applicable law, against reasonable expenses (including, without limitation, attorney’s fees) actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award awarded hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved to the extent required by and in the manner provided by the articles of incorporation or the bylaws of the Company relating to indemnification of the members of the Board) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to such matters as to which it is adjudged in such action, suit or proceeding that such Committee member or members did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company.

SECTION 4

STOCK SUBJECT TO THE PLAN

1. Stock Subject to Awards. Stock subject to Awards and other provisions of the Plan will consist of the following:

a.	authorized but unissued shares of Common Stock;

b.	shares of Common Stock held by the Company in its treasury; or

c.	shares of Common Stock purchased by the Company in the open market.

2. Aggregate Number of Shares Authorized for Issuance. Subject to adjustment in accordance with the provisions of Section 11.1, the maximum number of shares of Common Stock that may be issued under the Plan will be 5,000,000 shares of Common Stock, all of which may be issued in the form of ISOs. Notwithstanding the foregoing however, the maximum number shares of

Common Stock that may be covered by Full Value Awards issued under the Plan is 1,250,000.

3. Limitation on Awards. Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Section 11.1),

a.	the maximum number of shares of Common Stock with respect to one or more Options and/or SARs that may be granted in any calendar year under the Plan to any one Participant is 600,000;

b.	the maximum aggregate grant with respect to Awards of Restricted Stock, or Restricted Stock Units granted in any calendar year under the Plan to any one Participant is 150,000; and

c.	the aggregate dollar value of any Performance-Based Cash Award granted in any calendar year under the Plan to any one Participant is $4,500,000.

4. Share Counting.

a.	To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued or forfeited shares of Common Stock subject to the Award will again be available for issuance pursuant to Awards granted under the Plan.

b.	To the extent that an Award may be settled solely in cash, the Award will not reduce the number of shares available for issuance under the Plan. In addition, to the extent than an Award initially may be settled in stock but ultimately is settled in cash, the shares of Common Stock subject to such Award will again be available for issuance pursuant to Awards granted under the Plan.

c.	If outstanding shares of Common Stock (including shares issued on the date of grant of a Restricted Stock Award) are tendered to the Company (by either actual delivery or by attestation), or are withheld from the Award, to satisfy the Exercise Price or tax liability resulting from an Award, such tendered or withheld shares shall be deemed to have been delivered to the Participant for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan (and such shares shall not be added back to the available share pool under the Plan).

d.	The number of shares deemed to have been delivered to a Participant upon exercise of a SAR for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan shall be the greater of (i) the number of shares of Common Stock covered by the SAR (excluding for this purpose any shares covered by the SAR which are unissued or forfeited pursuant to Section 4.4.a), and (ii) the number of shares of Common Stock actually delivered to the Participant upon exercise of the SAR.

SECTION 5

PERFORMANCE-BASED COMPENSATION

1. Performance-Based Compensation. The Committee may, in its sole discretion, make Awards to Participants intended to comply with the “performance-based” compensation requirements of Code Section 162(m). Vesting of such Awards will be determined based on the attainment of objective written performance goals for a specified performance period. The performance goal will state, in terms of an objective formula or standard, the method for computing the vesting of the Award if the goal is attained. To the extent required under Code Section 162(m), the performance goals must be established by the Committee in writing no later than 90 days after the commencement of the performance period or, if less, the number of days which is equal to 25% of the relevant performance period. Performance goals will be based on the attainment of one or more performance measures. The Committee may provide, at the time that performance goals are established and to the degree consistent with Code Section 162(m), that any evaluation of performance shall exclude or otherwise objectively adjust for any of the following events that occurs during a performance period: (a) asset write-downs or impairment charges, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) accruals for reorganization and restructuring programs, (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30, or similar standards, (f) extraordinary nonrecurring items as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year, (g) acquisitions or divestitures, and (h) foreign exchange gains and losses.

2. Performance Measures. Performance measures may include the following: (a) earnings before interest expense, taxes, depreciation and amortization (“EBITDA”); (b) earnings before interest expense and taxes (“EBIT”); (c) net earnings; (d) net income; (e) operating income; (f) earnings per share; (g) book value per share; (h) return on shareholders’ equity; (i) capital expenditures; (j) expenses and expense ratio management; (k) return on investment; (l) improvements in capital structure; (m) profitability of an identifiable business unit or product; (n) profit margins; (o) stock price; (p) market share; (q) revenues or sales; (r) costs; (s) cash flow; (t) working capital; (u) return on assets; (v) economic value added; and (w) gross or net profit. Performance measures may relate to the Company and/or one or more of its subsidiaries, one or more of its divisions or units or any combination of the foregoing, on a consolidated or nonconsolidated basis, and may be applied on an absolute basis or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee determines.

3. Additional Requirements. For Awards under this Section 5 to constitute performance-based compensation under Code Section 162(m), the Committee must certify in writing prior to the payment of performance-based compensation attributable to Awards of Restricted Stock, Restricted Stock Units, and/or Performance Cash Awards that the performance goals applicable to such Awards, as well as any other material terms applicable to such Awards, were satisfied. Such written certification may include the approved minutes of the Committee meeting in which the certification is made.

SECTION 6

STOCK OPTIONS

1. Stock Option Agreement. When the Committee grants a Stock Option under the Plan, it will prepare (or cause to be prepared) a Stock Option Agreement that specifies the following terms:

a.	the name of the Optionee;

b.	the total number of shares of Common Stock to which the Stock Option pertains;

c.	the Exercise Price of the Stock Option;

d.	the date as of which the Committee granted the Stock Option;

e.	the type of Stock Option granted;

f.	the requirements that must be met for the Stock Option to first become exercisable; and

g.	the expiration date of the Stock Option.

2. Exercise Price.

a.	The Exercise Price of each Stock Option will not be less than 100% of the Fair

Market Value of a share of Common Stock as of the Grant Date (110% of the Fair Market Value of a share of Common Stock as of the Grant Date for an ISO optionee who owns more than ten percent of the voting power of all classes of stock of either the Company or any “parent” or “subsidiary” of the Company as defined in Code Section 424).

b.	Notwithstanding any other provision of the Plan to the contrary (other than the provisions of Section 11.1 relating to adjustments due to certain corporate transactions), (i) the Exercise Price of a Stock Option may not be changed subsequent to the date of grant of the Stock Option, and (ii) a Stock Option may not be repriced subsequent to its date of grant by replacing, regranting or canceling the Stock Option, without the prior approval of the shareholders of the Company.

3. Exercisability. Each Stock Option will become exercisable according to the schedule set forth in the applicable Stock Option Agreement. Unless the Committee decides otherwise, if an Optionee terminates employment for any reason excluding death, Disability or Retirement, then all Stock Options that were not exercisable immediately before the termination of employment (i.e., unvested Stock Options) shall be forfeited as of the date of such termination of employment. Unless the Committee decides otherwise, if an Optionee terminates employment by reason of his or her death, Disability or Retirement, then the Stock Options shall vest and become exercisable with respect to that number of shares originally scheduled to vest within twelve months following such termination, and any Stock Options that were not exercisable immediately before the termination of employment and do not become vested and exercisable by reason of this Section 6.3 (i.e., unvested stock options) shall be forfeited as of the date of such termination of employment.

4. Dividends. Other than in accordance with Section 11.1, Stock Options shall not be eligible for dividends or otherwise be credited with dividend equivalents.

5. Expiration Date.

a.	Original Expiration Date. Subject to Section 6.5.b below, the term of a Stock Option granted under the Plan begins on the date of grant and ends no later than ten years after the date of grant (or five years from the date of grant for an ISO optionee who owns more than ten percent of the voting power of all classes of stock of either the Company or any “parent” or “subsidiary” of the Company as defined in Code Section 424).

b.	Accelerated Expiration Date. Unless the Committee specifies otherwise in the Stock Option Agreement, a Stock Option granted under the Plan will expire upon the earliest to occur of the following:

i.	The original expiration date of the Stock Option;

ii.	Death. The one-year anniversary of the Optionee’s death;

iii.	Disability. The one-year anniversary of the Optionee’s termination of employment with the Company and all Related Companies due to Disability;

iv.	Retirement. The one-year anniversary of the Optionee’s termination of employment with the Company and all Related Companies due to Retirement (provided, that if all or part of an ISO is not exercised within three months after the Optionee’s Retirement, the unexercised portion thereof will automatically become an NQSO for the remainder of the one-year period); or

v.	Termination of Employment. The date of the Optionee’s termination of employment with the Company and all Related Companies for any reason other than death, Disability or Retirement; provided, that if the Optionee is terminated by the Company without Cause, then the date sixty (60) days following the date of the Optionee’s termination of employment.

6. The Committee will always have the authority and discretion to extend the expiration date of any Stock Option as long as the extended expiration date is not later than the original expiration date, subject to Section 11.13 of the Plan. If the Committee extends the expiration date of an ISO beyond any legal period for ISO tax treatment, then the ISO will automatically convert to an NQSO for the remainder of the extended exercise period.

7. Terms of Stock Option Exercise. Unless the Committee specifies otherwise in the Stock Option Agreement, an Optionee may exercise a Stock Option for less than the full number of shares of Common Stock subject to the Stock Option. However, such exercise may not be made for less than 100 shares or the total remaining shares subject to the Stock Option. The Committee may in its discretion specify other Stock Option terms, including restrictions on frequency of exercise and periods during which Stock Options may not be exercised.

8. Payment of Exercise Price. The Optionee must pay the full Exercise Price for shares of Common Stock purchased upon the exercise of any Stock Option at the time of such exercise by one of the following forms of payment:

a.	cash;

b.	by tendering unrestricted shares of Common Stock, which have a Fair Market

Value equal to the Exercise Price. The Optionee must have held the tendered shares of Common Stock as fully vested shares for such period of time, if any, as necessary to avoid the recognition of an expense under generally accepted accounting principles. The Optionee may tender shares of Common Stock either by attestation or by the delivery of a certificate or certificates for shares duly endorsed for transfer to the Company, and if required, with medallion level signature guarantee by a member firm of a national stock exchange, by a national or state bank, or by the Company’s credit union (or guaranteed or notarized in such other manner as the Committee may require);

c.	broker-assisted cashless exercise;

d.	net exercise, whereby the Company shall retain from the Option that number of underlying shares having a Fair Market Value on the date of exercise; or

e.	any combination of the above forms or any other form of payment permitted by the Committee.

9. Rights as a Shareholder. An Optionee will first have rights as a shareholder of the Company with respect to shares of Common Stock covered by a Stock Option only when the Optionee has paid the Exercise Price in full and the shares have been issued to the Optionee.

SECTION 7

STOCK APPRECIATION RIGHTS

1. Stock Appreciation Rights Agreement. When the Committee grants a Stock Appreciation Right (“SAR”) under the Plan, it will prepare (or cause to be prepared) a SAR Agreement that specifies the following terms:

a.	the name of the Recipient;

b.	the total number of shares of Common Stock to which the SAR pertains;

c.	the Base Price of the SAR;

d.	the date as of which the Committee granted the SAR;

e.	the requirements that must be met for the SAR to first become exercisable; and

f.	the expiration date of the SAR.

2. Base Price.

a.	The Base Price of each SAR will not be less than 100% of the Fair Market Value of a share of Common Stock as of the Grant Date.

b.	Notwithstanding any other provision of the Plan to the contrary (other than the provisions of Section 11.1 relating to adjustments due to certain corporate transactions), (i) the Base Price of a SAR may not be changed subsequent to the date of grant of the SAR, and (ii) a SAR may not be repriced subsequent to its date of grant by replacing, regranting or canceling the SAR.

3. Exercisability. Each SAR will become exercisable according to the schedule set forth in the applicable SAR Agreement. Unless the Committee decides otherwise, if a Recipient terminates employment for any reason excluding death, Disability or Retirement, then all SARs that were not exercisable immediately before the termination of employment (i.e., unvested SARs) shall be forfeited as of the date of such termination of employment. Unless the Committee decides otherwise, if a Recipient terminates employment by reason of his or her death, Disability or Retirement, then the Recipient’s SARs shall vest and become exercisable with respect to that number of shares originally scheduled to vest within twelve months following such termination, and any SARs that were not exercisable immediately before the termination of employment and do not become vested and exercisable by reason of this Section 7.3 (i.e., unvested SARs) shall be forfeited as of the date of such termination of employment.

4. Dividends. Other than in accordance with Section 11.1, SARs shall not be eligible for dividends or otherwise be credited with dividend equivalents.

5. Expiration Date.

a.	Original Expiration Date. Subject to Section 7.5.b below, the term of a SAR granted under the Plan begins on the date of grant and ends no later than ten years after the date of grant.

b.	Accelerated Expiration Date. Unless the Committee specifies otherwise in the SAR Agreement, a SAR granted under the Plan will expire upon the earliest to occur of the following:

i.	The original expiration date of the SAR;

ii.	Death. The one-year anniversary of the Recipient’s death; or

iii.	Disability. The one-year anniversary of the Recipient’s termination of employment with the Company and all Related Companies due to Disability; or

iv.	Retirement. The one-year anniversary of the Recipient’s termination of employment with the Company and all Related Companies due to Retirement; or

v.	Termination of Employment. The date of the Recipient’s termination of employment with the Company and all Related Companies for any reason other than death or Disability; provided, that if the Recipient is terminated without Cause, then the date sixty (60) days following the date of the Recipient’s termination of employment.

6. The Committee will always have the authority and discretion to extend the expiration date of any SAR as long as the extended expiration date is not later than the original expiration date, subject to Section 11.13 of the Plan.

7. Terms of SAR Exercise. Unless the Committee specifies otherwise in the SAR Agreement, an Optionee may exercise a SAR for less than the full number of shares of Common Stock subject to the SAR. However, such exercise may not be made for less than 100 shares or the total remaining shares subject to the SAR. The Committee may in its discretion specify other SAR terms, including restrictions on frequency of exercise and periods during which SARs may not be exercised.

8. Right to Payment. Upon the exercise of a SAR, the Recipient has the right to receive the excess, if any, of:

a.	the Fair Market Value of one share of Common Stock on the date of exercise, less the Base Price of the SAR; multiplied by

b.	the number of shares of Common Stock covered by the SAR.

9. Rights as a Shareholder. A Recipient will first have rights as a shareholder of the Company with respect to shares of Common Stock covered by a SAR only when the Recipient has exercised the SAR and the shares have been issued to the Recipient.

SECTION 8

RESTRICTED STOCK AND RESTRICTED STOCK UNITS

1. Restricted Stock or Restricted Stock Unit Agreement. When the Committee awards Restricted Stock or Restricted Stock Units under the Plan, it will prepare (or cause to be prepared) a Restricted Stock or Restricted Stock Unit Agreement, as applicable, that specifies the following terms:

a.	the name of the Recipient;

b.	the total number of shares of Common Stock to which the Award of Restricted Stock or Restricted Stock Unit pertains;

c.	the manner in which the Restricted Stock or Restricted Stock Units will become vested and nonforfeitable and a description of any restrictions applicable to the Restricted Stock or Restricted Stock Units; and

d.	the date as of which the Committee awarded the Restricted Stock or Restricted Stock Unit.

2. Vesting. Restricted Stock or Restricted Stock Units will become vested and nonforfeitable in accordance with the vesting schedule and/or vesting requirements set forth in the applicable Restricted Stock or Restricted Stock Unit Agreement. The Committee may determine, in accordance with Section 5 of the Plan, whether such vesting schedule and/or vesting requirements will conform with the requirements applicable to performance-based compensation under Code Section 162(m).

3. Dividends. Other than in accordance with Section 11.1, Awards of Restricted Stock or Restricted Stock Units shall not be eligible for dividends or otherwise be credited with dividend equivalents.

4. Termination of Employment. Unless the Committee decides otherwise, if a Recipient terminates employment for any reason (including death, Disability or Retirement), then all shares of Restricted Stock or Restricted Stock Units which remain subject to restriction immediately before the termination of employment will be forfeited as of the date of such termination of employment.

5. Delivery of Restricted Stock. The Company will issue the shares of Restricted Stock within a reasonable period of time after execution of the Restricted Stock Agreement or in accordance with the vesting requirements of the Restricted Stock Units, as applicable. As long as any restrictions apply to the Restricted Stock, the shares of Restricted Stock shall be held in book entry form in a restricted account.

6. Rights of a Shareholder. Except as otherwise provided in the Restricted Stock or Restricted Stock Unit Award Agreement, the Participant shall have all of the rights of a shareholder (except dividend rights) with respect to the Restricted Stock, and the Participant shall have none of the rights of a shareholder with respect to Restricted Stock Units.

SECTION 9

PERFORMANCE CASH AWARDS

1. Performance Cash Awards. The Committee is authorized to grant Performance Cash Awards to Eligible Employees on such terms and conditions as may be selected by the Committee.

2. Performance Cash Agreements. When the Committee awards Performance Cash Awards under the Plan, the Committee will prepare (or cause to be prepared) a Performance Cash Agreement that specifies the following terms:

a.	the name of the Recipient;

b.	the dollar value and/or target opportunity of the Performance Cash Award;

c.	the manner in which the Performance Cash Award will become vested and nonforfeitable; and

d.	the date as of which the Committee awarded the Performance Cash Award.

3. Vesting. Performance Cash Awards will become vested and nonforfeitable in accordance with the vesting schedule and/or vesting requirements set forth in the applicable Performance Cash Award Agreement. The Committee may determine, in accordance with Section 5 of the Plan, whether such vesting schedule and/or vesting requirements will conform with the requirements applicable to performance-based compensation under Code Section 162(m).

4. Termination of Employment. Unless otherwise specified by the Committee or set forth in a sub-plan, if a Recipient terminates employment for any reason (including death, Disability or Retirement), then all Performance Cash Awards that are unvested immediately before the termination of employment will be forfeited as of the date of the Recipient’s termination of employment.

5. Performance-Based Cash Awards. The grant of a Performance-Based Cash Award to a Participant will entitle the Participant to receive at a specified later time a specified dollar value in cash variable under conditions specified in the Award, if the performance goals in the Award are achieved and the other terms and conditions thereof are satisfied. The Committee shall set performance goals and other terms or conditions to payment of the Performance-Based Cash Awards in its discretion which, depending on the extent to which they are met, will determine the value of the Performance Awards that will be paid to the Participant. The Committee may determine, in accordance with Section 5 of the Plan, whether such performance goals will conform with the requirements applicable to performance-based compensation under Code Section 162(m).

6. Waiver of Restrictions. The Committee may elect, in its sole discretion but subject to Section 5 as to awards intended to comply with the “performance-based” compensation requirements of Code Section 162(m), to waive any or all restrictions with respect to a Performance Cash Award.

SECTION 10

PROVISIONS APPLICABLE TO ALL AWARDS

1. Limits on Transfer. No right or interest of a Participant in any unexercised, unvested or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Related Company, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Related Company. No unexercised, unvested or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution; provided, however, that the Committee may (but need not) permit other transfers (other than transfers for value) where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an ISO to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Awards.

2. Effect of a Change in Control. The provisions of this Section 10.2 shall apply in the case of a Change in Control, unless otherwise provided in the Agreement.

a.

Awards not Assumed or Substituted by Surviving Entity. Upon the occurrence of a Change in Control, and except with respect to any Awards assumed by the Surviving Entity or otherwise equitably converted or substituted in connection with the Change in Control in a manner approved by the Committee or the Board: (i) outstanding Options and SARs shall become fully exercisable, (ii) time-based vesting restrictions on outstanding Awards shall lapse, and (iii) the target payout opportunities attainable under outstanding performance-based Awards shall be deemed to have been fully earned as of the effective date of the Change in Control based upon (A) an assumed achievement of all relevant performance goals at the “target” level if the Change in Control occurs during the first half of the applicable performance period, or (B) the actual level of achievement of all relevant performance goals against target, if the Change in Control occurs during the second half of the applicable performance period, and, in either such case, subject to Section 11.13, there shall be prorata payout to Participants within thirty (30) days following the Change in Control (or, if later, the first date that such payment may be made without causing a violation of Code Section 409A) based upon the length of time within the performance period that has elapsed prior to the Change in Control. Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Agreement. To the extent that this provision causes ISOs to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be NQSOs.

b.	Awards Assumed or Substituted by Surviving Entity. With respect to Awards assumed by the Surviving Entity or otherwise equitably converted or substituted in connection with a Change in Control: if within two years after the effective date of the Change in Control, a Participant’s employment is terminated without Cause or the Participant resigns for Good Reason, then (i) all of that Participant’s outstanding Options and SARs shall become fully exercisable, (ii) all time-based vesting restrictions on his or her outstanding Awards shall lapse, and (iii) all of that Participant’s outstanding performance-based Awards shall be deemed to have been fully earned as of the date of termination based upon (A) an assumed achievement of all relevant performance goals at the “target” level if the date of termination occurs during the first half of the applicable performance period, or (B) the actual level of achievement of all relevant performance goals against target, if the date of termination occurs during the second half of the applicable performance period, and, in either such case, there shall be prorata payout to such Participant within thirty (30) days following the date of termination of employment (or, if later, the first date that such payment may be made without causing a violation of Code Section 409A) based upon the length of time within the performance period that has elapsed prior to the date of termination of employment. To the extent that this provision causes ISOs to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be NQSOs.

3. Acceleration For Any Reason. Regardless of whether an event has occurred as described in Section 10.2 above, and subject to Section 5 as to awards intended to comply with the “performance-based” compensation requirements of Code Section 162(m), the Committee may in its sole discretion at any time determine that all or a portion of a Participant’s Options and SARs shall become fully or partially exercisable, that all or a part of the time-based vesting restrictions on all or a portion of the outstanding Awards shall lapse, and/or that any performance-based criteria with respect to any Awards shall be deemed to be wholly or partially satisfied, in each case, as of such date as the Committee may, in its sole discretion, declare. The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 10.3. Notwithstanding anything in the Plan, including this Section 10.3, the Committee may not accelerate the payment of any Award if such acceleration would violate Code Section 409A(a)(3).

4. Effect of Acceleration. If an Award is accelerated under Section 10.2 or 10.3, the Committee may, in its sole discretion, provide (i) that the Award will expire after a designated period of time after such acceleration to the extent not then exercised, (ii) that the Award will be settled in cash rather than shares of Common Stock, (iii) that the Award will be assumed by another party to a transaction giving rise to the acceleration or otherwise be equitably converted or substituted in connection with such transaction, (iv) that the Award may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Common Stock, as of a specified date associated with the transaction, over the Exercise Price or Base Price of the Award, or (v) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated. To the extent that such acceleration causes ISOs to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be NQSOs.

SECTION 11

PLAN OPERATION

1. Changes in Capital Structure.

a.	Mandatory Adjustments. In the event of a nonreciprocal transaction between the Company and its shareholders that causes the per share value of the shares of Common Stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the authorization limits under Section 4 shall be adjusted proportionately, and the Committee shall make such adjustments to the Plan and Awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. Action by the Committee may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the

Exercise Price or Base Price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable. Without limiting the foregoing, in the event of a subdivision of the outstanding Common Stock (stock-split), a declaration of a dividend payable in shares of Common Stock, or a combination or consolidation of the outstanding Common Stock into a lesser number of shares of Common Stock, the authorization limits under Section 4 shall automatically be adjusted proportionately, and the shares of Common Stock then subject to each Award shall automatically, without the necessity for any additional action by the Committee, be adjusted proportionately without any change in the aggregate purchase price therefor.

b.

Discretionary Adjustments. Upon the occurrence or in anticipation of any corporate event or transaction involving the Company (including, without limitation, any merger, reorganization, recapitalization, combination or exchange of shares, or any transaction described in Section 11.1.a), the Committee may, in its sole discretion, provide (i) that Awards will be settled in cash rather than Common Stock, (ii) that Awards will become immediately vested and exercisable and will expire after a designated period of time to the extent not then exercised, (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Common Stock, as of a specified date associated with the transaction, over the Exercise Price or

Base Price of the Award, (v) that performance targets and performance periods for Performance Cash Awards will be modified, consistent with Code Section 162(m) where applicable, or (vi) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

c.	General. Any discretionary adjustments made pursuant to this Section 11.1 shall be subject to the provisions of Section 11.7. To the extent that any adjustments made pursuant to this Section 11.1 cause Incentive Stock Options to cease to qualify as ISOs, such Options shall be deemed to be NQSOs.

2. Compliance with Other Laws and Regulations. Distribution of shares of Common Stock under the Plan will be subject to the following:

a.	Notwithstanding any other provision of the Plan, the Company will not be required to issue any shares of Common Stock under the Plan unless such issuance complies with all applicable laws (including, without limitation, the requirements of the 1933 Act and Section 16 of the 1934 Act) and the applicable requirements of any securities exchange or similar entity.

b.	When the Plan provides for issuance of Common Stock, the Company may issue shares of Common Stock on a book entry or noncertificated basis as long as it is not prohibited by applicable law or the applicable rules of an Exchange.

3. Tax Withholding. The Participant must pay to the Company an amount necessary to cover minimum required income tax and other withholdings before the Company will issue Common Stock or pay cash awards under the Plan. The Participant may satisfy the withholding requirements by any one or combination of the following methods:

a.	cash;

b.	withholding shares of Common Stock which are otherwise issuable as part of the Award; or

c.	withholding cash which is otherwise payable as part of the Award.

4. Limitation of Implied Rights. The Plan is not a contract of employment. An Eligible Employee selected as a Participant will not have the right to be retained as an employee of the Company or any Related Company and will not have any right or claim under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.

5. Conditions of Participation in the Plan. When the Committee makes an Award, it will require a Participant to enter into an Agreement in a form specified by the Committee, agreeing to the terms and conditions of the Award and to such additional terms and conditions, not inconsistent with the terms and conditions of the Plan, as the Committee may, in its sole discretion, prescribe. If there is a conflict between any provision of an Agreement and the Plan, the Plan will control.

6. Evidence. Anyone required to give evidence under the Plan may give such evidence by certificate, affidavit, document or other information which the person acting on the evidence considers pertinent, reliable and signed, made or presented by the proper party or parties.

7. Amendment and Termination of the Plan and Agreements.

a.

The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without shareholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board or the Committee, either (i) materially increase the number of shares of Common Stock available under the Plan, (ii) expand the types of awards under the Plan, (iii) materially expand the class of participants eligible to participate in the Plan, (iv) materially extend the term of the Plan, or (v) otherwise constitute a material change requiring shareholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of an Exchange, then such amendment shall be subject to shareholder approval; and provided, further, that the Board or Committee may condition any other amendment or modification on the approval of shareholders of the Company for any reason, including by reason of such approval being necessary or deemed advisable (i) to comply with the listing or other requirements of an Exchange, or (ii) to satisfy any other tax, securities or other applicable laws, policies or regulations.

b.	At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however:

i.	Subject to the terms of the applicable Agreement, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination (with the per-share value of an Option or SAR for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment or termination over the exercise or base price of such Award);

ii.	The original term of an Option or SAR may not be extended without the prior approval of the shareholders of the Company;

iii.	Except as otherwise provided in Section 11.1, the Exercise Price of an Option or Base Price of a SAR may not be changed subsequent to its date of grant; repriced subsequent to its date of grant by replacing, regranting or canceling; or reduced, directly or indirectly, without the prior approval of the shareholders of the Company; and

iv.	No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant affected thereby. An outstanding Award shall not be deemed to be “adversely affected” by a Plan amendment if such amendment would not reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment (with the per-share value of an Option SAR for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment over the exercise or base price of such Award).

c.	The Board or the Committee may amend or terminate the Plan at any time. No such amendment or termination will adversely affect, in any way, the rights of individuals who have outstanding Awards unless such individuals consent to such amendment or termination. The Committee may amend any Agreement which it previously has authorized under the Plan if the amended Agreement is signed by the Company and the applicable Participant.

8. Action by Company or Related Company. The board of directors of the Company or any Related Company will take any action required or permitted to be taken by resolution.

9. Gender and Number; Headings. Words in any gender will include any other gender, words in the singular will include the plural and the plural will include the singular. The headings in this Plan are for convenience of reference. Headings are not a part of the Plan and will not be considered in the construction of the Plan.

10. Legal References. Any reference in this Plan to a provision of law which is later revised, modified, finalized or redesignated, will automatically be considered a reference to such revised, modified, finalized or redesignated provision of law.

11. Notices. In order for a Participant or other individual to give notice or other communication to the Committee, the notice or other communication will be in the form specified by the Committee and delivered to the location designated by the Committee in its sole discretion.

12. Governing Law. The Plan is governed by and will be construed in accordance with the laws of the State of Georgia.

13. Special Provisions Related to Code Section 409A.

a.	Notwithstanding anything in the Plan or in any Agreement to the contrary, to the extent that any amount or benefit that would constitute “deferred compensation” for purposes of Code Section 409A would otherwise be payable or distributable under the Plan or any Agreement by reason of the occurrence of a Change in Control or the Participant’s disability or separation from service, such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless (i) the circumstances giving rise to such Change in Control, disability or separation from service meet the description or definition of “change in control event,” “disability,” or “separation from service,” as the case may be, in Code Section 409A and applicable proposed or final regulations, or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Code Section 409A by reason of the short-term deferral exemption or otherwise. This provision does not prohibit the vesting of any Award or the vesting of any right to eventual payment or distribution of any amount or benefit under the Plan or any Agreement.

b.	Notwithstanding anything in the Plan or in any Agreement to the contrary, to the extent necessary to avoid the application of Code Section 409A, (i) the Committee may not amend an outstanding Stock Option, SAR, or similar Award to extend the time to exercise such Award beyond the later of the 15th day of the third month following the date at which, or December 31 of the calendar year in which, the Award would otherwise have expired if the Award had not been extended, based on the terms of the Award at the original grant date (the “Safe Harbor Extension Period”), and (ii) any purported extension of the exercise period of an outstanding Award beyond the Safe Harbor Extension Period shall be deemed to be an amendment to the last day of the Safe Harbor Extension Period and no later.

AGL Resources Inc.
2007 Annual Meeting of Shareholders
Ten Peachtree Place
Atlanta, Georgia 30309
I-85
I-75
17 St NW
14 St NW
10 St NW
5 St
Peachtree St.
W. Peachtree St.
Williams St.
Spring St.
Piedmont Ave.
I-75/I-85
TEN PEACHTREE PLACE
Atlanta
I-20
I-20

From Downtown Atlanta – Traveling north on I-75/I-85 take exit 250,10th-14th Street/ Georgia Tech. At the first traffic light, turn right onto 10th Street and almost immediately turn right onto Spring Street (one way), staying in the far left lane. Turn left onto Peachtree Place (at Publix) and parking will be on your right.

From North Atlanta – Traveling south on I-75 or I-85 take the 10th/14th Street /17th Street exit. Stay on ramp for the 10th/14th exits, past the 17th Street exit. At the first traffic light, turn left onto 14th Street, driving over the Interstate. At the next light, turn right onto Spring Street (one way). Proceed south on Spring Street. Immediately past 10th Street, turn left onto Peachtree Place (at Publix), proceed across W. Peachtree Street and parking will be on your right.

Public transportation is conveniently available via the Midtown MARTA station, located immediately adjacent to Ten Peachtree Place.

AGL Resources

AGL Resources Inc.
2007 Annual Meeting of Shareholders
May 2, 2007, 10:00 a.m.
Ten Peachtree Place
Atlanta, Georgia 30309

2007 Annual Meeting Admission Ticket

Electronic Voting Instructions

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

You can vote by Internet or telephone.

Available 24 hours a day, 7 days a week.

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 2, 2007.

Vote by Internet

•        Log on to the Internet and go to www.investorvote.com

•        Follow the steps outlined on the secured website.

Vote by telephone

•        Call toll free 1-800-652-VOTE (8683) within the United States, Canada and Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

•        Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas

Annual Meeting Proxy Card	123456	C0123456789	12345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A - Proposals – The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:
	For	Withhold		For	Withhold

01 – Thomas D. Bell, Jr.	☐	☐	04 – Dean R. O’Hare	☐	☐

02 – Michael J. Durham	☐	☐	05 – D. Raymond Riddle	☐	☐

03 – Charles H. McTier	☐	☐	06 – Felker W. Ward, Jr.	☐	☐

	For	Against	Abstain

2. Approval of the 2007 Omnibus Performance Incentive Plan.	☐	☐	☐

3. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2007.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any and all adjournments thereof. If any other business is presented at the Annual Meeting, this proxy card will be voted by the proxies in their best judgment. At the present time, the board of directors knows of no other business to be presented at the Annual Meeting.

B - Non-Voting Items

Change of address – Please print new address below.

Meeting Attendance

Mark box at right if you plan to attend the Annual Meeting. ☐

C - Authorized Signatures – This section must be completed for your vote to be counted. – Date and sign below.

Please mark, date, and sign exactly as your name appears on this proxy card. When shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee, guardian, or custodian, please give your full title. If the holder is a corporation or a partnership, the full corporate or partnership name should be signed by a duly authorized officer or partner.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box	Signature 2 – Please keep signature within the box

2007 Annual Meeting Admission Ticket

AGL Resources Inc.

2007 Annual Meeting of Shareholders

Wednesday, May 2, 2007, at 10:00 a.m., Eastern time

Ten Peachtree Place

Atlanta, Georgia 30309

Upon arrival, please present this admission ticket and photo identification at the registration desk.

AGL RESOURCES INC.

c/o Computershare

P.O. Box 43102

Edison, NJ 02940

Dear Shareholder:

Your vote is important, and you are strongly encouraged to exercise your right to vote your shares.

1. Vote by Mail - complete, sign, date and return the proxy card in the enclosed postage-paid envelope;

2. Vote by Telephone - use the toll-free number and follow the instructions on the reverse side of this card; or

3. Vote by Internet - use the website and follow the instructions on the reverse side of this card.

On behalf of the board of directors, we urge you to vote in one of these three ways as soon as possible, even if you currently plan to attend the Annual Meeting.

Please note that we will require shareholders to present the enclosed ticket for admission to the Annual Meeting.

Thank you in advance for your prompt response.

Sincerely,

AGL Resources Inc.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Revocable Proxy – AGL Resources Inc.	Common Stock

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE 2007 ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints John W. Somerhalder II, Paul R. Shlanta and Andrew W. Evans, and each of them, proxies, with full power of substitution, to act for and in the name of the undersigned to vote all shares of Common Stock of AGL Resources Inc. (the “Company”) that the undersigned is entitled to vote at the 2007 Annual Meeting of Shareholders of the Company, to be held at the Ten Peachtree Place, Atlanta, Georgia 30309, on Wednesday, May 2, 2007, at 10:00 a.m., Eastern time, and at any and all adjournments thereof, as set forth on the reverse side of this card.

Receipt of the Notice of the Annual Meeting, the accompanying Proxy Statement and the 2006 Annual Report to Shareholders hereby is acknowledged.

When properly executed, this proxy card will be voted as directed. If no voting instructions are specified, this proxy card will be voted “FOR” each of the proposals.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

2007 Annual Meeting Admission Ticket

Electronic Voting Instructions

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

You can vote by Internet or telephone.

Available 24 hours a day, 7 days a week.

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on April 30, 2007.

Vote by Internet

•        Log on to the Internet and go to www.investorvote.com

•        Follow the steps outlined on the secured website.

Vote by telephone

•        Call toll free 1-800-652-VOTE (8683) within the United States, Canada and Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

•        Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas

Annual Meeting Proxy Card	123456	C0123456789	12345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A - Proposals – The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:
	For	Withhold		For	Withhold

01 – Thomas D. Bell, Jr.	☐	☐	04 – Dean R. O’Hare	☐	☐

02 – Michael J. Durham	☐	☐	05 – D. Raymond Riddle	☐	☐

03 – Charles H. McTier	☐	☐	06 – Felker W. Ward, Jr.	☐	☐

	For	Against	Abstain
2. Approval of the 2007 Omnibus Performance Incentive Plan.	☐	☐	☐

3. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2007.	☐	☐	☐

In its discretion, the Trustee is authorized to vote upon such other business as may properly come before the Annual Meeting and any and all adjournments thereof. If any other business is presented at the Annual Meeting, this proxy card will be voted by the Trustee according to the instructions of the Administrative Committee of the RSP Plan. At the present time, the board of directors knows of no other business to be presented at the Annual Meeting.

B - Non-Voting Items

Change of address – Please print new address below.

Meeting Attendance

Mark box at right if you plan to attend the Annual Meeting. ☐

C - Authorized Signatures –This section must be completed for your vote to be counted. – Date and sign below.

Please mark, date, and sign exactly as your name appears on this proxy card. When shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee, guardian, or custodian, please give your full title. If the holder is a corporation or a partnership, the full corporate or partnership name should be signed by a duly authorized officer or partner.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box	Signature 2 – Please keep signature within the box

2007 Annual Meeting Admission Ticket

AGL Resources Inc.

2007 Annual Meeting of Shareholders

Wednesday, May 2, 2007, at 10:00 a.m., Eastern time

Ten Peachtree Place

Atlanta, Georgia 30309

Upon arrival, please present this admission ticket and photo identification at the registration desk.

AGL RESOURCES INC.

c/o Computershare

P.O. Box 43102

Edison, NJ 02940

Dear Shareholder:

Your vote is important, and you are strongly encouraged to exercise your right to vote your shares.

1. Vote by Mail - complete, sign, date and return the proxy card in the enclosed postage-paid envelope;

2. Vote by Telephone - use the toll-free number and follow the instructions on the reverse side of this card; or

3. Vote by Internet - use the website and follow the instructions on the reverse side of this card.

On behalf of the board of directors, we urge you to vote in one of these three ways as soon as possible, even if you currently plan to attend the Annual Meeting.

Please note that we will require shareholders to present the enclosed ticket for admission to the Annual Meeting.

Thank you in advance for your prompt response.

Sincerely,

AGL Resources Inc.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Revocable Proxy – AGL Resources Inc.	Retirement Savings Plus Plan

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE 2007 ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints Merrill Lynch Bank & Trust Co., FSB, which acts as Trustee for the AGL Resources Inc. Retirement Savings Plus Plan (the “RSP Plan”), as proxy, to act for and in the name of the undersigned, to vote all shares of Common Stock of AGL Resources Inc. (the “Company”) that have been allocated to the account of the undersigned under the RSP Plan, at the 2007 Annual Meeting of Shareholders of the Company, to be held at the Ten Peachtree Place, Atlanta, Georgia 30309, on Wednesday, May 2, 2007, at 10:00 a.m., Eastern time, and at any and all adjournments thereof, as set forth on the reverse side.

Under the terms of the RSP Plan, only the Trustee of the plan can vote the shares allocated to the accounts of the participants, even if such participants or their beneficiaries attend the Annual Meeting in person.

Receipt of the Notice of the Annual Meeting, the accompanying Proxy Statement and the 2006 Annual Report to Shareholders hereby is acknowledged.

When properly executed, this proxy card will be voted as directed. If no proxy card is received without instructions for voting, the Trustee will vote the RSP Plan shares according to the instructions of the Administrative Committee of the RSP Plan “FOR” each of the proposals.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.